As filed with the Securities and Exchange Commission on November 5, 1996

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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                            --------------------

                                   FORM S-3+
                            REGISTRATION  STATEMENT

                                     Under

                           THE SECURITIES ACT OF 1933

                             ------------------
                          MERIT Securities Corporation
             (Exact name of registrant as specified in its charter)

                                    Virginia

                            (State of Incorporation)

                             -----------------
                                   54-1736551
                           (I.R.S. Employer I.D. No.)

                                 4880 Cox Road
                           Glen Allen, Virginia 23060

                                 (804) 967-5800

  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                           --------------------------

    Thomas H. Potts, President                   With a Copy to:
   MERIT Securities Corporation                 Kevin J. Buckley
           4880 Cox Road                        Hunton & Williams
    Glen Allen, Virginia 23060            Riverfront Plaza, East Tower
          (804) 967-5800                      951 East Byrd Street
                                          Richmond, Virginia 23219-4074

                (Name, address, including zip code and telephone
               number, including area code, of agent for service)

                           --------------------------

               Approximate date of commencement of proposed sale
              to the public: From time to time after the effective
                      date of this Registration Statement.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. |X|

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| _________

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| _________

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                        CALCULATION OF REGISTRATION FEE

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                                                                    Proposed              Proposed
     Title of Each Class                       Amount                Maximum               Maximum
     of Securities to be                       to be             Offering Price           Aggregate             Amount of
          Registered                        Registered*             Per Unit*          Offering Price*      Registration Fee
--------------------------------------------------------------------------------------------------------------------------------

Collateralized Mortgage Bonds              $2,000,000,000             100%             $2,000,000,000           $606,061
================================================================================================================================
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    * Estimated solely for calculating the registration fee.

    The within Prospectus and related Prospectus Supplements cover the $2,000,000,000 in principal amount of Collateralized Mortgage Bonds being registered hereunder, plus the $2,000,000,000 in principal amount of Collateralized Mortgage Bonds registered by the Registrant under Registration Statement No. 33-99316 on Form S-3, $161,482,410 of which is being carried forward. The registration fees in respect to the Collateralized Mortgage Bonds registered under Registration Statement No. 33-99316 were paid at the time of the filing of that Registration Statement.

                           --------------------------

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that the Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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+In addition, pursuant to Rule 429, this Registration Statement on Form S-3 constitutes Post-Effective Amendment No. 3 to Registration Statement No. 33-99316 on Form S-3 (filed by Registrant on November 14, 1995).

                          MERIT Securities Corporation

                         Collateralized Mortgage Bonds

                              (Issuable in Series)

     MERIT Securities Corporation (the "Issuer") may sell from time to time under this Prospectus and related Prospectus Supplements various series (each, a "Series") of its Collateralized Mortgage Bonds (the "Bonds"). Capitalized terms not otherwise defined herein have the meanings specified in the Glossary.

     Each Series of Bonds will be secured primarily by collateral (the "Mortgage Collateral") consisting of one-to four-family mortgage loans (the "Mortgage Loans"). If specified in the related Prospectus Supplement, the Mortgage Collateral securing a Series of Bonds may include Mortgage Loans secured by second liens on residential properties, properties acquired by foreclosure or deed-in-lieu of foreclosure ("REO Properties"), and Mortgage Loans that are past due or non-performing as of the Cut-off Date. A Series of Bonds also may be secured by certain debt service funds, Reserve Funds, Insurance Policies, servicing agreements, additional mortgage collateral, and other credit support as specified in the related Prospectus Supplement (together with the Mortgage Collateral, the "Collateral").

     The Mortgage Loans will have been originated by one or more affiliates of the Issuer, by various financial institutions, and by other entities engaged generally in the business of originating and/or servicing residential mortgage loans. The Mortgage Loans may include fixed rate or adjustable rate loans, as specified in the related Prospectus Supplement. See "Security for the Bonds -- The Mortgage Loans" herein. The Mortgage Loans may be underwritten in accordance with the underwriting standards for "non-conforming credits," which include mortgagors whose creditworthiness and repayment ability do not satisfy FNMA or FHLMC underwriting guidelines. Mortgage Loans underwritten pursuant to underwriting standard for "non-conforming credits" will be likely to experience rates of delinquency and foreclosure that are higher, and may be substantially higher, than mortgage loans originated in accordance with FNMA or FHLMC underwriting guidelines. As a result, losses on such Mortgage Loans may be higher than losses on mortgage loans originated in accordance with such guidelines. See "Risk Factors -- Underwriting Standards and Potential Delinquencies" herein. The Mortgage Loans securing a Series will be serviced by one or more Servicers that are subject to supervision by Resource Mortgage Capital, Inc. ("Resource"), as Master Servicer. The Master Servicer's and each Servicer's obligations will be limited to its contractual, supervisory and/or servicing obligations. Unless otherwise specified in the related Prospectus Supplement, each Servicer and the Master Servicer will be obligated under certain circumstances to make Advances. See "Servicing of Mortgage Loans" herein.

     The Prospectus Supplement or Supplements relating to a Series of Bonds will set forth, among other things, the following information if applicable to such
Series: (i) the Class or Classes of Bonds and authorized denominations of each Class of Bonds of such Series; (ii) the aggregate principal amount, interest rate (or method of determining the interest rate), payment dates and stated maturity dates for each Class of Bonds; (iii) the order of application of principal and interest payments to one or more Classes of Bonds of such Series, which may differ as to timing, sequential order, priority of payment or amount of payments of principal or interest or both; (iv) certain information as to the nature of the Mortgage Loans and any other assets securing such Series; (v) the redemption features pertaining to such Series; (vi) additional information with respect to the form of any credit enhancement securing one or more Classes of such Series; and (vii) additional information with respect to the plan of distribution of Bonds of each Class of such Series. See "Description of the Bonds" herein.

     Bonds of a Series will be characterized for federal income tax purposes as debt instruments. No election will be made to treat any Series of Bonds and the related Collateral as a real estate mortgage investment conduit (a "REMIC") for federal income tax purposes. See "Certain Federal Income Tax Consequences" herein.

     It is intended that the Bonds of a Series will be payable from the Collateral pledged to secure the Bonds of that Series or other Series sold from time to time under this Prospectus. The Issuer has no significant assets other than those pledged as security for the Bonds. There will be no recourse to the Issuer. Except as otherwise provided in a related Prospectus Supplement, neither the Mortgage Loans nor the Bonds will be guaranteed or insured by any governmental agency or any other party.

     Under certain circumstances, the Issuer may pledge additional mortgage loans or mortgage certificates ("Additional Mortgage Collateral") to the Trustee and issue additional Bonds ("Additional Bonds") of a Series. Any such pledge of Additional Mortgage Collateral and issuance of Additional Bonds may affect the timing and amount of payments on any outstanding Bonds of that Series and an investor's yield on any such outstanding Bonds. See "Security for the Bonds -- Pledge of Additional Collateral and Issuance of Additional Bonds" herein.

     See "Risk Factors" on page 7 for a discussion of certain risk factors that should be considered before purchasing Bonds of a Series.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales offered hereby unless accompanied by a related Prospectus Supplement.


                The date of this Prospectus is November 5, 1996

                             ADDITIONAL INFORMATION

     The Issuer has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement under the Securities Act of 1933, as amended, with respect to the Bonds. This Prospectus, which is a part of the Registration Statement, omits certain information contained in such Registration Statement pursuant to the rules and regulations of the Commission. The Registration Statement and the exhibits thereto can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at certain of its Regional Offices located as follows: Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and New York Regional Office, 7 World Trade Center, New York, New York 10048. Copies of such material can also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The statements contained in this Prospectus concerning the contents of any contract or other document referred to are not necessarily complete. Although such statements disclose all material provisions of such contract or other document, where such contract or other document is an exhibit to the Registration Statement, reference is made to such exhibit for a full statement of the provisions thereof.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     All documents filed by the Issuer pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this Prospectus and prior to the termination of the offering of the Bonds hereunder shall be deemed to be incorporated into and made a part of this Prospectus from the date of filing of such documents.

     The Issuer hereby undertakes to provide a copy of any and all information that has been incorporated by reference into the Registration Statement (not including exhibits to the information so incorporated by reference unless such exhibits are specifically incorporated by reference into the information that the Registration Statements incorporate) upon written or oral request of any person, without charge to such person, provided that such request is made to MERIT Securities Corporation, 4880 Cox Road, Glen Allen, Virginia 23060 (804) 967-5800.

                             REPORTS TO BONDHOLDERS

     The Issuer will cause to be provided to Bondholders the monthly remittance reports concerning the Trust Estate securing the Bonds and the annual reports concerning the Issuer. See "The Indenture -- Reports to Bondholders" herein.

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each Series of Bonds contained in the related
Prospectus Supplement and Indenture to be prepared and delivered in connection with the offering of Bonds of such Series.

     Capitalized terms used herein and not defined herein will have the respective meanings assigned to them in the "Glossary."

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Issuer........................  MERIT Securities Corporation, a wholly-owned, limited-purpose financing subsidiary of Resource
                                Mortgage Capital, Inc. ("Resource"). Resource has not guaranteed, and is not otherwise obligated with respect to, the Bonds of any Series. See "The Issuer" and "Resource Mortgage
                                Capital, Inc." herein.

Title of Bonds................  Collateralized Mortgage Bonds (the "Bonds"), issuable in Series, all as more fully described in the related Prospectus Supplement. The Bonds may be issued from time to time in Series pursuant to an indenture (the "Original Indenture") between the Issuer and Texas Commerce Bank National
                                Association, as trustee (the "Trustee") (or such other Trustee as may be specified in the related Prospectus Supplement), as supplemented by an indenture supplement for each Series (a
                                "Series Supplement") (the Original Indenture as so supplemented, the "Indenture").

Interest Payments.............  The Bonds of each Class of a Series will bear interest on their outstanding principal amounts at the rate specified (the "Class Interest Rate"), or determined as specified, in the related
                                Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, interest on each Class of Bonds will be paid periodically on the dates specified in the related
                                Prospectus Supplement (each, a "Payment Date"). Each such payment of interest will include all interest either accrued through the Accounting Date immediately preceding the Payment Date on which it is made or to another date indicated in the related Prospectus Supplement. See
                                "Description of the Bonds -- Payments of Principal and Interest" and "Certain Federal Income
                                Tax Consequences."

Principal Payments............  To the extent specified in the related Prospectus Supplement, payments on the Mortgage
                                Collateral securing a Series, together with withdrawals from various debt service and Reserve
                                Funds, if any, will be available to pay principal of and interest on the Bonds of a Series. The related Prospectus Supplement may specify that the payments received on the Collateral will be distributed (i) so as to prioritize certain Classes of Bonds of a Series, (ii)
                                disproportionately among the various Classes of Bonds or (iii) to secure one or more Series sold pursuant to this Prospectus. On each Payment Date for a Series, provided funds are available therefore, principal will be paid on the Bonds in an amount equal to the Principal
                                Distribution Amount or such other amount as may be specified in the related Prospectus
                                Supplement. Unless otherwise specified in the related Prospectus Supplement, the Principal
                                Distribution Amount on any Payment Date will equal the amount by which (i) the aggregate
                                Collateral Value of the Mortgage Collateral securing the Series as of the preceding Payment
                                Date (or, with respect to the first Payment Date, as of the Cut-off Date for such Series)
                                exceeds (ii) the aggregate Collateral Value of the Mortgage Collateral securing the Series as of the current Payment Date. See "Description of the Bonds -- Payments of Principal and
                                Interest."

Redemption at Option of
  Issuer......................  To the extent specified in the related Prospectus Supplement, any Class of Bonds may be subject to redemption at the option of the Issuer prior to its Stated Maturity Date. See "Description of the Bonds -- Redemption." Security for the Bonds Each Series of Bonds will be secured by
                                Collateral consisting primarily of one or more of the following, each of which will be more specifically described in the Prospectus Supplement for such Series:

  A. Mortgage
     Collateral...............  The Bonds of a Series may be secured by (i) conventional fixed or adjustable rate mortgage loans secured by mortgages or deeds of trust on properties consisting of single family (one- to


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                                four-family) attached or detached residential housing ("Mortgage Loans") and (ii) certain other assets evidencing interests in loans secured by such residential property. If specified in the related Prospectus Supplement, the Mortgage Collateral securing a Series of Bonds may include
                                Mortgage Loans secured by second liens on residential properties, REO Properties and Mortgage
                                Loans that are past due or non-performing as of the Cut-off Date.

                                Mortgage Loans and other similar assets are herein referred to collectively as "Mortgage
                                Collateral." The Mortgage Collateral securing the Bonds of a Series will have an aggregate
                                Collateral Value (as defined in the Glossary) initially equal to at least the original aggregate principal amount of such Bonds. Assuming no losses, scheduled payments of principal of and interest on the Mortgage Collateral with respect to a Series (together with payments from the Reserve Funds for such Series) net of applicable servicing, master servicing, administration and guarantee fees and insurance premiums, if any, all as specified in the related Prospectus Supplement, are intended to be sufficient to make the required payments of interest on the Bonds of such Series and to pay the principal of each Class of Bonds of such
                                Series not later than its Stated Maturity Date. See "Security for the Bonds."

  B. Collateral Proceeds
     Account..................  All distributions (net of servicing and master servicing fees and other credit enhancement and administrative costs described herein) on the Mortgage Loans will be remitted to the Collateral
                                Proceeds Account for the Bonds and will be available for application to the payment of principal of and interest on the Bonds on the related Payment Date to the extent specified in the Prospectus Supplement. See "Security for the Bonds -- Collateral Proceeds Account" and
                                " -- Master Servicer Custodial Account."

  C. Reserve Funds............  If specified in the Prospectus Supplement for a Series, the Issuer will deposit cash, securities, certificates of deposit, letters of credit or other instruments or documents acceptable to the Rating Agencies for such Series in one or more Reserve Funds that may be used by the Trustee for such Series to make any required payments of principal or interest on
                                Classes of Bonds of such Series to the extent funds are not otherwise available. The amount of any deposit to the Reserve Fund will be specified in the Prospectus Supplement for the Series.
                                The Issuer will have certain rights on any Payment Date to cause the Trustee to release funds to the Issuer from the Reserve Fund provided that such funds are not needed on such Payment
                                Date to make a required payment of principal or interest on Classes of Bonds of that Series.
                                See "Security for the Bonds -- Reserve Fund or Accounts."

  D. Credit
     Enhancement..............  If so specified in the related Prospectus Supplement for a Series, in addition to, or in lieu of, a Reserve Fund or Insurance Policies, the Trust Estate with respect to such Series may include one or any combination of a letter of credit, guarantees, pledge of additional collateral by an institution acceptable to the Rating Agencies or other form of credit enhancement to provide full or partial coverage for certain defaults and losses relating to the
                                Mortgage Collateral.

  E. Bond
     Insurance................  To the extent specified in the related Prospectus Supplement for a Series, a financial guaranty policy may be acquired with respect to one or more Classes of Bonds. Such policy may be acquired for the purposes of guaranteeing timely payment of interest and timely or ultimate payment of principal on certain Classes of Bonds.

  F. Surplus Amounts..........  To the extent specified in the related Prospectus Supplement, amounts in the Collateral
                                Proceeds Account in excess of the amount required to pay principal of and interest on the Bonds of a Series and certain expenses will be "Surplus." All or a portion of the Surplus may be (i)
                                distributed to the Issuer and released from the lien of the Indenture or (ii) applied to cover
                                Losses for such Series or other Series on each Payment Date.

Servicing.....................  The Mortgage Loans securing a Series will be serviced by one or more servicers specified in the related Prospectus Supplement (each, a "Servicer"). Each Servicer will be supervised by the
                                Master Servicer and must be approved by the Master Servicer. In addition, each Servicer


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                                generally must be approved or will utilize a sub-servicer that is approved by FNMA or FHLMC as a servicer of mortgage loans. Unless otherwise specified in the related Prospectus Supplement, each Servicer will be obligated under a Servicing Agreement (i) to perform customary servicing functions and (ii) to make limited advances of funds (each, an "Advance") to cover certain payments not made by a Borrower to the extent such Advance is deemed by the Master Servicer to be recoverable out of future payments on the Mortgage Loan by the Borrower, Insurance Proceeds,
                                Liquidation Proceeds or as otherwise provided in the related Prospectus Supplement. Any
                                Servicer may delegate duties under its Servicing Agreement to a qualified sub-servicer (each, a
                                "Sub-Servicer"), which may be either an affiliate of such Servicer or an unrelated third party.
                                The Issuer will assign to the Trustee its rights under each Servicing Agreement as security for the Bonds of the Series. See "Servicing of Mortgage Loans -- General."

Master Servicer...............  Resource will act as Master Servicer (in such capacity, the "Master Servicer") with respect to all of the Mortgage Loans pursuant to a Master Servicing Agreement between the Master Servicer and the Issuer. The Master Servicer will administer and supervise the performance of the
                                Servicers under the Servicing Agreements and will be obligated to perform the servicing obligations of a terminated servicer or appoint a successor servicer. In addition, the Master
                                Servicer will provide certain reports to the Trustee regarding the Mortgage Loans, provide certain administrative functions with respect to the Bonds and, unless otherwise specified in the related Prospectus Supplement, may make limited Advances. However, in no event will the
                                Master Servicer be obligated to make an Advance that is deemed by it to be a Non-Recoverable
                                Advance. The Issuer will assign to the Trustee its rights to enforce the obligations of the
                                Master Servicer under the Master Servicing Agreement as security for the Bonds of the Series.
                                See "Servicing of Mortgage Loans -- Master Servicing Agreement."

Special Servicer..............  If specified in the related Prospectus Supplement, the Master Servicer may appoint a special servicer (the "Special Servicer") to service, make certain decisions and take various actions with respect to delinquent or defaulted Mortgage Loans pledged as security for such Series. See
                                "Servicing of Mortgage Loans -- Special Servicing Agreement."

Certain Federal Income
  Tax Consequences............  Based on the facts as they exist on the Closing Date, the Bonds, when beneficially owned by someone other than the Participant or one of its qualified real estate investment trust
                                ("REIT") subsidiaries (as defined in section 856(i) of the Code), will constitute debt instruments for federal income tax purposes. See "Certain Federal Income Tax Consequences"
                                herein.

Yield Considerations..........  The Prospectus Supplement for a Series may specify certain yield considerations for Bondholders of Discount Bonds or Premium Bonds. A higher rate of principal payments on the Mortgage
                                Collateral than was anticipated when pricing the Bonds of a particular Class is likely to have an adverse effect on the yield of any Class of Bonds (a "Premium Class" or "Premium Bonds")
                                that has a purchase price greater than the price at which the yield to maturity of such Class is equal to its coupon, after giving effect to any payment delay (its "Parity Price"), and a lower rate of principal payments on the Mortgage Collateral than anticipated is likely to have an adverse effect on the yield of any Class of Bonds that has a purchase price less than its
                                Parity Price (a "Discount Class" or "Discount Bonds"). It is possible under certain circumstances that Bondholders of Premium Bonds not only will suffer a lower than anticipated yield but, in extreme cases, will fail to recoup fully their initial investment.

Use of Proceeds...............  The Issuer will use the net proceeds from the sale of each Series for one or more of the following purposes: (i) to purchase the related Mortgage Collateral, (ii) to repay indebtedness, if any, that has been incurred to obtain funds to acquire such Mortgage
                                Collateral, (iii) to establish any Reserve Funds described in the related Prospectus Supplement and (iv) to pay costs of structuring and issuing such Bonds. See "Use of Proceeds."

Legal Investment..............  The Bonds of any Class offered by the related Prospectus Supplement may constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of


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                                1984 ("SMMEA") so long as they are secured by first liens on residential properties and are rated in one of the two highest rating categories by at least one of the Rating Agencies identified in such Prospectus Supplement. Any such securities would be "legal investments" for certain types of institutional investors to the extent provided in SMMEA, subject to state laws overriding SMMEA. Institutions whose investment activities are subject to review by federal or state regulatory authorities should consult with their counsel or the applicable authorities to determine whether an investment in such Class of Bonds complies with applicable guidelines, policy statements or restrictions. See "Legal Investment."

ERISA Considerations..........  A fiduciary of an employee benefit plan and certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans, and collective investment funds and separate accounts in which such plans, accounts, annuities or arrangements are invested, which is subject to the Employee Retirement Income Security Act of 1974, as amended
                                ("ERISA"), or Section 4975 of the Code (each such entity, a "Plan") should carefully review with its legal advisors whether the purchase or holding of Bonds could give rise to a transaction that is prohibited or is not otherwise permissible either under ERISA or under
                                Section 4975 of the Code. Investors are advised to consult their counsel and to review "ERISA
                                Considerations" herein. As specified in the related Prospectus Supplement, Plans may be prohibited from acquiring certain Classes of Bonds.

Rating........................  Each Class of Bonds offered by means of this Prospectus and the related Prospectus Supplement will initially be rated in one of the four highest rating categories by one or more Rating
                                Agencies identified in such Prospectus Supplement. Such ratings are subject to review and possible revision from time to time.

                                  RISK FACTORS

     Investors should consider, among other things, the following factors in connection with an investment in the Bonds.

Credit Considerations

     General. The Issuer is expected to have no significant assets other than the Collateral. For that reason, prospective purchasers of the Bonds of a Series must rely primarily upon payments of principal of and interest on such Collateral, the security therefor and sources of credit enhancement identified in the related Prospectus Supplement to provide for payments on the Bonds. A Mortgage Loan typically is made based upon a determination of the Borrower's ability to make Monthly Payments on his Mortgage Loan and upon the value of the Mortgaged Premises secured thereby. The ability of a Borrower to make Monthly Payments will be dependent on the availability of jobs and general economic conditions. The value of an investment in Bonds of a Series may be adversely affected by a decline in real estate values. If the residential real estate market in the area of one or more of the Mortgaged Premises should experience an overall decline in property values, the actual rate of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, to the extent that the Mortgage Loans are underwritten pursuant to underwriting guidelines that are less stringent than the underwriting guidelines of FNMA and FHLMC with respect to the mortgagor's creditworthiness and repayment ability, the rates of delinquencies and foreclosures experienced on the Mortgage Loans are likely to be substantially higher than those experienced by mortgage loans underwritten in accordance with FNMA and FHLMC underwriting guidelines. As a result, losses on the Mortgage Loans may be higher than those on mortgage loans originated in accordance with such guidelines. See "Risk Factors -- Underwriting Standards and Potential Delinquencies." To the extent that such losses are not covered by applicable insurance policies, if any, or by any credit enhancement as described herein, Holders of the Bonds of a Series will bear all risk of loss resulting from default by mortgagors and will have to look primarily to the value of the Mortgaged Premises for recovery of the outstanding principal and unpaid interest of the defaulted Mortgage Loans. As described in the related Prospectus Supplement, the risk of loss associated with such Mortgage Loans may be allocated disproportionately among the Classes of Bonds that comprise a Series to the extent that such losses are not covered by applicable Insurance Policies, additional mortgage collateral or other credit enhancement. Such losses could result in an Event of Default. See "The Indenture -- Events of Default."

     As further described in the applicable Prospectus Supplement, Balloon Payment Mortgage Loans include Mortgage Loans that provide for amortization of the principal amount over a certain period (for example, 30 years), although all remaining principal is due at the end of a shorter period (for example, 15 years). The final balloon payment on a Balloon Payment Mortgage Loan will be treated as a prepayment of that Mortgage Loan. The ability of a Borrower to make the final "balloon" payment may be dependent upon the Borrower's ability to refinance the Balloon Payment Mortgage Loan or sell the related Mortgaged Premises for an amount equal to or greater than the unpaid principal balance of the Mortgage Loan. Under certain circumstances (for example, in a rising interest rate environment), a Borrower may be unable to secure refinancing for such loan or to sell the related Mortgaged Premises. Accordingly, Balloon Payment Mortgage Loans may be subject to a higher risk of delinquency, loss, and foreclosure than certain other types of mortgage loans.

     In addition, ARM Loans and Buy-Down Mortgage Loans may be underwritten on the basis of an assessment that the Borrower will have the ability to make payments in higher amounts in later years and, in the case of certain ARM Loans, after relatively short periods of time. Accordingly, defaults on ARM Loans and Buy-Down Mortgage Loans leading to foreclosure and the ultimate liquidation of the related Mortgaged Premises may occur with greater frequency in the early years of such loans, although little data is available with respect to the rate of default on such loans. Increases in the required monthly payments on such loans may result in a default rate that is higher than that for fixed rate Mortgage Loans. If specified in the related Prospectus Supplement, losses on Mortgage Loans that exceed levels estimated by a Rating Agency rating the Series in determining required levels of overcollateralization or other credit support could result in an Event of Default. See "The Indenture -- Events of Default."

     As specified in the related Prospectus Supplement, in order to maximize recoveries on defaulted Mortgage Loans, the Master Servicer will have considerable flexibility under the Master Servicing Agreement to extend and modify the terms of Mortgage Loans that are in default or as to which a payment default is reasonably foreseeable, including in particular Mortgage Loans with balloon payments. In addition, the Master Servicer may receive a workout fee based on receipts from or proceeds of such Mortgage Loans. While the Master Servicer generally will be required to determine that any such extension or modification is likely to produce a greater recovery on a present value basis than liquidation, there can be no assurance that such flexibility with respect to extensions or modifications or payment of a workout fee to the Master Servicer will increase the present value of receipts from or proceeds of Mortgage Loans that are in default or as to which a default is reasonably foreseeable. To the extent losses on such Mortgage Loans exceed levels of available credit enhancement, the holders of the Bonds of a Series may experience a loss.

     Delinquent and Non-Performing Mortgage Loans. As set forth in the related Prospectus Supplement, the Mortgage Collateral for a particular Series may include, as of the Cut-off Date, REO Properties or Mortgage Loans that are past due or are non-performing. If so specified in the related Prospectus Supplement, management of such REO Properties or servicing with respect to such Mortgage Loans may be transferred to a Special Servicer. Credit enhancement provided with respect to a particular Series may not cover all losses related to such REO Properties or to such delinquent or non-performing Mortgage Loans. Investors should consider the risk that the inclusion of such REO Properties or such Mortgage Loans in a Series may affect the rate of defaults and prepayments on the Mortgage Collateral and the yield on the Bonds of such Series. See "Security for the Bonds -- The Mortgage Loans."

     Insurance and Credit Support Limitations. The Insurance Policies, if any, on the Mortgage Loans or the obligation to deliver Additional Mortgage Collateral, if any, with respect to a Series will not cover all contingencies and will cover certain contingencies only to a limited extent. See "Security for the Bonds -- Mortgage Insurance on the Mortgage Loans." The amount, type and nature of insurance policies, subordination, letters of credit and other credit support, if any, required with respect to a Series will be determined on the basis of actuarial criteria established by each Rating Agency rating such Series. Such actuarial analysis is the basis upon which each Rating Agency determines required amounts and types of pool insurance, special hazard insurance, Reserve Funds, overcollateralization or other credit support. There can be no assurance that the historical data supporting such actuarial analysis will accurately reflect future experience or any assurance that the data derived from a large pool of housing loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of Mortgage Loans.

Second Lien Mortgage Loans

     An overall decline in the residential real estate market could adversely affect the values of the properties securing the Mortgage Loans with second liens such that the outstanding principal balances, together with any senior financing thereon, exceed the value of the Mortgaged Premises. Because Mortgage Loans secured by second liens are subordinate to the rights of the beneficiaries under the related senior deeds of trust or senior mortgagees, such a decline would adversely affect the position of the related Trust Estate as a junior beneficiary or junior mortgagee before having such an effect on the position of the related senior beneficiaries or senior mortgagees. A rise in prevailing interest rates over a period of time, the general condition of a Mortgaged Premises and other factors may also have the effect of reducing the value of the Mortgaged Premises from the value at the time the second lien Mortgage Loan was originated. As a result, the ratio of the amount of the Mortgage Loan to the value of the Mortgaged Premises may exceed the ratio in effect at the time the Mortgage Loan was originated. Such an increase may reduce the likelihood that, in the event of a default by the Borrower, Liquidation Proceeds or other proceeds will be sufficient to satisfy the second lien Mortgage Loan after satisfaction of any senior liens and the payment of any Liquidation expenses.

     Even assuming that the Mortgaged Premises provide adequate security for the second lien Mortgage Loans, substantial delay could be encountered in connection with the liquidation of defaulted Mortgage Loans and corresponding delays in the receipt of related proceeds available for payment to Bondholders and thereby reduce the security for the second lien Mortgage Loans. In the event that any Mortgaged Premises fail to provide adequate security for the related second lien Mortgage Loans and any related credit enhancement has been exhausted, Bondholders would experience a loss.

     Liquidation expenses with respect to defaulted mortgage loans generally do not vary directly with the outstanding principal balance of the mortgage loans at the time of default. Therefore, assuming that a Servicer or Special Servicer took the same steps in realizing upon defaulted Mortgage Loans having small remaining principal balances as in the case of defaulted Mortgage Loans having larger principal balances, the amount realized after expenses of Liquidation would be smaller as a percentage of the outstanding principal balance of the smaller Mortgage Loans. To the extent that the average outstanding principal balances of the Mortgage Loans in a Trust Estate are relatively small, realizations net of Liquidation expenses may also be relatively small as a percentage of the principal amount of the Mortgage Loans.

Limited Liquidity

     There can be no assurance that a secondary market for the Bonds of any Series will develop or, if it does develop, that it will provide Bondholders of such Series with liquidity of investment or will remain for the term of such Series of Bonds. In addition, if such a market does develop and continue, the market value of Bonds of each Series may fluctuate with changes in prevailing rates of interest and other factors. Consequently, the sale of Bonds by a Bondholder in any secondary market that may develop may be at a discount from their purchase price. Except as otherwise specified in the related Prospectus Supplement, Bondholders will have no optional redemption rights.

Bankruptcy or Insolvency of the Issuer

     The bankruptcy or insolvency of the Issuer could adversely affect payments on the Bonds. For this reason, the Issuer was formed as a limited-purpose financing subsidiary of Resource. See "The Issuer." Notwithstanding its limited purpose, in the event of a bankruptcy or insolvency of the Issuer, the automatic stay imposed by Title 11 of the United States Code (the "Bankruptcy Code") could prevent enforcement of the obligations of the Issuer, including its obligations under the Bonds and the Indenture, or actions against any of the Issuer's property, including the Collateral, prior to modification of the stay. In addition, the trustee in bankruptcy for the Issuer may be able to accelerate payment of the Bonds and liquidate the Collateral. In the event the principal of the Bonds is declared due and payable, the Bondholders would lose the right to future payments of interest and might suffer reinvestment loss in a lower interest rate environment and, (i) in the case of Premium Bonds, may fail to fully recover their initial investments, and (ii) in the case of Discount Bonds, may be entitled, under applicable provisions of the Bankruptcy Code, to receive no more than an amount equal to the unpaid principal amount thereof less unamortized original issue discount ("Accreted Value"). There is no assurance as to how such Accreted Value would be determined if such event occurred.

Bankruptcy or Insolvency of Resource

     The Issuer believes that each transfer of Mortgage Collateral from Resource to the Issuer will constitute an absolute and unconditional sale. However, in the event of the bankruptcy of Resource, a trustee in bankruptcy could attempt to recharacterize the sale of the Mortgage Collateral as a borrowing secured by a pledge of the Mortgage Collateral. Such an attempt, even if unsuccessful, could result in delays in distributions on the Bonds. If such an attempt were successful, the trustee in bankruptcy could elect to accelerate payment of the Bonds and liquidate the Mortgage Collateral, with the holders of the Bonds entitled to no more than the then outstanding principal amount of such Bonds together with interest at the applicable Class Interest Rate to the date of payment. There is no assurance that the proceeds of any such sale would be sufficient to pay such amounts. In the event the principal of the Bonds is declared due and payable, the Bondholders of the Bonds would lose the right to future payments of interest and might suffer reinvestment loss in a lower interest rate environment and, (i) in the case of Premium Bonds, may fail to fully recover their initial investments, and (ii) in the case of Discount Bonds, may be entitled, under applicable provisions of the Bankruptcy Code, to receive no more than an amount equal to the Accreted Value. There is no assurance as to how such Accreted Value would be determined if such event occurred.

Deficiency on Sale of Collateral

     In the event of an acceleration of the payment of the Bonds following an Event of Default for a Series, if the assets securing the Bonds of such Series were to be sold, there can be no assurance that the proceeds of any such sale would be sufficient to pay in full the outstanding principal amount of the related Bonds and interest payments due thereon. The market value of the assets generally will fluctuate with changes in prevailing rates of interest. Consequently, the Mortgage Collateral and any Eligible Investments in which the funds deposited in the Collateral Proceeds Account and any Reserve Funds for a Series may be invested may be liquidated at a discount, in which case the proceeds of liquidation might be less than the aggregate outstanding principal amount and interest payable on the Bonds of that Series. Unless otherwise specified in the related Prospectus Supplement, except under limited circumstances, the Holders of Subordinated Bonds will have no independent ability to declare a default or force the sale of the Mortgage Collateral even if an Event of Default has occurred. See "The Indenture -- Events of Default" herein.

Underwriting Standards and Potential Delinquencies

     The Mortgage Loans will be adjustable rate and fixed rate loans. Mortgage Loans originated under underwriting standards less stringent than the underwriting guidelines of FNMA or FHLMC generally will bear higher rates of interest than mortgage loans that are originated in accordance with FNMA and FHLMC underwriting guidelines. The Mortgage Loans generally will be underwritten in accordance with the underwriting standards described under "Origination of the Mortgage Loans," which are intended to provide for the origination of single-family mortgage loans for non-conforming credits. A mortgage loan made to a "non-conforming credit" means a mortgage loan that is ineligible for purchase by FNMA or FHLMC due to mortgagor credit characteristics that do not meet FNMA or FHLMC underwriting guidelines, including a loan made to a Borrower whose creditworthiness and repayment ability do not satisfy such FNMA or FHLMC underwriting guidelines or a Borrower who may have a record of major derogatory credit items such as default on a prior mortgage loan, credit write-offs, outstanding judgments and prior bankruptcies. Accordingly, the Mortgage Loans are likely to experience rates of delinquency and foreclosure that are higher, and may be substantially higher, than mortgage loans originated in accordance with FNMA or FHLMC underwriting guidelines. As a result, losses on the Mortgage Loans may be higher than losses on mortgage loans originated in accordance with such guidelines.

     Under the underwriting standards described under "Origination of the Mortgage Loans," the primary considerations in underwriting a Mortgage Loan are the assessment of the creditworthiness of the Borrower, the value of the Mortgaged Premises and the adequacy of such property as collateral in relation to the amount of the Mortgage Loan. Because the Borrowers on the Mortgage Loans originated under underwriting standards for non-conforming credit are less creditworthy than Borrowers who meet FNMA or FHLMC underwriting criteria, delinquencies and foreclosures may be more prevalent with respect to the Mortgage Loans than with respect to mortgage loans originated in accordance with FNMA or FHLMC underwriting guidelines. Therefore, changes in the values of the Mortgaged Premises may have a greater effect on the loss experience of the Mortgage Loans than on mortgage loans originated in accordance with FNMA or FHLMC underwriting guidelines. No assurance can be given that the values of the Mortgaged Premises have remained or will remain at the levels in effect on the dates of origination of the related Mortgage Loans. If the values of the Mortgaged Premises decline after the dates of origination of the Mortgage Loans, then the rate of losses on the Mortgage Loans may increase, and such increase may be substantial.

Modification and Substitution of Mortgage Loans

     If a Mortgage Loan is in material default or a payment default is imminent, the related Servicer, with the consent of the Master Servicer, may enter into a forbearance or modification agreement with the Borrower. The terms of any such forbearance or modification agreement may affect the amount and timing of principal and interest payments on the Mortgage Loan and, consequently, may affect the amount and timing of payments on one or more Classes of the related Series of Bonds. For example, a modification agreement that results in a lower Note Rate would lower the Class Interest Rate of any related Class of Bonds that accrues interest at a rate based on the weighted average Net Rate of the Mortgage Loans. See "Servicing of the Mortgage Loans -- Defaulted Mortgage Loans."

     In addition, under certain circumstances, the Issuer may substitute a mortgage loan (a "Substitute Mortgage Loan") for a defaulted Mortgage Loan or REO. The terms of the Substitute Mortgage Loan may differ from those of the Mortgage Loan for which it is substituted. In particular, the Note Rate of the Substitute Mortgage Loan may be less than that of the Mortgage Loan for which it is substituted and, indeed, may be less than the then current market interest rate for mortgage loans with similar characteristics. The substitution of a Substitute Mortgage Loan with a Note Rate less that that of the Mortgage Loan for which it is substituted will reduce the Class Interest Rate of any related Class of Bonds with a Class Interest Rate based on the Note Rates or Net Rates of the Mortgage Loans. Furthermore, any Bondholder that would be entitled to receive payments based on the Collateral Value of the defaulted Mortgage Loan or REO upon Liquidation of such defaulted Mortgage Loan or REO may prefer that such defaulted Mortgage Loan or REO be Liquidated rather than have it replaced with a Substitute Mortgage Loan, particularly if the Substitute Mortgage Loan has a Note Rate less than the then current market interest rate for mortgage loans with similar characteristics. See "Security for the Bonds -- Substitution of Mortgage Collateral."

     As a condition to any modification or forbearance related to any Mortgage Loan or to the substitution of a Substitute Mortgage Loan, the Master Servicer is required to determine, in its reasonable business judgment, that such modification, forbearance or substitution will maximize the recovery on such Mortgage Loan on a present value basis. However, the interests of the Issuer and the Master Servicer, which is an affiliate of the Issuer, may conflict with those of the Bondholders in determining whether to enter into a modification or forbearance agreement or to substitute a Substitute Mortgage Loan (or in establishing the terms of any such modification or forbearance agreement or the terms of such Substitute Mortgage Loan).

Pledge of Additional Collateral

     Subject to certain conditions set forth herein and in the Prospectus Supplement for a Series, the Issuer may pledge additional mortgage loans or mortgage certificates ("Additional Mortgage Collateral") to the Trustee and issue Additional Bonds of that Series within one year of the date of initial issuance of the Bonds of such Series. Although the pledge of any Additional Collateral will not result in any change in the Class Interest Rate, Stated Maturity Date or Payment Dates of any outstanding Bonds of such Series, the pledge of Additional Mortgage Collateral may result in a variance of (plus/minus) 0.05 years in the weighted average life of any outstanding Class of Bonds of such Series at the prepayment rate assumed for the pricing of the initial issuance of such Class, and the characteristics of the Mortgage Collateral may vary within the parameters specified in the Prospectus Supplement relating to the initial issuance of the Bonds of such Series. Furthermore, no assurance can be given that any pledge of Additional Mortgage Collateral and issuance of Additional Bonds would not affect the timing or amount of payments received by Holders of the outstanding Bonds of that Series. Provided that the conditions described in the Prospectus Supplement for the outstanding Bonds are satisfied, the pledge of Additional Mortgage Collateral and the issuance of Additional Bonds will not be subject to the prior consent of the Holders of the outstanding Bonds of such Series. See "Security for the Bonds -- Pledge of Additional Collateral and Issuance of Additional Bonds" herein.

Average Life and Yield Considerations

     The rate of payment of principal on the Mortgage Loans will affect the average life of each Class of Bonds. Mortgage Loans may have provisions that provide for the payment of a premium in connection with a voluntary or involuntary principal prepayment thereof. In addition, the rate of payment of principal, including prepayments, on the Mortgage Loans may be influenced by a variety of economic, geographic, social, tax, legal and other factors, including the difference between the interest rates on the Mortgage Loans and prevailing mortgage interest rates. In general, if the Mortgage Loans are not subject to prepayment penalties and if prevailing mortgage interest rates fall below the interest rates on the Mortgage Loans, the rate of principal prepayments would be expected to increase, especially if the Mortgage Loans carry fixed rates of interest. Conversely, if prevailing mortgage interest rates rise above the interest rates on the Mortgage Loans, the rate of principal prepayments would be expected to decrease. See "Yield Considerations" herein.

     Yields realized by Bondholders of Discount Bonds or Premium Bonds may be extremely sensitive to the rate of principal payments (including for this purpose, modifications, substitutions, scheduled principal payments, payments resulting from refinancings, Liquidations due to defaults, casualties, condemnations and repurchase by the seller of the Mortgage Loans securing such Series). In general, yields on Premium Bonds will be adversely affected by higher than anticipated rates of principal payments on the Mortgage Loans and enhanced by lower than anticipated rates. Conversely, yields on Discount Bonds are likely to be enhanced by higher than expected rates of principal payments and adversely affected by lower than expected rates. In certain circumstances, Holders of certain Classes of Bonds could fail to fully recover their initial investment.

Limited Nature of Ratings

     Each Class of Bonds of a Series offered hereby and by means of the related Prospectus Supplement will be, when issued, rated in one of the four highest rating categories by one or more Rating Agencies identified in such Prospectus Supplement. Any such rating is not a recommendation to buy, sell or hold Bonds and is subject to revision or withdrawal at any time by the Rating Agency issuing such rating. An investor may obtain further details with respect to any rating on the Bonds from the Rating Agency issuing such rating. In addition, any such rating will be based, among other things, on the credit quality of the Mortgage Loans and will represent only an assessment of the likelihood of receipt by Bondholders of payments with respect to underlying Mortgage Loans. Such rating will not represent any assessment of the likelihood that prepayment experience may differ from prepayment assumptions and, accordingly, will not represent any assessment of the possibility that Bondholders of Premium Bonds may, under circumstances of high principal prepayments on the Mortgage Loans, fail to fully recoup their initial investment. Credit ratings assigned to Classes of Bonds having a disproportionate entitlement to Mortgage Loan principal or interest payments specifically do not address the impact on the yield to the Bondholder should the rate of principal payments be substantially different than that assumed by the Bondholder when the Class of Bonds was purchased. In addition, the ratings assigned to Subordinated Classes of Bonds may be more subject to change than the ratings assigned to other kinds of securities. A rating also will not assess the ability of the Participant or other party to perform its obligation, if any, to repurchase Converted Mortgage Loans.

Legal Investment Considerations

     No representation or warranties are made concerning whether the Bonds of any Series are legal investments under any federal or state law, regulation, rule or order of any court. Any Class of a Series of Bonds secured by second liens on the Mortgaged Premises or not rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization will not constitute "mortgage related securities" within the meaning of SMMEA. Prospective investors are advised to consult their counsel as to qualification of any Class of a Series of Bonds as legal investments under any such laws, regulations, rules and orders.

Consolidated Tax Return

     If the Issuer were to fail to be treated for federal income tax purposes as a "qualified REIT subsidiary" by reason of Resource's failure to continue to qualify as a real estate investment trust ("REIT") for federal income tax purposes or for any other reason, the net income of the Issuer would be subject to corporate income tax and the Issuer would not be permitted to be included on a consolidated income tax return of another corporate entity. No assurance can be given with regard to the prospective qualification of the Issuer as a qualified REIT subsidiary or of Resource as a REIT for federal income tax purposes. See "Certain Federal Income Tax Consequences -- General."

                            DESCRIPTION OF THE BONDS

General

     The Bonds will be issued in Series, pursuant to an Indenture between the Issuer and a Trustee, as specified in the Prospectus Supplement. The Bonds within a Series will be issued by Class or Classes, pursuant to the Indenture. A Series of Bonds will consist of one or more Classes of Bonds. The Prospectus Supplement and the Series Supplement for a Series of Bonds will specify with respect to each Class the types of Bonds, specific designations, Stated Maturity Dates, aggregate principal amount, Payment Dates, interest rates (or method of determining such rates), redemption features and other terms relating to each Class of Bonds of that Series. The Bonds will be issued in fully-registered certificated or book-entry form in the authorized denominations specified in the related Prospectus Supplement.

     The Bonds of each Series will be secured by the Mortgage Collateral, the Collateral Proceeds Account, and, to the extent specified in the related Prospectus Supplement, the Reserve Funds (and any other funds or accounts pledged to secure such Series), if any, the Insurance Policies, if any, the Servicing Agreements and the Master Servicing Agreement for such Series. See "The Indenture" and "Security for the Bonds." The following summaries describe certain provisions of the Bonds. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Indenture and the Series Supplement relating to the applicable Series of Bonds. When particular provisions or terms used in the Indenture are referred to, the actual provisions (including definitions of terms) are incorporated by reference. A copy of the form of Indenture (including all supplements thereto to date) has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. A copy of the Indenture supplement for a Series (the "Series Supplement") will be filed with the Commission as an Exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of Bonds of the related Series.

     The Indenture does not limit the amount of Bonds that can be issued thereunder and provides that Bonds may be issued up to the aggregate principal amount authorized from time to time by the Issuer. The Indenture provides that additional Bonds may be issued for any outstanding Class of Bonds or Series up to the aggregate principal amount authorized from time to time by the Issuer, subject to the provisions of the related Series Supplement or supplements thereto.

     The Bonds of each Series will be issued in fully-registered certificated or book-entry form in the authorized denominations specified in the related Prospectus Supplement. The Bonds of each Series that are issued in certificated form may be transferred or exchanged at the corporate trust office of the Trustee without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith. Unless otherwise specified in the related Prospectus Supplement, the Trustee will make payments of principal of and interest on the Bonds of a Series that are issued in certificated form (i) by checks mailed to registered Bondholders at their addresses appearing on the books and records of the Issuer or (ii) by wire transfer of immediately available funds upon timely request to the Trustee in writing by any Bondholder of Bonds having an initial principal amount of at least $1,000,000 or such other amount as may be specified in the related Prospectus Supplement; except that the final payments in retirement of each Class of Bonds of a Series issued in certificated form will be made only upon presentation and surrender of such Bonds at the office or agency of the Issuer maintained for that purpose. The Trustee will make such payments with respect to Bonds in book-entry form as set forth below.

Book-Entry Procedures

     The Prospectus Supplement for a Series may specify that certain Classes of the Bonds will initially be issued in book-entry form ("Book-Entry Bonds") in the authorized denominations specified therein. Each such Class of Bonds will be represented by one or more certificates registered in the name of the nominee of the depository, which is expected to be The Depository Trust Company ("DTC" and, together with any successor or other depository selected by the Issuer, the "Depository"). The Depository or its nominee will be registered as the record holder of the Bonds in the Bond Register. No person acquiring a Book-Entry Bond (a "beneficial owner") will be entitled to receive a certificate representing such Bond.

     The beneficial owner's ownership of a Book-Entry Bond will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains such beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Bond will be recorded on the records of the Depository (either directly or through one or more Financial Intermediaries). Therefore, the beneficial owner must rely on the foregoing procedures to evidence its beneficial ownership of a Book-Entry Bond, and beneficial ownership of a Book-Entry Bond may only be transferred by compliance with the procedures of such Financial Intermediaries and Depository participants.

     DTC, which is a New York-chartered limited-purpose trust company, performs services for its participants, some of whom (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the Book-Entry Bonds, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Bonds will be subject to the rules, regulations and procedures governing the Depository and Depository participants as in effect from time to time.

     Payment of principal of and interest on the Book-Entry Bonds will be made on each Payment Date to the Depository. The Depository will be responsible for crediting the amount of such distributions to the accounts of the applicable Depository participants in accordance with the Depository's normal procedures. Each Depository participant will be responsible for disbursing such payments to the beneficial owners of the Book-Entry Bonds that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Bonds that it represents. As a result of the foregoing procedures, beneficial owners of the Book-Entry Bonds may experience some delay in their receipt of payments.

     Because transactions in Book-Entry Bonds can be effected only through the Depository, participating organizations, indirect participants and certain banks, the ability of a beneficial owner of a Book-Entry Bond to pledge such Bond to persons or entities that do not participate in the Depository, or otherwise to take actions in respect of such Bond, may be limited due to the lack of a physical certificate representing such Bond. Issuance of Book-Entry Bonds may reduce the liquidity of such Bonds in the secondary trading market because investors may be unwilling to purchase Book-Entry Bonds for which they cannot obtain physical certificates.

     The Book-Entry Bonds will be issued in fully-registered, certificated form to beneficial owners of Book-Entry Bonds or their nominees, rather than to the Depository or its nominee, only if (i) the Issuer advises the Trustee in writing that the Depository is no longer willing or able to discharge properly its responsibilities as depository with respect to the Book-Entry Bonds and the Issuer is unable to locate a qualified successor within 30 days or (ii) the Issuer, at its option, elects to terminate the book-entry system through the Depository. Upon the occurrence of either event described in the preceding sentence, the Trustee is required to notify the Depository, which in turn will notify all beneficial owners of Book-Entry Bonds through Depository participants, of the availability of certificated Bonds. Upon surrender by the Depository of the certificates representing the Book-Entry Bonds and receipt of instructions for re-registration, the Trustee will reissue the Book-Entry Bonds as certificated Bonds to the beneficial owners of Book-Entry Bonds.

     Neither the Issuer, the Master Servicer nor the Trustee will have any liability for any aspect of the records relating to or payment made on account of beneficial ownership interests of the Book-Entry Bonds held by the Depository, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Payments of Principal and Interest

     To the extent specified in the related Prospectus Supplement, payments on the Mortgage Collateral securing a Series, including prepayments, together with withdrawals from various debt service and reserve funds, will be available to pay principal of and interest on the Bonds of a Series.

     On each Payment Date for a Series, principal will be paid on the Bonds in an amount equal to the Principal Distribution Amount or such other amount as may be specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the Principal Distribution Amount on any Payment Date will equal the amount by which (i) the aggregate Collateral Value of the Mortgage Collateral securing the Series as of the preceding Payment Date (or, with respect to the first Payment Date, as of the Cut-off Date for such Series) exceeds (ii) the aggregate Collateral Value of the Mortgage Collateral securing the Series as of the current Payment Date. Unless otherwise specified in the related Prospectus Supplement, the Collateral Value of any Mortgage Collateral securing a Series will generally equal (i) the Scheduled Principal Balance of such Mortgage Collateral or (ii) as specified in the related Prospectus Supplement, the Scheduled Principal

Balance of such Mortgage Collateral multiplied by a fraction, the numerator of which is the Net Rate of the Mortgage Collateral and the denominator of which is the Collateral Value Discount Rate (the "Interest Method").

     The Prospectus Supplement will specify (i) the order in which payments of principal (including prepayments) on the Mortgage Collateral will be applied to pay principal of different Classes of Bonds of a Series and (ii) the percentage interest in payments of principal (including prepayments) on the Mortgage Collateral or pools of Mortgage Collateral for each Class of Bonds within a Series if such payments are unequally allocated among the Classes of Bonds within a Series. Unless otherwise specified in the related Prospectus Supplement, all payments of principal of a particular Class of Bonds will be applied on a pro rata basis.

     The Stated Maturity Date for the Bonds of each Class will be the date by which all Bonds of the Class are scheduled to be fully paid. The Stated Maturity Date of a Class of Bonds may be determined by reference to the maturity date of the Mortgage Collateral pledged to a Series with the latest stated final Due Date or on the basis of the assumptions set forth in the related Prospectus Supplement. All or a portion of the payments on the Mortgage Collateral securing a Series will be used to amortize Bonds of the Series, as described in the related Prospectus Supplement. It is expected that each Class of Bonds will be fully paid in advance of its Stated Maturity Date from payments, including prepayments, on the Mortgage Collateral. The rate of principal payments on the Mortgage Collateral securing a Series will depend on the characteristics of the Mortgage Collateral, as well as on the level of interest rates prevailing from time to time and other economic factors. No assurance can be given as to the actual prepayment experience of the Mortgage Collateral. See "Maturity and Prepayment Considerations" and "Yield Considerations."

     Each Class of Bonds will bear interest from the date and at the rate per annum (the "Class Interest Rate") specified, or determined as specified, in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, interest will be computed on the basis of a 360-day year consisting of 12 months of 30 days each. Interest on a Class of Bonds consisting of Current Interest Bonds will be payable on the Payment Dates specified in the related Prospectus Supplement. Each such payment of interest will include all interest either accrued to the Accounting Date immediately preceding the Payment Date on which it is made or to another date specified in such Prospectus Supplement. Unless interest is accrued to the Payment Date, the effective yield to the Bondholder will be reduced to a level below the yield that would apply if interest were paid to the respective Payment Dates. If specified in the related Prospectus Supplement, any Class of Bonds may bear interest at a variable rate. For any variable rate Class of Bonds, the related Prospectus Supplement will set forth the manner for determining the variable interest rate and the interest rate change interval. The variable interest rate for a Class of Bonds will not exceed a maximum rate specified in the related Prospectus Supplement, and the payments due on the Mortgage Collateral securing the related Series or Class of Bonds will be in amounts (taking into account reserve and other funds and any redemption rights and obligations) determined to be adequate to pay interest on such Class of Bonds at the specified maximum interest rate.

     If specified in the related Prospectus Supplement, a Class of Bonds may be a Principal-Only Class comprised solely of Principal-Only Bonds, which will not bear interest. If specified in the related Prospectus Supplement, a Class of Bonds may be an Accretion Class comprised solely of Accretion Bonds on which interest will accrue on the Compound Value of such Class but not be paid until each Class of Bonds of such Series with an earlier Stated Maturity Date, if any, has been paid in full, or as otherwise specified in the related Prospectus Supplement ("Deferred Interest"). Deferred Interest will be added to the principal of each Class of Accretion Bonds on each Accounting Date until all other Classes of Bonds having an earlier priority of payment are paid in full, and, thereafter, interest will be paid on the Class of Accretion Bonds on their unpaid Compound Value. The Compound Value of a Class of Accretion Bonds will equal the original principal amount of such Class of Bonds plus accrued and unpaid interest through the Accounting Date preceding the determination date, less any principal payments made on such Class of Bonds.

     Unless otherwise specified in the related Prospectus Supplement, payments on the Collateral pledged to a particular Series and not used to pay principal or interest on the Bonds will be treated as Surplus. To the extent specified in the related Prospectus Supplement for a Series, all or a portion of the Surplus on any Payment Date may be applied to cover Losses or interest shortfalls associated with a Series or any Series sold pursuant to this Prospectus or such Surplus may be distributed to the Issuer. Any Surplus distributed to the Issuer will not be available for payment of principal or interest on the Bonds.

Redemption

     To the extent provided in the related Prospectus Supplement, the Bonds of any Class may be subject to redemption at the option of the Issuer prior to their Stated Maturity Date. Notice of such redemption must be given by the Issuer or by the Trustee as provided in the related Prospectus Supplement. The redemption price for any Bond (or portion thereof) so redeemed will be the percentage of the unpaid principal amount of such Bonds specified in the related Prospectus Supplement, together with accrued interest thereon to the date specified in the related Prospectus Supplement, or such other price as may be specified in the related Prospectus Supplement.

                     MATURITY AND PREPAYMENT CONSIDERATIONS

     The actual maturity date and average life of a Class of Bonds will be determined by, among other things, (i) the prepayment experience on the Mortgage Collateral, (ii) the frequency and scope of any forbearance or modification relating to defaulted Mortgage Loans and (iii) the optional redemption provisions of a Series of Bonds.

     The rate of principal payments on Mortgage Loans will be affected by the amortization schedules of the Mortgage Loans and by the rate of principal prepayments thereon (including for this purpose payments resulting from refinancings, liquidations due to defaults, casualties and condemnations). No assurance can be given as to the rate of principal payments or prepayments on the Mortgage Loans. In general, however, if prevailing interest rates fall significantly below the interest rates on the Mortgage Loans and the Mortgage Loans may be voluntarily prepaid in accordance with their terms, such Mortgage Loans would be likely to be subject to a higher rate of principal prepayments than if prevailing rates remain at or above the rates borne by such Mortgage Loans.

     The Servicer, with the approval of the Master Servicer in most cases, is authorized pursuant to the Servicing Agreement to modify the payment terms of a defaulted Mortgage Loan. If the Master Servicer appoints a Special Servicer, the Special Servicer would be authorized to make such modifications or substitutions. Any such modification or substitution would likely provide for a slower principal amortization schedule than under the original terms of the Mortgage Loan (including an extension of the final Due Date) and therefore would have the opposite effect on the average life of a Class of Bonds that a prepayment of a Mortgage Loan would have. To the extent one or more of such Mortgage Loans is in default on its revised final Due Date and the respective Servicer is unable to liquidate timely the defaulted Mortgage Loan, the Issuer may fail to pay one or more Classes of the Bonds in full by their Stated Maturity Date. See "Servicing of the Mortgage Loans -- Master Servicing Agreement" and " -- Special Servicing Agreement."

     The Prospectus Supplement for a Series of Bonds may contain a table setting forth percentages of the original principal amount of each Class of Bonds of such Series anticipated to be outstanding after each of the dates shown in the table. It is unlikely that the prepayment experience of the Mortgage Loans pledged as Collateral for any Series will conform to any of the percentages of the prepayment assumption model described in any table set forth in the related Prospectus Supplement.

                              YIELD CONSIDERATIONS

     Payments of interest on the Bonds generally will include interest accrued through the Accounting Date for the applicable Payment Date. Because payments to the Bondholders generally will not be made until the Payment Date following the Accounting Date, the effective yield to the Bondholders of the Bonds will be lower than the yield otherwise produced by the applicable Class Interest Rate and purchase price for the Bond.

     The yield to maturity of any Bond will be affected by the rate and timing of payment of principal of the Mortgage Loans and, to a lesser extent, the frequency and scope of any modifications or substitutions of the Mortgage Loans. If the purchaser of a Bond offered at a discount from its Parity Price calculates the anticipated yield to maturity of such Bond based on an assumed rate of payment of principal that is faster than that actually received on the Mortgage Loans, the actual yield to maturity will be lower than that so calculated. If the purchaser of a Bond offered at a premium over its Parity Price calculates the anticipated yield to maturity of such Bond based on an assumed rate of payment of principal that is slower than that actually received on the Mortgage Loans, the actual yield to maturity will be lower than that so calculated.

     The timing of changes in the rate of payment of principal on the Mortgage Loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. In general, the earlier a payment of principal on the Mortgage Loans, the greater will be the effect on the investor's yield to maturity. As a result, the effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Bonds would not be fully offset by a subsequent commensurate reduction (or increase) in the rate of principal payments at a later date. Because the rate of principal payments (including prepayments) on the Mortgage Loans may significantly affect the weighted average life and other characteristics of any Class of Bonds, prospective investors are urged to consider their own estimates as to the anticipated rate of future payments of principal on the Mortgage Loans and the suitability of the Class of Bonds to their investment objectives. For factors affecting principal payments on the Mortgage Loans, including the impact of modifications and substitutions of Mortgage Loans, see "Maturity and Prepayment Considerations" above.

     Investors should consider the risk that rapid rates of prepayment on the related Mortgage Loans, and therefore of principal payments on the Bonds, may coincide with periods of low prevailing interest rates. During such periods, the effective interest rates on securities in which an investor may choose to reinvest amounts received as principal payments on such investor's Bond may be lower than the applicable Class Interest Rate. Conversely, slow rates of prepayments on the Mortgage Loans, and therefore of principal payments on the various Classes of Bonds, may coincide with periods of high prevailing interest rates. During such periods, the amount of principal payments available to an investor for reinvestment at such high prevailing interest rates may be relatively low.

                             SECURITY FOR THE BONDS

General

     Unless otherwise specified in the related Prospectus Supplement, each Series will be secured by the pledge to the Trustee of Collateral consisting of
(i) Mortgage Collateral, together with the payments thereon, having an aggregate initial Collateral Value at least equal to 100% of the original principal amount of the Bonds of such Series and any REO acquired in respect of such Mortgage Collateral through Foreclosure, (ii) the Collateral Proceeds Account for such Series, (iii) to the extent applicable, Reserve Funds and other funds and accounts for such Series, (iv) to the extent applicable, the Issuer's rights to Additional Mortgage Collateral, (v) all payments that may become due under Insurance Policies, if any, (vi) the Issuer's rights under the Servicing Agreements and the Master Servicing Agreement with respect to such Series and
(vii) to the extent applicable, a rate cap agreement with a third party. Scheduled payments of principal of and interest on the Mortgage Collateral securing a Series of Bonds (including payments from the Reserve Fund, if applicable), net of applicable servicing fees, master servicing fees, trustee fees, guarantee fees and insurance premiums, if any, for such Series, are intended to be sufficient to make the required payments of interest on the Bonds of such Series and to pay the entire principal amount of each Class of Bonds of such Series not later than the Stated Maturity Date of such Class of Bonds. Except as otherwise specified in the related Prospectus Supplement, the Collateral (other than certain credit enhancement items) will secure only one Series of Bonds.

The Mortgage Collateral

     The Prospectus Supplement for a Series will describe in general the type of Mortgage Collateral that will secure the Series. The Mortgage Collateral may be composed of Mortgage Loans or certain other assets evidencing interests in loans secured by residential property.

The Mortgage Loans

     Unless otherwise specified in the related Prospectus Supplement, the Mortgage Loans securing a Series generally will be secured by first liens on one-family or two- to four-family residential property. If specified in the related Prospectus Supplement, the Mortgage Collateral securing a Series of Bonds may include Mortgage Loans secured by second liens on residential properties, REO Properties and Mortgage Loans that are past due or non-performing. Because Mortgage Loans secured by second liens are subordinate to the rights of the senior lienholders, the position of the related Trust Estate, and in turn, the Bondholders, could be more adversely affected by a reduction in value of the Mortgaged Premises than would the position of a senior lienholder. In addition, in the event of a default by the related Borrower, liquidation or other proceeds may be insufficient to satisfy the second lien Mortgage Loan after satisfaction of the senior lien and the payment of any liquidation expenses. In addition, if REO Properties or non-performing Mortgage Loans are included in the Trust Estate for a Series of Bonds, the inclusion of such Mortgage Collateral may increase the rate of defaults and prepayments on the Mortgage Collateral and, in turn, affect the yield on the Bonds of the related Series. Regular monthly installments of principal of and interest on each Mortgage Loan ("Monthly Payments") paid by the Borrower will be collected by the Servicer or Master Servicer and ultimately remitted to the Trustee.

     Except as provided in the related Prospectus Supplement, each Mortgage Loan securing a Series will have been originated by a savings and loan association, savings bank, commercial bank, credit union, insurance company, or similar institution that is supervised and examined by a federal or state authority or by a mortgagee approved by HUD (each, an "Originator"). The Mortgaged Premises securing such Mortgage Loans may consist of (i) detached homes, (ii) attached homes (units having a common wall), (iii) units located in condominiums and (iv) other types of homes or units set forth in the related Prospectus Supplement. The Mortgage Loans securing a Series of Bonds may be secured by Mortgaged Premises that (i) are owner-occupied, (ii) are owned by investors or (iii) serve as second residences or vacation homes.

     The Mortgage Loans securing a Series may provide for the payment of interest and full repayment of principal in level Monthly Payments with a fixed rate of interest computed on the declining principal balance of the Mortgage Loan ("Level Payment Mortgage Loans"); may provide for periodic adjustments to the rate of interest on such Mortgage Loans ("ARM Loans") to equal the sum (which may be rounded) of a fixed margin ("Gross Margin") and an index ("Index"), all as described in the related Prospectus Supplement; may consist of Mortgage Loans for which funds have been provided to reduce the Borrower's Monthly Payments during the early period of such Mortgage Loans ("Buy-Down Mortgage Loans"); may include Mortgage Loans on which only interest is payable until maturity as well as Mortgage Loans that provide for the amortization of principal over a certain period, although all remaining principal is due at the end of a shorter period ("Balloon Payment Mortgage Loans"); may include ARM Loans that provide for negative amortization or accelerated amortization resulting from delays in or limitations on the payment adjustments necessary to amortize fully the outstanding principal balance of the loan at its then applicable Note Rate over its remaining term; and may include such other types of mortgage loans as are described in the related Prospectus Supplement. Balloon Payment Mortgage Loans also may be ARM Loans. A Series may also be secured by other Mortgage Collateral consisting of conventional mortgage pass-through certificates or collateralized mortgage obligations as more fully described in the related Prospectus Supplement. Such other Mortgage Collateral must be in form and substance satisfactory to each Rating Agency rating that Series of Bonds.

     As further described in the applicable Prospectus Supplement, Balloon Payment Mortgage Loans include Mortgage Loans that provide for amortization of the principal amount over a certain period (for example, 30 years), although all remaining principal is due at the end of a shorter period (for example, 15 years). The final balloon payment on a Balloon Payment Mortgage Loan will be treated as a prepayment of that Mortgage Loan. The ability of a Borrower to make the final "balloon" payment may be dependent upon the Borrower's ability to refinance the Balloon Payment Mortgage Loan or sell the related Mortgaged Premises for an amount equal to or greater than the unpaid principal balance of the Mortgage Loan. Under certain circumstances (for example, in a rising interest rate environment), a Borrower may be unable to secure refinancing for such loan or to sell the related Mortgaged Premises. Accordingly, Balloon Payment Mortgage Loans may be subject to a higher risk of delinquency, loss, and foreclosure than certain other types of mortgage loans.

     In addition, ARM Loans and Buy-Down Mortgage Loans may be underwritten on the basis of an assessment that the Borrower will have the ability to make payments in higher amounts in later years and, in the case of certain ARM Loans, after relatively short periods of time. Accordingly, defaults on ARM Loans and Buy-Down Mortgage Loans leading to foreclosure and the ultimate liquidation of the related Mortgaged Premises may occur with greater frequency in the early years of such loans, although little data is available with respect to the rate of default on such loans. Increases in the required monthly payments on such loans may result in a default rate that is higher than that for fixed rate Mortgage Loans.

     As specified in the related Prospectus Supplement, a Security Instrument may contain a "due-on-sale" clause permitting acceleration of the maturity of the related Mortgage Loan if the Borrower transfers its interest in the Mortgaged Premises. Unless otherwise specified in the related Prospectus Supplement, the Servicing Agreement will require the Servicers to enforce "due-on-sale" clauses. See "Certain Legal Aspects of the Mortgage
Loans -- Due-on-Sale Provisions."

     The Prospectus Supplement applicable to a Series of Bonds will include among other things information, as of the applicable Cut-off Date, as to (i) the aggregate principal balance of the Mortgage Loans, (ii) the range of remaining terms to stated maturity or weighted average remaining term to stated maturity of the Mortgage Loans, (iii) the current Scheduled Principal Balance of the largest Mortgage Loan and the average outstanding Scheduled Principal Balance of the Mortgage Loans, (iv) the weighted average Note Rate or range of Note Rates borne by the Mortgage Loans, (v) the range of original loan-to-value ratios or the weighted average loan-to-value ratio of the Mortgage Loans and (vi) the geographic distribution of the Mortgaged Premises.

Second Liens

     Certain of the Mortgage Loans may be secured by second liens, and the related first liens ("First Liens") may not be included in the Mortgage Pool. The primary risk to holders of Mortgage Loans secured by second liens is the possibility that adequate funds will not be received in connection with a Foreclosure of the related First Lien to satisfy fully both the First Lien and the Mortgage Loan. In the event that a holder of the First Lien forecloses on a Mortgaged Premises, the proceeds of the Foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the Foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and fourth any other sums due and owing to the holder of the First Lien. The claims of the holder of the First Lien will be satisfied in full out of proceeds of the Liquidation of the Mortgage Loan, if such proceeds are sufficient, before the Trust Estate as holder of the second lien receives any payments in respect of the Mortgage Loan. If the Servicer were to foreclose on any Mortgage Loan, it would do so subject to any related First Lien. In order for the debt related to the Mortgage Loan to be paid in full at such sale, a bidder at the Foreclosure sale of such Mortgage Loan would have to bid an amount sufficient to pay off all sums due under the Mortgage Loan and the First Lien or purchase the Mortgaged Premises subject to the First Lien. In the event that such proceeds from a Foreclosure or similar sale of the related Mortgaged Premises are insufficient to satisfy both mortgage loans in the aggregate, the Trust Estate, as the holder of the second lien, and, accordingly, holders of the Bonds bear (i) the risk of delay in distributions while a deficiency judgment against the Borrower is obtained and (ii) the risk of loss if the deficiency judgment is not realized upon. Moreover, deficiency judgments may not be available in certain jurisdictions. In addition, a second mortgagee may not foreclose on the property securing a second mortgage unless it forecloses subject to the first mortgage.

     Even assuming that the Mortgaged Premises provide adequate security for the Mortgage Loans, substantial delays could be encountered in connection with the Liquidation of defaulted Mortgage Loans, and corresponding delays in the receipt of related proceeds by Bondholders could occur. An action to foreclose on a Mortgaged Premises securing a Mortgage Loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a Mortgaged Premises. In the event of a default by a Borrower, these restrictions, among other things, may impede the ability of the Servicer to foreclose on or sell the Mortgaged Premises or to obtain Liquidation Proceeds sufficient to repay all amounts due on the related Mortgage Loan. In addition, the Servicer generally will be entitled to deduct from related Liquidation Proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted Mortgage Loans and not yet repaid, including payments to senior lienholders, legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses.

     Liquidation expenses with respect to defaulted second mortgage loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a Servicer took the same steps in realizing upon a defaulted second mortgage loan having a small remaining principal balance as it would in the case of a defaulted second mortgage loan having a large remaining principal balance, the amount realized after expenses of Liquidation would be smaller as a percentage of the outstanding principal balance of the defaulted second mortgage loan having a small remaining principal balance than would be the case with the defaulted second mortgage loan having a large remaining principal balance. Because the average outstanding principal balance of the second lien Mortgage Loans generally are smaller relative to the size of the average outstanding principal balance of the loans in a typical pool of conventional first priority mortgage loans, Liquidation Proceeds may also be smaller as a percentage of the principal balance of a Mortgage Loan than would be the case in a typical pool of conventional first priority mortgage loans.

Repurchase of Converted Mortgage Loans

     If so specified in the Prospectus Supplement for a Series, the related Series may be secured by ARM Loans the Note Rate of which is convertible from an adjustable rate to a fixed rate at the option of the Borrower upon the fulfillment of certain conditions. Except as otherwise specified in the related Prospectus Supplement, the Participant will be obligated to repurchase any such ARM Loan as to which the conversion option has been exercised at a purchase price equal to the Unpaid Principal Balance of such Mortgage Loan, plus 30 days of interest thereon at the applicable Note Rate. The purchase price will be treated as a prepayment of the related Mortgage Loan. In the event of a default on the obligation of the Participant to purchase any Converted Mortgage Loan, the Master Servicer will attempt to sell the Converted Mortgage Loan. Until a Converted Mortgage Loan is purchased or sold as described above, it will remain in the Trust Estate with a fixed Note Rate. An obligation of the Participant to repurchase Converted Mortgage Loans generally will not be supported by cash, letters of credit, third party guarantees or other similar arrangements.

Substitution of Mortgage Collateral

     Unless otherwise provided in the Prospectus Supplement and subject to the limitations set forth below, the Issuer at any time may deliver to the Trustee other items of Mortgage Collateral in substitution for any one or more items of Mortgage Collateral pledged as security for such Series. The Issuer will have the option to pledge to the Trustee, in substitution for a defaulted Mortgage Loan or REO, a new mortgage loan (a "Substitute Mortgage Loan"), to the extent that the Master Servicer has determined, in its reasonable business judgment, that the present value of any potential Loss on such defaulted Mortgage Loan or REO will be reduced through the substitution of a Substitute Mortgage Loan for such defaulted Mortgage Loan or REO, and provided that such Substitute Mortgage Loan (i) is secured by the Mortgaged Premises that secures the defaulted Mortgage Loan or by such REO, (ii) has either (A) an initial principal balance equal to or less than the Scheduled Principal Balance of the defaulted Mortgage Loan for which it is substituted or (B) a loan-to-value ratio of not more than 100%, based upon a current appraisal of the Mortgaged Premises, and
(iii) has a maturity date that is not later than the Stated Maturity Date of the related Series of Bonds. The amount, if any, by which the Collateral Value of the defaulted Mortgage Loan or REO exceeds the Collateral Value of the Substitute Mortgage Loan would constitute a Loss on such Mortgage Loan or REO. Upon the pledge of a Substitute Mortgage Loan, the Trustee will release the defaulted Mortgage Loan or the REO from the lien of the Indenture.

     In addition, unless otherwise provided in the Prospectus Supplement, the Issuer may pledge to the Trustee items of Mortgage Collateral in substitution for an item of Mortgage Collateral initially pledged ("Original Mortgage Collateral") as security for a Series of Bonds in the event of a breach of a representation or warranty by the seller of such item of Original Mortgage Collateral or in the case of defective or incomplete documentation with respect to such item of Original Mortgage Collateral. Any such substitute Mortgage Collateral will have an interest rate within one percentage point in excess of that with respect to the item of Original Mortgage Collateral for which it is substituted, a principal balance or value at least equal to the principal balance or value of the item of Original Mortgage Collateral for which it was substituted and a maturity within 180 days of the item of Original Mortgage Collateral for which it is substituted. As more particularly set forth in the Indenture, substitute Mortgage Collateral must have characteristics substantially similar to those of the Original Mortgage Collateral for which they are substituted.

Pledge of Additional Collateral and Issuance of Additional Bonds

     To the extent specified in the Prospectus Supplement for a Series, the Issuer may pledge additional mortgage loans or mortgage certificates ("Additional Mortgage Collateral") to the Trustee and issue additional Bonds ("Additional Bonds") of that Series within one year of the date of initial issuance of the Bonds of such Series. Such Additional Bonds may represent additional Bonds of one or more outstanding Classes of Bonds or may represent one or more new Classes of Bonds of such Series. Any such Additional Bonds will be issued pursuant to a Prospectus Supplement, which will describe the characteristics of the Additional Mortgage Collateral and the material terms of the Additional Bonds. Any pledge of Additional Mortgage Collateral and issuance of Additional Bonds will be subject to satisfaction of the following conditions:
(a) each Rating Agency rating any outstanding Class of Bonds of the related Series will confirm that the pledge of Additional Mortgage Collateral and other additional Collateral, if any, and the corresponding issuance of Additional Bonds will not result in the downgrading of the credit rating of any outstanding Class of Bonds of such Series, (b) the pledge of Additional Mortgage Collateral will not affect the Class Interest Rate, Stated Maturity Date or Payment Dates of any outstanding Bonds of such Series, (c) the weighted average life of each outstanding Class of Bonds calculated at the prepayment rate assumed for the pricing of the initial issuance of such Class of Bonds will not vary by more than (plus/minus) 0.05 years in the weighted average life disclosed in the Prospectus Supplement for the initial issuance of the Bonds of such Series, and
(d) the characteristics of the Additional Mortgage Collateral and the Mortgage Collateral as augmented by the Additional Mortgage Collateral will conform to the parameters for Additional Mortgage Collateral disclosed in the Prospectus Supplement for the initial issuance of Bonds of such Series. However, there can be no assurance that any pledge of Additional Mortgage Collateral and issuance of Additional Bonds would not affect the timing or amount of payments received by Holders of the outstanding Bonds of that Series. Provided that the conditions described in the Prospectus Supplement for the outstanding Bonds are satisfied, the pledge of Additional Mortgage Collateral and the issuance of Additional Bonds will not be subject to the prior consent of the Holders of the outstanding Bonds of such Series.

Master Servicer Custodial Account

     Unless otherwise specified in the Prospectus Supplement for a Series, each Servicing Agreement will require an amount representing the Servicer Remittance to be remitted by each Servicer on the Remittance Date to the Master Servicer Custodial Account established by the Master Servicer at a depository institution whose senior debt obligations are then rated in the security rating category required to support the then applicable rating assigned to that Series. See "Servicing of the Mortgage Loans -- Payments on Mortgage Loans" herein.

Collateral Proceeds Account

     The Collateral Proceeds Account will be an account established by the Trustee for the benefit of Bondholders. The Collateral Proceeds Account will be an account or accounts that are either (i) maintained with a depository institution whose senior debt obligations are then rated in the security rating category required to support the then applicable rating assigned to that Series, or (ii) trust accounts.

     On or before each Master Servicer Remittance Date, the Master Servicer will transfer from the Master Servicer Custodial Account the proceeds of the Mortgage Collateral that are distributable to the Bondholders to the Collateral Proceeds Account. The proceeds of the Mortgage Loans deposited into the Collateral Proceeds Account generally will consist of the sum of (i) the aggregate Servicer Remittance relating to the Mortgage Loans securing a Series, less the master servicing fee, and (ii) any Advances to be made by the Master Servicer or Special Servicer, if any. On each Payment Date, the Trustee will withdraw from the Collateral Proceeds Account and pay to the Bondholders, to the extent of the available funds on deposit therein, all amounts required to be paid on the Bonds of such Series on such date. The interposition of the Master Servicer between the Servicers and the Trustee provides for the accumulation of collections from the various Servicers outside of a trust account, thereby avoiding the likelihood that multiple Servicers will make demands on the Trustee for the payment of servicing fees or the reimbursement of Advances from amounts on deposit in the Collateral Proceeds Account. The master servicing fee is payable to the Master Servicer in part due to its performance as an intermediary between the various Servicers and the Trustee.

     Funds in the Collateral Proceeds Account may be invested and, if invested, shall be invested in the name of the Trustee (in its capacity as such) in Eligible Investments that mature not later than the Business Day preceding each Payment Date (except that, if such Eligible Investment is an obligation of the Trustee, then such Eligible Investment may mature not later than such Payment
Date) and will not be sold or disposed of prior to its maturity. All income realized from any such investments will accrue to the benefit of the Master Servicer as additional compensation and may be withdrawn by the Master Servicer from time to time. However, no withdrawals from the Collateral Proceeds Account will be permitted if such withdrawals would cause a deficiency in amounts payable to Bondholders.

Reserve Fund or Accounts

     If stated in the Prospectus Supplement for a Series, the Issuer will deposit cash, certificates of deposit or letters of credit in one or more Reserve Funds or accounts, which may be used by the Trustee to make any required payments of principal or interest on the Bonds of the Series to the extent that funds are not otherwise available. The Series Supplement may limit the pledge of any Reserve Fund to certain Classes of Bonds. The Issuer may have certain rights on any Payment Date to cause the Trustee to make withdrawals from the Reserve Fund for a Series and to pay such amounts in accordance with the instructions of the Issuer as specified in the related Prospectus Supplement to the extent that such funds are no longer required to be maintained for the Bondholders.

Other Funds or Accounts

     The Bonds of a Series may also be secured by certain other funds and accounts for the purpose of, among other things, (i) making required payments of principal or interest on the Bonds of the Series to the extent funds are not otherwise available, (ii) paying certain administrative, insurance and similar costs and (iii) accumulating funds that are credited to the Issuer's account pending their distribution to the Issuer. To the extent such funds and accounts are material, they will be described in the related Prospectus Supplement.

Investment of Funds

     Funds deposited in or remitted to the Collateral Proceeds Account, any Reserve Fund and any other funds and accounts held under the Indenture for a Series will be invested by the Trustee, and amounts in the Master Servicer Custodial Account will be invested by the Master Servicer, in certain eligible investments ("Eligible Investments") as specified in the Indenture or Indenture Supplement for the related Series.

Mortgage Insurance on the Mortgage Loans

     Mortgage Loans securing a Series generally will be covered by special hazard insurance, title insurance, and, if so specified in the related Prospectus Supplement, primary mortgage insurance policies (each, a "Primary Mortgage Insurance Policy," and together with any special hazard insurance policies and title insurance policies, the "Insurance Policies"). To the extent provided in the related Prospectus Supplement, in lieu of certain Insurance Policies, Additional Mortgage Collateral (or instruments secured by additional Mortgage Loans) may be pledged to the Trustee to secure the timely payment of principal of and interest on the Mortgage Loans and/or the Bonds.

Pool Insurance

     The Issuer may obtain a Pool Insurance Policy to cover losses (subject to the limitations described below) incurred by reason of default by the Borrowers of the Mortgage Loans securing such Series that are not covered by any Primary Mortgage Insurance Policy or exceed the coverage provided any applicable Primary Mortgage Insurance Policy. The terms of the Master Servicing Agreement with respect to a Series will require the Master Servicer to maintain the Pool Insurance Policies, if any, for such Series and to present or cause the Servicers to present claims thereunder to the related insurer on behalf of the Issuer, the Trustee and the holders of Bonds of such Series.

     The amount of the Pool Insurance Policy (or Policies) for a Series, if any, will be specified in the related Prospectus Supplement. A Pool Insurance Policy for a Series, however, will not be a blanket policy against loss, because claims thereunder may only be made for particular defaulted Mortgage Loans and only upon satisfaction of certain conditions precedent as described below.

     Unless otherwise specified in the related Prospectus Supplement, the Pool Insurance Policy for a Series will provide that as a condition precedent to the payment of any claim the insured will be required (a) to advance hazard insurance premiums on the Mortgaged Premises securing the defaulted Mortgage Loan; (b) to advance, as necessary and approved in advance by the related insurer, (1) real estate property taxes, (2) all expenses required to preserve and repair the Mortgaged Premises, to protect the Mortgaged Premises from waste, so that the Mortgaged Premises is in at least as good a condition as existed on the date upon which coverage under the Pool Insurance Policy with respect to such Mortgaged Premises first became effective, ordinary wear and tear excepted,
(3) property sales expenses, (4) any outstanding liens on the Mortgaged Premises, and (5) foreclosure costs including court costs and reasonable attorneys' fees; and (c) if there has been physical loss or damage to the Mortgaged Premises, to restore the Mortgaged Premises to its condition (ordinary wear and tear excepted) as of the issue date of the Pool Insurance Policy. It also will be a condition precedent to the payment of any claim under the Pool Insurance Policy that the insured maintain a Primary Mortgage Insurance Policy that is acceptable to the Pool Insurer on all Mortgage Loans that have loan-to-value ratios at the time of origination in excess of 80%. Assuming satisfaction of these conditions, the Pool Insurer will pay to the insured the amount of the loss which will be: (a) the amount of the unpaid principal balance of the Mortgage Loan immediately prior to the Approved Sale of the Mortgaged Premises; (b) the amount of the accumulated unpaid interest on such Mortgage Loan to the date of claim settlement at the contractual rate of interest; and
(c) reimbursable amounts advanced by the insured as described above, less certain payments (including the proceeds of any prior Approved Sale and any Primary Insurance Policies). The Pool Insurance Policy may not reimburse the insured for attorneys' fees on a foreclosed Mortgage Loan in excess of 3% of the unpaid balance of principal and interest of that Mortgage Loan. As a result, legal expenses in excess of such reimbursement limitation may be charged as a loss on the related Bonds. An Approved Sale is (1) a sale of the Mortgaged Premises acquired by the insured because of a default by the Borrower to which sale the Pool Insurer has given prior approval, (2) a pre-foreclosure, foreclosure or trustee's sale of the Mortgaged Premises at a price exceeding the minimum amount specified by the Pool Insurer, (3) the acquisition of the Mortgaged Premises under the Primary Mortgage Insurance Policy by the related Mortgage Insurer, or (4) the acquisition of the Mortgaged Premises by the Pool Insurer. If the Pool Insurer elects to take title to the Mortgaged Premises, the insured must, as a condition precedent to the payment of any such Loss, provide the Pool Insurer with good and merchantable title to the Mortgaged Premises. If any property securing a defaulted Mortgage Loan is damaged and the proceeds, if any, from the related Standard Hazard Insurance Policy or the applicable Special Hazard Insurance Policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the Pool Insurance Policy, the Servicer or the Master Servicer of the related Mortgage Loan will not be required to expend its own funds to restore the damaged Mortgaged Premises unless it determines and the Master Servicer agrees (A) that such restoration will increase the proceeds to the Trust Estate on liquidation of the Mortgage Loan after reimbursement of the Servicer or the Master Servicer for its expenses and (B) that such expenses will be recoverable by it through Liquidation Proceeds or Insurance Proceeds.

     The Pool Insurance Policies will generally not insure (and many Primary Insurance Policies may not insure) against loss sustained by reason of a default arising from, among other things, (i) fraud or negligence in the origination or servicing of a Mortgage Loan, including misrepresentation by the Borrower or the Originator, (ii) failure to construct Mortgaged Premises in accordance with plans and specifications, and (iii) a claim in respect of a defaulted Mortgage Loan occurring when the Servicer of such Mortgage Loan, at the time of default or thereafter, was not approved by the Mortgage Insurer. A failure of coverage atributabe to one of the foregoing events might result in a breach of the Participant's representations and warranties described under "Origination of Mortgage Loans -- Representations and Warranties" and in such event, subject to the limitations described therein, might give rise to an obligation on the part of the Participant to purchase the defaulted Mortgage Loan if the breach cannot be cured. See "Origination of Mortgage Loans -- Representations and Warranties." In addition, if a terminated Servicer has failed to comply with its obligation under the Servicing Agreement to purchase a Mortgage Loan upon which coverage under a Pool Insurance Policy has been denied on the grounds of fraud, dishonesty or misrepresentation (or if the Servicer has no such obligation), the Participant may be obligated to purchase the Mortgage Loan. See "Servicing of the Mortgage Loans -- Maintenance of Insurance Policies; Claims Thereunder and Other Realization Upon Defaulted Mortgage Loans."

     The original amount of coverage under any Pool Insurance Policy securing a Series will be reduced over the life of the Bonds of such Series by the aggregate dollar amount of claims paid less the aggregate of the net amount realized by the Pool Insurer upon disposition of all foreclosed Mortgaged Premises covered thereby. The amount of claims paid includes certain expenses incurred by the Servicer or the Master Servicer of the defaulted Mortgage Loan, as well as accrued interest on delinquent Mortgage Loans to the date of payment of the claim. See "Certain Legal Aspects of Mortgage Loans -- Foreclosure." The net amounts realized by the Pool Insurer will depend primarily on the market value of the Mortgaged Premises securing the defaulted Mortgage Loan. The market value of the Mortgaged Premises will be determined by a variety of economic, geographic, social, environmental and other factors and may be affected by matters that were unknown and could not reasonably be anticipated at the time the original loan was made.

     If aggregate net claims paid under a Pool Insurance Policy reach the original policy limit, coverage under the Pool Insurance Policy will lapse and any further losses may affect adversely distributions to holders of Bonds of such Series. In addition, unless the Servicer or Master Servicer could determine that an advance in respect of a delinquent Mortgage Loan would be recoverable to it from the proceeds of the liquidation of such Mortgage Loan or otherwise, neither the Servicer nor the Master Servicer would be obligated to make an advance respecting any such delinquency since the advance would not be ultimately recoverable to it from either the Pool Insurance Policy or from any other related source. See "Servicing of the Mortgage Loans -- Advances." The original amount of coverage under the Pool Insurance Policy securing a Series may also be reduced or cancelled to the extent each Rating Agency rating the Series confirms that such reduction will not result in the lowering of the rating of the Bonds of such Series.

     Unless otherwise specified in the related Prospectus Supplement, a Pool Insurance Policy may insure against losses on the Mortgage Loans securing other Series of Securities or that secure other mortgage-backed securities or collateralized mortgage obligations issued by the Issuer or one of its affiliates, provided, however, that, at the time of the extension, such extension of coverage (and corresponding assignment of the Pool Insurance Policy) to any other Series or such other Bonds does not result in the lowering by any Rating Agency rating a Series offered hereby of the rating of any Bonds of such Series.

Credit Enhancement for the Mortgage Loans

     Credit enhancements acceptable to each Rating Agency may be used to provide for coverage of certain risks of default or losses on the Mortgage Loans. Any such credit enhancement will be described in detail in the related Prospectus Supplement. Such credit enhancements may be limited to one or more Classes of Bonds and may include, but will not necessarily be limited to, any of the following:

          (i) Subordination in right of payment of one or more Classes to the right of other Classes to receive payments, subject to such conditions and limitations as may be described in the related Prospectus Supplement;

          (ii) Pledge of additional collateral and any cash flow thereon by any institution acceptable to each Rating Agency, which the Trustee may sell or draw upon in the event amounts received as payments on the Mortgage Loans are insufficient to make required payments on one or more Classes of Bonds. Such pledge of additional collateral may be limited in amount and subject to conditions, as described in the related Prospectus Supplement;

          (iii) Limited guarantees against losses arising from defaults on the Mortgage Loans, or against failure to make payments of principal of and interest on the Bonds. Such guarantees may be limited to a specified maximum dollar amount or may be subject to limitations having similar effect;

          (iv) Letters of credit issued by banks acceptable to each Rating Agency, under which the Trustee may draw funds in the event amounts received as payments on the Mortgage Loans are insufficient to make required payments on a Class or Classes of Bonds. Such letters of credit may be limited in amount and subject to conditions, as described in the related Prospectus Supplement;

          (v) Reserve Funds created by the deposit of assets at the time of the issuance of the Bonds or by the accumulation of funds generated by the Mortgage Loans, upon which the Trustee may draw in the event amounts received as payments on the Mortgage Loans are insufficient to make required payments on a Class or Classes of Bonds or by a combination of the foregoing. The amounts held in such Reserve Funds will be invested in Eligible Investments;

          (vi) Insurance policies issued by insurers acceptable to each Rating Agency that provide for payment to the Trustee or the Servicer upon the occurrence of certain casualty events at the Mortgaged Premises. Such insurance policies may be limited in amount and subject to conditions, as described above; and

          (vii) Combinations of the foregoing.

     Except as otherwise provided in the related Prospectus Supplement, each Series of Bonds will be secured by the Mortgage Loans for that Series and related property. The related Prospectus Supplement may specify that payments received on such Mortgage Loans be paid (i) so as to prioritize, with respect to right of payment, certain Classes of Bonds within a Series or (ii) disproportionately among the various Classes of Bonds.

     Unless otherwise specified in the related Prospectus Supplement, in the event of delinquencies in payments of principal or interest on the Mortgage Loans, the applicable Servicer and the Master Servicer (or the Special Servicer, if any) will advance cash in the amounts described herein. Neither any Servicer, the Master Servicer nor any Special Servicer will be obligated to make an Advance that it (or in the case of the Servicer, the Master Servicer) reasonably believes to be a Non-Recoverable Advance. See "Servicing of the Mortgage
Loans -- Advances."

     There can be no assurance that real estate values will remain at present levels in the areas in which the Mortgaged Premises will be located. If the real estate market relating to Mortgage Loans in a particular pool should experience an overall decline in property values, the actual rates of delinquencies, foreclosures and losses could be significantly higher than those now generally experienced in the mortgage lending industry. To the extent that such delinquencies, foreclosures and losses are not covered by applicable credit enhancements described in the related Prospectus Supplement, the Losses resulting therefrom will be borne by Bondholders of the Series secured by such pool as specified in the related Prospectus Supplement.

     With respect to any Series as to which any Mortgage Loans have an adjustable rate of interest, there may be a higher likelihood of defaults and losses on the Mortgage Loans during periods of higher prevailing interest rates. With respect to any Series as to which any Subordinated Class of Bonds will have been issued, such losses, generally, first will be borne by the Issuer, to the extent of any Surplus, and then by the Bondholders of any Subordinated Classes of Bonds as a result and to the extent of the subordination in right of payment of any Subordinated Classes of Bonds to any Senior Classes of Bonds, as specified in the related Prospectus Supplement.

Insurance Policies and Surety Bonds

     If so provided in the Prospectus Supplement for a Series of Bonds, deficiencies in amounts otherwise payable on such Bonds or certain Classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more Classes of Bonds of the related Series, timely payments of interest and/or full payments of principal on the basis of a schedule of principal payments set forth in or determined in the manner specified in the related Prospectus Supplement. A copy of any such instrument for a Series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Bonds of the related Series.

                       ORIGINATION OF THE MORTGAGE LOANS

General

     Each Mortgage Loan included in a Mortgage Pool securing a Series of Bonds will be originated by a savings and loan association, savings bank, commercial bank, credit union, or similar institution that is supervised and examined by a federal or state authority, or by a mortgagee approved by HUD. In originating a Mortgage Loan, the loan originator (the "Originator") will follow either (a) its own credit approval process, to the extent that such process conforms to underwriting standards generally acceptable to FNMA or FHLMC, or (b) the Participant's various credit, appraisal and underwriting standards and guidelines. The Prospectus Supplement will disclose the percentage of Mortgage Loans in a Mortgage Pool securing a Series of Bonds that are originated using the Participant's underwriting guidelines, and those originated using the Originator's stricter underwriting guidelines. As discussed further in the related Prospectus Supplement, the Participant's underwriting guidelines are less stringent than those of FNMA or FHLMC, primarily in that they generally permit the Borrower to have a higher debt-to-income ratio and a larger number of derogatory credit items than do the guidelines of FNMA or FHLMC. However, the Participant's underwriting guidelines require that the property appraisals conform to FNMA or FHLMC appraisal standards then in effect.

     Both sets of underwriting standards are applied in a manner intended to comply with applicable federal and state laws and regulations. The purpose of applying these standards is to evaluate each prospective Borrower's credit standing and repayment ability and the value and adequacy of the related Mortgaged Premises as collateral.

     The mortgage loans originated under the Participant's underwriting standards generally are based on loan application packages submitted by mortgage brokerage companies for underwriting review, approval and funding by the Participant or an affiliate of the Participant. Originators who apply their own, stricter underwriting standards review a similar loan application package in their decision whether to approve and fund the mortgage loans. In general, a prospective Borrower is required to complete a detailed application designed to provide pertinent credit information. The prospective Borrower generally is required to provide a current list of assets as well as an authorization for a credit report which summarizes the Borrower's credit history with merchants and lenders as well as any suits, judgments or bankruptcies that are of public record. The Borrower may also be required to authorize verification of deposits at financial institutions where the Borrower has demand or savings accounts.

     In determining the adequacy of the Mortgaged Premises as collateral, an appraisal is made of each property considered for financing by a qualified independent appraiser approved by FNMA, FHLMC, the Participant or an affiliate of the Participant. The appraiser is required to inspect the property and verify that it is in good repair and that construction, if new, has been completed. The appraisal is based on the market value of comparable homes and, if considered applicable by the appraiser, the estimated rental income of the property and a replacement cost analysis based on the current cost of constructing a similar home. All appraisals are required to conform to FNMA or FHLMC appraisal standards then in effect.

     Once all applicable employment, credit and property information is received, a determination generally is made as to whether the prospective Borrower has sufficient monthly income available (i) to meet the Borrower's monthly obligations on the proposed mortgage loan (generally determined on the basis of the monthly payments due in the year of origination) and other expenses related to the Mortgaged Premises (such as property tax and hazard insurance), and (ii) to meet monthly housing expenses and other financial obligations and monthly living expenses. The underwriting standards applied, particularly with respect to the level of income and debt disclosure on the application and verification, may be varied in appropriate cases where factors such as low loan-to-value ratios or other favorable compensating factors exist.

     A prospective Borrower applying for a loan pursuant to the full documentation program is required to provide, in addition to the above, a statement of income, expenses and liabilities (existing or prior). An employment verification is obtained from an independent source (typically the prospective Borrower's employer), which verification generally reports the length of employment with that organization, the prospective Borrower's current salary and whether it is expected that the prospective Borrower will continue such employment in the future. If a prospective Borrower is self-employed, the Borrower may be required to submit copies of signed tax returns. For other than self-employed Borrowers, income verification may be accomplished by W-2 forms or pay stubs that indicate year to date earnings.

     Under the limited documentation program, greater emphasis is placed on the value and adequacy of the Mortgaged Premises as collateral rather than on credit underwriting, and certain credit underwriting documentation concerning income and employment verification is therefore waived. Accordingly, the maximum permitted loan-to-value ratios for loans originated under such program are generally lower than those permitted for other similar loans originated pursuant to the full documentation program.

Representations and Warranties

     The Issuer generally will acquire Mortgage Loans from the Participant. The Participant or an affiliate may act as a Servicer of Mortgage Loans securing the Series or an unrelated entity may act as Servicer. The Participant will make certain representations and warranties with respect to such Mortgage Loans in the agreement by which the Participant transfers its interest in the Mortgage Loans. Except as otherwise noted in the Prospectus Supplement for a Series, the Participant will represent and warrant, among other things, as follows: (i) that each Mortgage Loan has been originated in compliance with all applicable laws, rules and regulations; (ii) that no Mortgage Loan is more than 60 days delinquent as of the applicable Cut-off Date; (iii) that each Insurance Policy is the valid and binding obligation of the Insurer; (iv) that each Security Instrument constitutes a good and valid first or, if applicable, second lien on the Mortgaged Premises; and (v) that the Borrower holds good and marketable title to the Mortgaged Premises. Except as otherwise noted in the Prospectus Supplement for a Series, the Participant is required to submit to the Trustee with each Mortgage Loan a mortgagee title insurance policy, title insurance binder, preliminary title report, or satisfactory evidence of title insurance. If a preliminary title report is delivered initially, the Participant is required to deliver a final title insurance policy or satisfactory evidence of the existence of such a policy.

     In the event the Participant breaches a representation or warranty with respect to a Mortgage Loan or if any principal document executed by the Borrower relating to a Mortgage Loan is found to be defective in any material respect and the breaching party cannot cure such breach of defect within the number of days specified in the applicable agreement, the Trustee may require such breaching party to purchase such Mortgage Loan upon deposit with the Trustee of funds equal to the then Unpaid Principal Balance of such Mortgage Loan plus accrued interest thereon at the Note Rate through the end of the month in which the purchase occurs. In the event of a breach by the Participant of a representation or warranty with respect to a Mortgage Loan or the delivery by the Participant to the Trustee of a materially defective document with respect to a Mortgage Loan, the Participant may under certain circumstances, in lieu of repurchasing such Mortgage Loan, substitute a Mortgage Loan having characteristics substantially similar to those of the defective Mortgage Loan. See "Security for the Bonds -- Substitution of Mortgage Collateral." The Participant's obligation to purchase a Mortgage Loan will not be guaranteed by the Issuer or any other party, unless otherwise specified in the related Prospectus Supplement.

                        SERVICING OF THE MORTGAGE LOANS

General

     For each Series secured by Mortgage Loans, various Servicers, which may include Resource or an affiliate, will provide certain customary servicing functions with respect to the Mortgage Loans securing such Series pursuant to servicing agreements ("Servicing Agreements"), which will be pledged to the Trustee to secure the Bonds. The Servicers will be entitled to withhold their servicing fees and certain other fees and charges from payments on such Mortgage Loans serviced by them. If so specified in the related Prospectus Supplement, a Special Servicer may be appointed. The related Prospectus Supplement will describe the duties and obligations of the Special Servicer, if any. A Special Servicer will be entitled to a special servicing fee.

     Each Servicer of one- to four-family Mortgage Loans generally will be approved or will utilize a Sub-Servicer that is approved by FNMA or FHLMC as a servicer of mortgage loans and must be approved by the Master Servicer. In determining whether to approve a Servicer, the Master Servicer will review the credit of the Servicer and, if necessary for the approval of the Servicer, the Sub-Servicer, including capitalization ratios, liquidity, profitability and other similar items that indicate financial ability to perform its obligations. In addition, the Master Servicer's mortgage servicing personnel will review the Servicer's and, if necessary, the Sub-Servicer's servicing record and evaluate the ability of the Servicer (and Sub-Servicer) to conform with required servicing procedures. Generally, the Master Servicer will not approve a Servicer unless either the Servicer or Sub-Servicer, if any, (i) has serviced conventional mortgage loans for a minimum of two years, (ii) maintains a loan servicing portfolio of at least $300,000,000 and (iii) has GAAP tangible net worth of at least $3,000,000. The Master Servicer will continue to monitor on a regular basis the financial position and servicing performance of the Servicer and, to the extent the Servicer does not meet the foregoing requirements, the Sub-Servicer, if any.

     The duties to be performed by the Servicers with respect to Mortgage Loans securing a Series will include calculation, collection and remittance of principal and interest payments, administration of mortgage escrow accounts, as applicable, collection of insurance claims, foreclosure procedures and, if necessary, the advance of funds to the extent certain payments are not made by the Borrowers and are recoverable from late payments by the Borrower, Liquidations Proceeds or Insurance Proceeds. Each Servicer also will provide such accounting and reporting services as are necessary to enable the Master Servicer to provide required information to the Issuer and the Trustee with respect to the Mortgage Loans securing such Series. Each Servicer is entitled to
(i) a periodic servicing fee equal to a specified percentage of the outstanding principal balance of each Mortgage Loan serviced by such Servicer and (ii) certain other fees, including but not limited to, late payments, conversion or modification fees and assumption fees. With the consent of the Master Servicer, certain servicing obligations of a Servicer may be delegated to a Sub-Servicer approved by the Master Servicer, provided, however, that the Servicer remains fully responsible and liable for all of its obligations under the Servicing Agreement.

     Unless otherwise provided in the related Prospectus Supplement, the Master Servicer will (i) administer and supervise the performance of the Servicers of the Mortgage Loans for such Series of their duties and responsibilities under the Servicing Agreements; (ii) maintain any insurance policies (other than property specific Insurance Policies) providing coverage for losses on the Mortgage Loans for such Series; (iii) calculate amounts payable to Bondholders on each Payment Date; (iv) prepare periodic reports to the Trustee or the Bondholders with respect to the foregoing matters; (v) prepare federal and state tax and information returns; and (vi) prepare reports, if any, required under the Securities Exchange Act of 1934, as amended. In addition, the Master Servicer will receive, review and evaluate all reports, information and other data provided by each Servicer to enforce the provisions of the Servicing Agreements, to monitor each Servicer's servicing activities, to reconcile the results of such monitoring with information provided by the Servicer and to make corrective adjustments to records of the Servicer and Master Servicer, as appropriate.

     The Master Servicer will be entitled to receive a portion of the interest payments on the Mortgage Loans securing the Series remitted to cover its fees as Master Servicer. The Master Servicer or the Trustee may terminate a Servicer who has failed to comply with its covenants or breached one of its representations contained in the Servicing Agreement. Upon termination of a Servicer by the Master Servicer, the Master Servicer will assume certain servicing obligations of the terminated Servicer or, at its option, may appoint a substitute Servicer acceptable to the Trustee to assume the servicing obligations of the terminated Servicer.

     Forms of Servicing Agreements have been filed as exhibits to, or incorporated by reference into, the Registration Statement of which this Prospectus forms a part. The Issuer's rights under each Servicing Agreement with respect to a Series will be assigned to the Trustee as security for such Series. The descriptions contained herein do not purport to be complete and are qualified in their entirety by reference to the form of Servicing Agreement.

Payments on Mortgage Loans

     Pursuant to the Servicing Agreements with respect to a Series, each Servicer will be required to establish and maintain one or more separate, insured (to the available limits) custodial accounts (collectively, the "Custodial P&I Account") into which the Servicer will be required to deposit on a daily basis payments of principal and interest received with respect to Mortgage Loans serviced by such Servicer that secure Bonds of such Series. To the extent deposits in each Custodial P&I Account are required to be insured by the FDIC, if at any time the sums in any Custodial P&I Account exceed the limits of insurance on such account, the Servicer will be required within one business day to withdraw such excess funds from such account and remit such amounts (i) to a "Servicer Custodial Account," which shall be a custodial account maintained at a separate institution designated by the Master Servicer or (ii) to the Master Servicer for deposit in either the Collateral Proceeds Account for such Series or the Master Servicer Custodial Account. The amounts so deposited pursuant to (i) and (ii) above will be invested in Eligible Investments.

     The Servicing Agreements will require each Servicer, not later than the Remittance Date, to remit to the Master Servicer Custodial Account amounts representing scheduled installments of principal and interest on the Mortgage Loans securing such Series received or advanced by the Servicer that were due during the related Due Period, principal prepayments, Insurance Proceeds and Liquidation Proceeds received during the applicable Prepayment Period (as specified in the Indenture for such Series), with interest to the last day of the calendar month occurring in such Prepayment Period (subject to certain limitations), and proceeds from the repurchase of Converted Mortgage Loans, less applicable servicing fees and amounts representing reimbursement of Advances made by the Servicer. On or before the related Master Servicer Remittance Date, the Master Servicer will withdraw its master servicing fees from the Master Servicer Custodial Account and remit to the Collateral Proceeds Account those amounts allocable to the Bonds for such Payment Date. In addition, there will be deposited in the Collateral Proceeds Account for such Series of Bonds any Advances of principal and interest made by the Master Servicer or the Trustee pursuant to the terms of the Master Servicing Agreement or Indenture to the extent such amounts were not deposited in the Master Servicer Custodial Account or received and applied by the Servicer.

     Prior to each Payment Date for a Series, the Master Servicer will furnish to the Trustee and to the Issuer a statement setting forth certain information with respect to the Mortgage Loans securing such Series.

Advances

     Unless otherwise provided in the related Prospectus Supplement, the Servicing Agreements with respect to a Series will require each Servicer to advance funds to cover, to the extent that such amounts are deemed to be recoverable from any subsequent payments on the Mortgage Loans securing such Series, (i) delinquent payments of principal of and interest on such Mortgage Loans and (ii) delinquent payments of taxes, insurance premiums and other escrowed items. If a Servicer defaults, the Master Servicer or the Trustee may, if so provided in the Master Servicing Agreement or Indenture, respectively, be required to make Advances to the extent necessary to make required payments on certain Bonds, provided that such party deems such amounts to be recoverable.

     As specified in the related Prospectus Supplement, the Advance obligation of the Trustee, the Servicers and the Master Servicer may be further limited to an amount specified (i) in the Indenture, the Servicing Agreement or the Master Servicing Agreement or (ii) by a Rating Agency rating the Bonds. Any required Advances by the Servicers, the Master Servicer or the Trustee, as the case may be, must be deposited into the applicable Custodial P&I Account or Master Servicer Custodial

Account or into the Collateral Proceeds Account and will be due not later than the Payment Date to which such delinquent payment relates. Amounts to be advanced by the Servicers, the Master Servicer or the Trustee, as the case may be, will be reimbursable out of future payments on the Mortgage Loans, Insurance Proceeds or Liquidation Proceeds of the Mortgage Loans for which such amounts were advanced. If an Advance made by a Servicer, the Master Servicer or the Trustee later proves to be unrecoverable, such Servicer, the Master Servicer or the Trustee, as the case may be, will be entitled to reimbursement from funds in the Collateral Proceeds Account prior to the distribution of payments to the Bondholders.

     Any Advances made by the Servicers, the Master Servicer or the Trustee with respect to Mortgage Loans securing any Series will be intended to enable the Issuer to make timely payment of the scheduled principal and interest payments on the Bonds of such Series and will be due not later than the Payment Date on which such payments are scheduled to be made. However, none of the Trustee, the Master Servicer nor any Servicer will insure or guarantee any Series or any Mortgage Loan securing any Series, and their obligations to advance for delinquent payments will be limited to the extent that such Advances, in the judgment of the Master Servicer or the Trustee, will be recoverable out of future payments on the Mortgage Loans, Insurance Proceeds or Liquidation Proceeds of the Mortgage Loans from which such amounts were advanced.

Collection and Other Servicing Procedures

     The Servicing Agreements with respect to a Series will require each Servicer to make reasonable efforts to collect all payments called for under the Mortgage Loans securing such Series and under the applicable Insurance Policies with respect to each such Mortgage Loan and, consistent with the Servicing Agreement, to follow such collection procedures as it normally would follow with respect to mortgage loans serviced for FNMA.

     The Security Instrument used in originating a conventional Mortgage Loan may, at the lender's option, contain a "due-on-sale" clause. See "Certain Legal Aspects of the Mortgage Loans -- Due-On-Sale Provisions." The Servicing Agreements will require the Servicers to use reasonable efforts to enforce "due-on-sale" clauses with respect to any Security Instrument containing such a clause provided that the coverage of any applicable Insurance Policy will not be adversely affected thereby. In any case in which Mortgaged Premises have been or are about to be conveyed by the Borrower and the "due-on-sale" clause has not been enforced or the related note is by its terms assumable, the Servicer will be authorized to take or enter into an assumption agreement from or with the person to whom such property has been or is about to be conveyed, if such person meets certain loan underwriting criteria, including the criteria necessary to maintain the coverage provided by the applicable Insurance Policies or if otherwise required by law. In the event that the Servicer enters into an assumption agreement in connection with the conveyance of any such Mortgaged Premises, the Servicer will release the original Borrower from liability upon the Mortgage Loan and substitute the new Borrower as obligor thereon. In no event can the assumption agreement permit a decrease in the mortgage interest or an increase in the term of the Mortgage Loan. Fees collected for entering into an assumption agreement will be retained by the Servicer of the Mortgage Loan.

Defaulted Mortgage Loans

     With respect to any Mortgage Loan on which a material default has occurred or a payment default is imminent, the Servicer may, with the approval of the Master Servicer in most cases, negotiate a forbearance or modification agreement with the Borrower. A "forbearance" consists of a temporary reduction in the Scheduled Payment that a Borrower is required to make with respect to a Mortgage Loan, provided that the payment of principal and interest is only deferred and not forgiven. A "modification" consists of a permanent reduction in the Scheduled Payment that a Borrower is required to make with respect to a Mortgage Loan, and may result in a Realized Loss on the Mortgage Loan. A modification may involve the reduction in the Note Rate, the Unpaid Principal Balance of the Mortgage Loan, or both. A forbearance or modification of a Mortgage Loan only will be permitted if the Servicer and, if required, the Master Servicer have determined that in their good faith business judgment that granting such forbearance or modification will maximize the recovery on such Mortgage Loan to the Trust Estate on a present value basis. In determining whether to grant a forbearance or a modification, the Servicer, and if required, the Master Servicer will take into account the willingness of the Borrower to perform on the Mortgage Loan, the general condition of the Mortgaged Premises and the likely proceeds from the foreclosure and liquidation of the Mortgaged Premises.

     Except as otherwise specified in the Prospectus Supplement, the Issuer will be entitled to purchase any Mortgage Loan that has a payment that is 90 days past due upon payment to the Trustee of the Unpaid Principal Balance of such Mortgage Loan plus accrued and unpaid interest thereon through the Payment Date following the date of purchase.

     The Servicers will not exercise any discretion with respect to changes in any of the terms of any Mortgage Loan (including but not limited to the Note Rate and whether the term of the Mortgage Loan is extended for a further period and the specific provisions applicable to such extension) or the disposition of REO without the consent of the Master Servicer.

Maintenance of Insurance Policies; Claims Thereunder and Other Realization Upon Defaulted Mortgage Loans

     The Servicing Agreements require each Servicer to maintain, in full force and effect as long as coverage is required under the Servicing Agreement, standard hazard insurance, flood insurance and any primary mortgage insurance policies relating to each Mortgage Loan that it services.

     If any Mortgaged Premises securing a defaulted Mortgage Loan securing a Series is damaged and the proceeds, if any, from the related Standard Hazard Insurance Policy are insufficient to restore the damaged property to the condition to permit recovery under the related Insurance Policy, the Servicer will not be required to expend its own funds to restore the damaged property unless it determines that such expenses will be recoverable by it through Liquidation Proceeds or through Insurance Proceeds. Each Servicing Agreement and the Master Servicing Agreement with respect to a Series will require the Servicer or the Master Servicer, as the case may be, to present claims to the insurer under any Insurance Policy applicable to the Mortgage Loans securing such Series and to take such reasonable steps as are necessary to permit recovery under such Insurance Policy with respect to defaulted Mortgage Loans or losses on the Mortgaged Premises securing such Mortgage Loans.

     If recovery under the applicable Insurance Policy is not available, the Servicer or the Master Servicer nevertheless will be obligated to follow standard practice and procedures to realize upon the defaulted Mortgage Loan. See "Certain Legal Aspects of the Mortgage Loans -- Environmental Considerations." In this regard, the Servicer or Master Servicer will sell the Mortgaged Premises pursuant to foreclosure, trustee's sale or, in the event a deficiency judgment is available against the mortgagor or other person and proceed to seek recovery of the deficiency against the appropriate person. To the extent that the proceeds of any such Liquidation proceedings are less than the Collateral Value of the defaulted Mortgage Loan, there will be a reduction in the value of the Collateral for the Series secured by such Mortgage Loan such that the holders of Bonds of such Series may not receive full principal of and interest on such Bonds.

     The Master Servicer with respect to a Series may be required to maintain any Special Hazard Insurance Policy and any Pool Insurance Policy for such Series in full force and effect throughout the term of the Master Servicing Agreement, subject to payment of the applicable premiums by the Trustee. The Master Servicer will be required to notify the Trustee to pay the premiums for any such Special Hazard Insurance Policy and any such Pool Insurance Policy for such Series on a timely basis. Any such premiums may be payable on a monthly basis in advance, or pursuant to any other payment schedule acceptable to the applicable insurer. In the event that such Special Hazard Insurance Policy or such Pool Insurance Policy for such Series is cancelled or terminated for any reason (other than the exhaustion of total policy coverage), the Master Servicer will be obligated to obtain from another insurer a comparable replacement policy with a total coverage which is equal to the then existing coverage (or such lesser amount if the Master Servicer confirms in writing with the Rating Agencies rating the Bonds that such lesser amount will not impair the rating on the Bonds) of such Special Hazard Insurance Policy or such Pool Insurance Policy or other form of substitute credit enhancement as the Rating Agencies rating the Bonds confirm in writing will not impair the ratings on the Bonds. However, if the cost of any such replacement policy or bond is greater than the cost of the policy or bond which has been terminated, then the amount of the coverage either will be reduced to a level such that the applicable premium will not exceed the cost of the premium for the policy or bond that was terminated or the Master Servicer may secure such replacement policy or other credit enhancement at such increased cost, so long as such increase in cost will not adversely affect amounts available to make payments of principal or interest on the Bonds.

Evidence as to Servicing Compliance

     Within 120 days of the end of each of its fiscal years the Servicer must provide the Master Servicer with a copy of its audited financial statements for the year and a statement from the firm of independent public accountants that prepared the financial statements to the effect that, in preparing such statements, it reviewed the results of the Servicer's servicing operations in accordance with the Uniform Single-Audit procedures for mortgage banks developed by the Mortgage Bankers Association. In addition, the Servicer will be required to deliver an officer's certificate to the effect that it has fulfilled its obligations under the Servicing Agreement during the preceding fiscal year or identifying any ways in which it has failed to fulfill its obligations during the fiscal year and the steps that have been taken to correct such failure. The Master Servicer will be required to promptly make available to the Trustee any compliance reporting that it receives from a Servicer.

     Each year the Master Servicer will review each Servicer's performance under its Servicing Agreement and the status of any fidelity bond and errors and omissions policy required to be maintained by the Servicer under the Servicing Agreement.

Events of Default and Remedies

     Events of default under the Servicing Agreement in respect of a Series of Bonds will consist of (i) any failure by the Servicer to remit to the Master Servicer Custodial Account any payment required to be made by a Servicer under the terms of the Servicing Agreement that is not remedied within at least one Business Day; (ii) any failure on the part of a Servicer to observe or perform in any material respect any other of its covenants or agreements contained in the Servicing Agreement that continues unremedied for a specified period after the giving of written notice to the Servicer by the Master Servicer; (iii) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings regarding a Servicer; or (iv) certain actions by or on behalf of the Servicer indicating its insolvency or inability to pay its obligations.

     The Master Servicer will have the right pursuant to the Servicing Agreement to terminate a Servicer upon the occurrence of an event of default by the Servicer of any of its obligations under the Servicing Agreement. In the event of such termination, the Master Servicer will appoint a substitute Servicer (which may be the Master Servicer) acceptable to the Master Servicer and approved by the Trustee (which shall be given upon receipt of written confirmation by each Rating Agency that such appointment will not adversely effect the ratings then in effect on the Bonds). Any successor servicer, including the Master Servicer or the Trustee, will be entitled to compensation arrangements similar to those provided to the Servicer.

Master Servicing Agreement

     Except as otherwise specified in the related Prospectus Supplement, Resource will act as the master servicer (in such capacity, the "Master Servicer") of the Mortgage Loans pursuant to the terms of the Master Servicing Agreement between Resource and the Issuer. Pursuant to the Master Servicing Agreement, the Master Servicer (i) will supervise the servicing of the Mortgage Loans by the Servicers, (ii) will instruct, among other things, each Servicer as to the proper actions to be taken with respect to a defaulted Mortgage Loan,
(iii) will be responsible for providing general administrative services with respect to the Bonds, and (iv) will make Advances to the limited extent described herein. The Master Servicer may engage various independent contractors to perform certain of its responsibilities, provided, however, that the Master Servicer remains fully responsible and liable for all of its obligations under the Master Servicing Agreement (other than those specifically undertaken by a Special Servicer). The Master Servicer will be entitled to a monthly master servicing fee applicable to each Mortgage Loan expressed as a fixed percentage of the remaining Scheduled Principal Balance of such Mortgage Loan as of the first day of the immediately preceding Due Period. It is anticipated that the master servicing fee will range between 0.020%-0.050% per annum of the Scheduled Principal Balance of the Mortgage Loans, depending upon the structure of the related transaction. The related Prospectus Supplement will specify the actual amount of the master servicing fee. The Issuer will assign its rights to enforce the obligations of the Master Servicer under that agreement to the Trustee as security for the Bonds.

     The form of Master Servicing Agreement pursuant to which the Master Servicer will master service the Mortgage Loans will be filed or incorporated by reference as an exhibit to the Registration Statement of which this Prospectus is a part. The summaries of the obligations of the Master Servicer contained herein do not purport to be complete and are subject to, and qualified in their entirety by reference to, the Master Servicing Agreement.

Special Servicing Agreement

     The Master Servicer may appoint a Special Servicer to undertake certain responsibilities of the Servicer with respect to certain defaulted Mortgage Loans securing a Series. The Special Servicer may engage various independent contractors to perform certain of its responsibilities, provided, however, the Special Servicer remains fully responsible and liable for all of its requirements under the special servicing agreement (the "Special Servicing Agreement"). As may be further specified in the related Prospectus Supplement, the Special Servicer, if any, may be entitled to various fees, including, but not limited to, (i) a monthly engagement fee applicable to each Mortgage Loan or related REO, expressed as a fixed percentage of the Scheduled Principal Balance of such Mortgage Loan or REO as of the first day of the immediately preceding Due Period, (ii) a special servicing fee expressed as a fixed percentage of the remaining Scheduled Principal Balance of each specially serviced Mortgage Loan or related REO, or (iii) a performance fee applicable to each liquidated Mortgage Loan based upon the Liquidation Proceeds.

                                 THE INDENTURE

     The following summaries describe certain provisions of the Indenture. When particular provisions or terms used in the Indenture are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of such summaries.

General

     The Indenture does not limit the amount of Bonds that can be issued thereunder and provides that Bonds of any Series may be issued thereunder up to the aggregate principal amount that may be authorized from time to time by the Issuer. The Indenture provides that additional Bonds may be issued for any outstanding Class or Series up to the aggregate principal amount authorized from time to time by the Issuer, subject to the provisions of the related Series Supplement or supplements thereto.

     The Bonds of each Series will be issued in fully-registered certificated or book-entry form in the authorized denominations for each Class of Bonds specified in the related Prospectus Supplement. The Bonds of each Series in certificated form may be transferred or exchanged at the corporate trust office of the Trustee without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith. Unless otherwise specified in the related Prospectus Supplement, the Trustee will make payments of principal of and interest on the Bonds of a Series in certificated form by checks mailed to registered Bondholders of the Bonds at their addresses appearing on the books and records of the Issuer, except that the final payments in retirement of each Class of Bonds of a Series in certificated form will be made only upon presentation and surrender of such Bonds at the office or agency of the Issuer maintained for that purpose. If provided in the related Prospectus Supplement, upon receipt of written instructions and the payment of any required charge or fee, payments on certain Bonds of a Series may be made to certain Bondholders of such Bonds by the Trustee by wire transfer of immediately available funds. Payment and transfer procedures for Bonds in book-entry form will be as specified herein in "Description of the Bonds -- Book-Entry Procedures" and in the related Prospectus Supplement.

Modification of Indenture

     With the consent of the Holders of not less than a majority in principal balance of the outstanding Bonds of each Series to be affected or, if fewer than all Classes of a Series would be affected, of each Class to be affected, the Trustee and the Issuer may execute a supplemental indenture to add provisions to, or change in any manner or eliminate provisions of, the Indenture relating to such Series, or to such Class or Classes, or modify in any manner the rights of the Holders of the Bonds of such Series, or of such Class or Classes. If any such supplemental indenture would adversely affect the Holders of any Senior Bonds or of any Subordinated Bonds, then approval of Holders of a majority in principal balance of such outstanding Senior Bonds or of such outstanding Subordinated Bonds, as the case may be, would also be required.

     Without the consent of the Bondholders of each outstanding Bond affected, however, no supplemental indenture may (i) change the Stated Maturity Date of the principal of, or timing of any installment of principal or interest on, any Bond, reduce the principal amount thereof or the interest thereon or the redemption price thereof or the time for redemption with respect thereto, change the provisions relating to the application of proceeds of the Trust Estate to the payment of principal on the Bonds, change any place where, or the currency in which, any Bond or interest thereon is payable, or impair the right to institute suit for payment on or after the maturity thereof or, in the case of redemption, on or after the redemption date, (ii) reduce the percentage in principal amount of Bonds of the affected Series whose Holders must consent to any supplemental indenture or to any waiver of compliance with certain provisions of the Indenture or certain defaults thereunder or their consequences, (iii) impair or adversely affect the Collateral securing a Series,
(iv) permit the creation of any lien ranking prior to or on a par with the lien of the Indenture with respect to any part of the Trust Estate or terminate the lien of the Indenture on any part of the Trust Estate or terminate the lien of the Indenture on any property at any time subject to the Indenture or deprive the Holder of the security afforded by the lien of the Indenture, (v) change the definition of default under the Indenture, or reduce the percentage of Bondholders of Bonds of any Series whose consent is required to direct the Trustee to liquidate the Collateral for such Series (vi) change any condition precedent for the redemption of any Series of Bonds or (vii) modify any of the provisions of the Indenture with respect to supplemental indentures except to increase the percentage of outstanding Bonds whose consent is required for any such action or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Bondholders of each outstanding Bond of a Class affected thereby. The issuance of additional Bonds in accordance with the provisions and limitations contained in a Series Supplement relating to outstanding Bonds will be deemed not to have changed the timing of any installment of principal of or interest on any outstanding Class of Bonds issued under such Series Supplement for purposes of requiring Bondholder consent pursuant to clause (i) above.

     The Issuer and the Trustee, upon advice of counsel, also may enter into supplemental indentures, without obtaining the consent of Bondholders, for the purpose of, among other things, (i) setting forth the terms of and security for any previously unissued Series, (ii) adding to the covenants of the Issuer or the Trustee for the benefit of the Bondholders, and (iii) curing ambiguities, or correcting or supplementing any defective, ineffective or inconsistent provision or amending any other provision with respect to matters or questions relating to the Indenture, provided the interests of the Bondholders would not be materially adversely affected. For purposes of clause (iii) above, among other things, a supplemental indenture will be conclusively deemed not to adversely affect a particular Series if (i) the Trustee receives a letter or other writing from each Rating Agency rating the Class or Series to the effect that execution of the supplemental indenture will not result in any change in the current rating assigned by that Rating Agency to the Class or Series and (ii) the supplemental indenture effects no change in principal priority schedules, interest rates, redemption prices, substitution of Mortgage Loans, Payment Dates, record dates, Accounting Dates, terms of optional or mandatory redemption, application of Surplus to the payment of a Series or other payment terms established by the Series Supplement for the Series.

Events of Default

     An event of default ("Event of Default") with respect to a Series or Class of Bonds will be described in the related Prospectus Supplement. Generally, an Event of Default with respect to the Senior Bonds of a Series (and, so long as 91 days have passed during which no Senior Bond has been outstanding, the Subordinated Bonds of a Series) is (i) failure to pay required interest and principal when any related available credit enhancement amount has been reduced to zero, (ii) failure to pay principal in full prior to the Stated Maturity Date for such Bonds and (iii) default in the performance of certain covenants in the Indenture and the continuation of such default for 60 days after notice to the Issuer by the Trustee or to the Trustee and the Issuer by the Bondholders of at least 25% in principal amount of such Bonds. Certain events of bankruptcy, insolvency, reorganization or receivership of the Issuer constitute an Event of Default for all Bonds of a Series.

     Unless otherwise specified in the related Prospectus Supplement, (i) a breach of a representation, warranty or covenant in the Servicing Agreement or Master Servicing Agreement will not constitute an Event of Default under the Indenture and (ii) an Event of Default with respect to one Series will not constitute an Event of Default with respect to any other Series.

     Within 90 days after the occurrence of any default that is, or with notice or the lapse of time or both would become, an Event of Default with respect to the Bonds, the Trustee is required under the Indenture to transmit notice of such default, if known to the Trustee, to all Bondholders, unless such default shall have been cured or waived, or the Trustee determines in good faith that the withholding of such notice is in the interest of the Bondholders.

     If an Event of Default with respect to the Senior Bonds of a Series occurs and is continuing, the Bondholders of not less than 25% in principal balance of the outstanding Senior Bonds of such Series may declare the principal of all of the Bonds of such Series to be immediately due and payable, by a notice in writing to the Issuer and to the Trustee. If an Event of Default with respect to the Subordinated Bonds of a Series occurs and is continuing, the Bondholders of not less than 25% in principal balance of the outstanding Subordinated Bonds (and of the outstanding Senior Bonds, if any) of such Series may declare the principal of all of the Bonds of such Series to be immediately due and payable, by a notice in writing to the Issuer and to the Trustee. Any such declaration may be rescinded by the Bondholders of not less than a majority in principal balance of the outstanding Bonds that were entitled to vote on the declaration. Following any such declaration that is not rescinded, the Trustee shall sell the Collateral as described in the Indenture. If an Event of Default has occurred and is continuing and no Bonds of the Series have been declared due and payable, or any such declaration and its consequences has been rescinded, the Trustee may, and on the direction of a majority in principal balance of the outstanding Senior Bonds (or, if no Senior Bonds are outstanding, Subordinated Bonds) shall give notice to the Issuer of its election to preserve the Trust Estate, collect the proceeds thereof and make and apply all payments in respect of the Bonds in accordance with the Indenture.

     Proceeds from the liquidation of the Collateral for a Series of Bonds will be applied, after all required payments and reimbursements to the Trustee, Servicer, Master Servicer and Special Servicer in the order set forth in the Series Supplement and related Prospectus Supplement for such Series of Bonds. Declaration of acceleration and liquidation of the Collateral pursuant to the foregoing procedures shall be the sole remedy for the Bondholders upon an Event of Default. In the event that a Series of Bonds is declared due and payable, as described above, and the Collateral securing the Bonds is sold, the net proceeds from such sale may be insufficient to pay the full unpaid amount of principal of and interest due on each outstanding Class of Bonds of such Series. Furthermore, in the event that the principal of the Bonds of a Series is declared due and payable, as described above, and the Collateral securing such Series is sold, the Bondholders of any Discount Bonds may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the unamortized original issue discount. No assurance can be given about how the amount of the original issue discount that has not been amortized will be determined.

     Subject to the provisions of the Indenture relating to the duties of the Trustee in case an Event of Default will occur and be continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any Bondholders of the Bonds of a Series, unless such Bondholders will have offered to the Trustee reasonable security or indemnity. Subject to such provisions for indemnification and certain limitations contained in the Indenture, Holders of a majority in principal amount of the outstanding Senior Bonds (or the most senior of any Subordinated Bonds if no Senior Bonds are outstanding) of a Series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Bonds of such Series; and the Bondholders of the majority in principal amount of the outstanding Senior Bonds (or the Subordinated Bonds if no Senior Bonds are outstanding) of a Series may, in certain cases, waive any default with respect to such Series.

     No Bondholder of any of the Bonds of a Series will have the right to institute any proceeding with respect to the Indenture, unless (i) such Bondholder previously has given to the Trustee written notice of an Event of Default, (ii) the Bondholders of not less than 25% in principal amount of the outstanding Senior Bonds (or the Subordinate Bonds if no Senior Bonds are outstanding) of the same Series have made written request upon the Trustee to institute such proceedings in its own name as Trustee and have offered the Trustee reasonable indemnity, (iii) the Trustee has for 60 days failed to institute any such proceeding, and (iv) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the outstanding Senior Bonds (or the Subordinated Bonds if no Senior Bonds are outstanding) of a Series.

     Except as otherwise provided in the related Prospectus Supplement, at such time as an Event of Default for a Series is declared and so long as Senior Bonds of such Series remain outstanding, the Trustee will cease to act on behalf of the Holders of Subordinated Bonds and will thereafter act only on behalf of the Holders of the Senior Classes of Bonds. The Issuer is required in such circumstances to appoint a separate trustee for the Holders of the Subordinated Bonds. Such trustee may seek to act in a manner adverse to the Holders of the Senior Bonds, and such action may result in a delay in disposition of the Trust Estate or the exercise of other remedies and, consequently, a delay in payment to the Holders of the Senior Bonds. Should the Issuer fail to appoint a separate trustee within 60 days after such Event of Default, the Trustee will petition a court of competent jurisdiction to appoint a separate trustee.

Authentication and Delivery of Bonds

     The Issuer may from time to time deliver Bonds executed by it to the Trustee and request that the Trustee authenticate such Bonds. Upon the receipt of such Bonds and such request, and subject to the Issuer's compliance with certain conditions specified in the Indenture, the Trustee will authenticate and deliver such Bonds as the Issuer may direct.

List of Bondholders

     Three or more Bondholders of the Bonds of a Series, each of whom has owned a Bond of such Series for at least six months, may, by written request to the Trustee, obtain access to the list of all Bondholders of Bonds of the same Series or of all Bonds, as specified in the request, maintained by the Trustee for the purpose of communicating with other Bondholders with respect to their rights under the Indenture. The Trustee may elect not to afford the requesting Bondholders access to the list of Bondholders if it agrees to mail the desired communication or proxy, on behalf of the requesting Bondholders, to all such Bondholders.

Annual Compliance Statement

     The Issuer will be required to file annually with the Trustee a written statement as to fulfillment of its obligations under the Indenture.

Reports to Bondholders

     On or before each Payment Date for a Series, the Trustee will transmit by mail to each Bondholder of such Series a report with respect to the principal balance of the Bonds of such Series held by such Bondholder as of the immediately preceding Payment Date and the amount of principal, interest and premium, if any, paid with respect to the Bonds of such Series held by such Bondholder since the immediately preceding Payment Date. Such report also will include information regarding the levels of delinquencies and Losses on the Mortgage Loans in the related Mortgage Pool, losses with respect to each related Class of Bonds, and the amount of servicing and master servicing fees paid with respect to the Mortgage Loans in the related Mortgage Pool for the applicable Payment Date.

Trustee's Annual Report

     The Trustee under present law is required to mail each year to all registered Bondholders of Bonds of a Series a brief report with respect to any of the following events that may have occurred within the previous year (but if no such event has occurred, no report is required): any change in its eligibility and qualifications to continue as the Trustee under the Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by the Issuer to it in the Trustee's individual capacity, any change in the property and funds relating to such Series physically held by the Trustee as such, any additional issue of Bonds of such Series not previously reported, any change in the release or release and substitution of any property relating to such Series subject to the lien of the Indenture, and any action taken by it that materially affects the Bonds or the Trust Estate for such Series and that has not been previously reported. In any event, the Trustee will make such information available to all Bondholders on an annual basis.

Trustee

     The Trustee for each Series of Bonds will be specified in the respective Prospectus Supplement. The commercial bank or trust company serving as Trustee may have normal banking relationships with the Issuer or any of its affiliates.

     The Trustee may resign at any time, in which event the Issuer will be obligated to appoint a successor Trustee. The Issuer may remove the Trustee and appoint a successor Trustee if the Trustee ceases to be eligible to act as Trustee under the Indenture or if the Trustee becomes insolvent or otherwise incapable of acting with respect to any Series of Bonds. The Issuer may also remove the Trustee and appoint a successor Trustee for any Series of Bonds at any time provided that the Issuer receives confirmation that the appointment of the successor Trustee will not result in the lowering of the rating of that Series of Bonds. The Trustee with respect to a Series of Bonds may also be removed at any time by the holders of a majority in principal amount of the Bonds of such Series then outstanding.

     Any resignation and removal of the Trustee, and the appointment of a successor Trustee, will not become effective until acceptance of such appointment by the successor Trustee. The Trustee, and any successor Trustee, each will have a combined capital and surplus of at least $50,000,000, or will be a member of a bank holding system, the aggregate combined capital and surplus of which is at least $50,000,000, provided that the Trustee's and any such successor Trustee's separate capital and surplus shall at all times be at least the amount specified in Section 310(a)(2) of the Trust Indenture Act of 1939 and that the Trustee and such successor Trustee will be subject to supervision or examination by federal or state authorities and will have an office in the United States.

Satisfaction and Discharge of the Indenture

     The Indenture will be discharged as to a Series upon the cancellation of all of the Bonds of such Series or, with certain limitations, upon deposit with the Trustee of funds sufficient for the payment or redemption thereof.

                  CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

     The following discussion contains summaries of certain legal aspects of mortgage loans that are general in nature. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, or to encompass the laws of all states in which the Mortgage Premises are situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans.

Mortgages

     The Mortgage Loans will be secured by Security Instruments consisting of either mortgages or deeds of trust or deeds to secure debt, depending upon the prevailing practice in the state in which the Mortgaged Premises is located. The filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest upon the real property covered by such instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. It is not prior to the lien for real estate taxes and assessments or other charges imposed under governmental police powers. Priority with respect to such instruments depends on their terms, on the knowledge of the parties to the mortgage and generally on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage, the mortgagor, who is the borrower/owner or the land trustee (as described below), and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower/owner is the beneficiary. At origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. A deed of trust transaction normally has three parties, the trustor, who is the borrower/owner, the beneficiary, who is the lender, and the trustee, a third-party grantee. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The mortgagee's authority under a mortgage and the trustee's authority under a deed of trust are governed by the law of the state in which the real property is located, the express provisions of the mortgage or deed of trust, and, in some cases in deed of trust transactions, the directions of the beneficiary.

Foreclosure

     Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust that authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee in some states must provide notice to any other individual having an interest in the real property, including any second lienholders. The trustor, borrower or any person having a junior encumbrance on the real estate may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, that may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property, recorded and sent to all parties having an interest in the real property.

     An action to foreclose a mortgage generally is accomplished by judicial action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage. It is regulated by statutes and rules and subject throughout to the court's equitable powers. Generally, a mortgagor is bound by the terms of the mortgage note and the mortgage as made and cannot be relieved from his default if the mortgagee has exercised his rights in a commercially reasonable manner. However, because a foreclosure action historically was equitable in nature, the court may exercise equitable powers to relieve a mortgagor of a default and deny the mortgage foreclosure on proof that either the mortgagor's default was neither willful nor in bad faith or the mortgagee's action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct such as to warrant a court of equity to refuse affirmative relief to the mortgagee. Under certain circumstances a court of equity may relieve the mortgagor from an entirely technical default where such default was not willful.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring up to several years to complete. Moreover, a noncollusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and such sale occurred while the mortgagor was insolvent and within one year (or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law) of the filing of bankruptcy. Similarly a suit against the debtor on the mortgage note may take several years and, generally, is a remedy alternative to foreclosure, the mortgagee being precluded from pursuing both at the same time.

     In case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty potential third party purchasers at the sale have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for an amount which may be equal to the principal amount of the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure, in which event the mortgagor's debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where such a judgment is available. Thereafter, the lender will assume the burdens of ownership, including obtaining casualty insurance, paying taxes and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any insurance proceeds.

Second Mortgages

     Some of the Mortgage Loans may be secured by second mortgages or deeds of trust, which are junior to first mortgages or deeds of trust held by other lenders. The rights of the holders of a junior deed of trust or a junior mortgage are subordinate in lien and in payment to those of the holder of the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive and apply hazard insurance and condemnation proceeds and, upon default of the mortgagor, to cause a foreclosure on the property. Upon completion of the foreclosure proceedings by the holder of the senior mortgage or the sale pursuant to the deed of trust, the junior mortgagee's or junior beneficiary's lien will be extinguished unless the second lienholder satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings.

     Furthermore, the terms of the second mortgage or deed of trust are subordinate to the terms of the first mortgage or deed of trust. In the event of a conflict between the terms of the first mortgage or deed of trust and the second mortgage or deed of trust, the terms of the first mortgage or deed of trust will govern. Upon a failure of the mortgagor or trustor to perform any of its obligations, the senior mortgagee or beneficiary, subject to the terms of the senior mortgage or deed of trust, may have the right to perform the obligation itself. Generally, all sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust. To the extent a first mortgagee expends such sums, such sums will generally have priority over all sums due under the second mortgage.

Equity Rights of Redemption

     The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the mortgagor, and all persons who have an interest in the property that is subordinate to the foreclosing mortgagee, from their "equity of redemption."

     The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest that is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of such action. Those having an equity of redemption must be made parties and duly summoned to the foreclosure action in order for their equity of redemption to be barred.

Statutory Rights of Redemption

     In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the trustor or mortgagor and foreclosed second lienor are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a nonstatutory right that must be exercised prior to the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

Due-on-Sale Provisions

     The Mortgage Loans may contain due-on-sale clauses, which permit the lender to accelerate the maturity of the Mortgage Loan if the Borrower sells, transfers or conveys the related Mortgaged Premises in violation of the restrictions with respect thereto set forth in the applicable Security Instrument. The enforceability of these clauses has been the subject of legislation or litigation in many states. Some jurisdictions automatically enforce such clauses, while others require a showing of reasonableness and hold, on a case-by-case basis, that a "due-on-sale" clause may be invoked only where a sale threatens the legitimate security interest of the lender.

     The Garn-St Germain Depository Institutions Act of 1982 purports to preempt state laws that prohibit the enforcement of "due-on-sale" provisions in certain loans made after October 15, 1982. The Servicer may thus be able to accelerate the Mortgage Loans that contain a "due-on-sale" provision, upon transfer of an interest in the related Mortgaged Premises, regardless of its ability to demonstrate that a sale threatens its legitimate security interest.

Subordinate Financing

     When the mortgagor encumbers mortgaged property with one or more second liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor (as junior loans often do) and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Environmental Considerations

     Under the federal Comprehensive Environmental Response Compensation and Liability Act, as amended, a secured party that takes a deed in lieu of foreclosure, purchases Mortgaged Premises at a foreclosure sale or operates Mortgaged Premises may become liable in certain circumstances for the costs of remedial action ("Cleanup Costs") if hazardous wastes or hazardous substances have been released or disposed of on the Mortgaged Premises. Such Cleanup Costs may be substantial. It is possible that such Cleanup Costs could subject the Collateral to a lien and reduce the amounts otherwise available to pay to the holders of the Bonds if Mortgaged Premises securing a Mortgage Loan were acquired by the Trustee through foreclosure or deed in lieu of foreclosure and if such Cleanup Costs were incurred. Moreover, some states impose a lien for any Cleanup Costs incurred by that State on the Mortgaged Premises that are subject of such Cleanup Costs (a "Superlien"). All subsequent liens on such Mortgaged Premises (but not prior recorded liens) are subordinated to such Superlien. The security interest of the Trustee in Mortgaged Premises subject to such a Superlien could be adversely affected.

     No representations or warranties are made by the Participant or Issuer as to the absence or effect of hazardous wastes or hazardous substances on any of the Mortgaged Premises. In addition, the Servicers have not made any representations or warranties or assumed any liability with respect to the absence or effect of hazardous wastes or hazardous substances on any Mortgaged Premises or any casualty resulting from the presence or effect of hazardous wastes or hazardous substances and any loss or liability resulting from the presence or effect of such hazardous wastes or hazardous substances will reduce the amounts otherwise available to pay to the holders of the Bonds.

     The Servicers are not permitted to foreclose on any Mortgaged Premises without the approval of the Master Servicer. The Master Servicer is not permitted to approve foreclosure on any property that it knows or has reason to know is contaminated with or affected by hazardous wastes or hazardous substances. The Master Servicer is required to inquire of any Servicer requesting approval of foreclosure whether the property proposed to be foreclosed upon is so contaminated. If a Servicer does not foreclose on Mortgage Premises, the amounts otherwise available to pay to the holders of the Bonds may be reduced. A Servicer will not be liable to the holders of the Bonds if it fails to foreclose on Mortgaged Premises that it reasonably believes may be so contaminated or affected, even if such Mortgaged Premises are, in fact, not so contaminated or affected. Similarly, a Servicer will not be liable to the Bondholders if, based on its reasonable belief that no such contamination or effect exists, the Servicer forecloses on Mortgaged Premises and takes title to such Mortgaged Premises, and thereafter such Mortgaged Premises are determined to be so contaminated or affected.

Equitable Limitations on Remedies

     In connection with lenders' attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are experiencing temporary financial disability. In other cases, courts have limited the right of a lender to realize upon his security if the default under the security agreement is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

Anti-Deficiency Legislation and Other Limitations on Lenders

     Certain states have imposed statutory restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the Borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former Borrower equal in most cases to the difference between the amounts due to the lender and the greater of the net amount realized upon the foreclosure sale and the market value of the Mortgaged Premises.

     Statutory provisions may limit any deficiency judgment against the former Borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the Mortgaged Premises at the time of such sale. The purpose of these statutes is to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former Borrower as a result of receiving low or no bids at the foreclosure sale.

     Some state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the Borrower. In other states, the lender has the option of bringing a personal action against the Borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment in such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the Borrower.

     In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the Borrower, for example, in the event of waste of the Mortgaged Premises.

     In addition to anti-deficiency and related legislation, numerous federal and state statutory provisions, including the federal bankruptcy laws, the federal Soldiers' and Sailors' Civil Relief Act of 1940 and state laws affording relief to debtors, may interfere with or affect the ability of a secured mortgage lender to realize upon its security. For example, in a Chapter 13 proceeding under the federal Bankruptcy Code, when a court determines that the value of a home is less than the principal balance of the loan, the court may prevent a lender from foreclosing on the home and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the value of the home as its exists at the time of the proceeding, leaving the lender as a general unsecured creditor for the difference between that value and the amount of outstanding indebtedness. A bankruptcy court may grant the debtor a reasonable time to cure a payment default and, in the case of a mortgage loan not secured by the debtor's principal residence, also may reduce the periodic payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. Certain court decisions have applied such relief to claims secured by the debtor's principal residence. If a court relieves a Borrower's obligation to repay amounts otherwise due on a Mortgage Loan, the Servicer will not be required to advance such amounts, and any loss in respect thereof may reduce the amounts available to be paid to the holders of the Bonds.

     The Internal Revenue Code of 1986, as amended, provides priority to certain tax liens over the lien of the mortgage or deed of trust. Other federal and state laws provide priority to certain tax and other liens over the lien of the mortgage or deed of trust. Numerous federal and some state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and the enforcement of mortgage loans. These laws include the federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, and related statutes and regulations. These federal laws and state laws impose specific statutory liabilities upon lenders who originate or service mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

Soldiers' and Sailors' Civil Relief Act of 1940

     Under the Soldiers' and Sailors' Civil Relief Act of 1940, members of all branches of the military on active duty, including draftees and reservists in military service, (i) are entitled to have interest rates reduced and capped at 6% per annum on obligations (including mortgage loans) incurred prior to the commencement of military service for the duration of military service, (ii) may be entitled to a stay of proceedings on any kind of foreclosure or repossession action in the case of defaults on such obligations entered into prior to military service and (iii) may have the maturity of such obligations incurred prior to military service extended, the payments lowered and the payment schedule readjusted for a period of time after the completion of military service. However, the benefits of (i), (ii), or
(iii) above are subject to challenge by creditors and if, in the opinion of the court, the ability of a person to comply with such obligations is not materially impaired by military service, the court may apply equitable principles accordingly. If a Borrower's obligation to repay amounts otherwise due on a Mortgage Loan securing the Bonds of a Series is relieved pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, neither the Servicer, the Master Servicer nor the Trustee will be required to advance such amounts, and any loss in respect thereof may reduce the amounts available to be paid to the holders of the Bonds of such Series. Unless otherwise provided in the Prospectus Supplement for a Series, any shortfalls in interest collections on Mortgage Loans securing the Bonds of a Series resulting from application of the Soldiers' and Sailors' Civil Relief Act of 1940 will be allocated to each Class of Bonds of such Series that is entitled to receive interest in respect of such Mortgage in proportion to the interest that each such Class of Bonds would have otherwise been entitled to receive in respect of such Mortgage Loans had such interest shortfall not occurred.

                                   THE ISSUER

     The Issuer was incorporated in Virginia on August 19, 1994, as a wholly-owned, limited-purpose financing subsidiary of Resource. The Issuer's principal office is located at 4880 Cox Road, Glen Allen, Virginia 23060, telephone (804) 967-5800. The Issuer was formed solely for the purpose of facilitating the financing and sale of mortgage loans such as the Mortgage Loans. It does not intend to engage in any business or investment activities other than issuing and selling securities secured primarily by mortgage loans and taking certain action with respect thereto. Resource has agreed not to file a petition in bankruptcy with respect to the Issuer. The Issuer's Articles of Incorporation, which have been filed as an Exhibit to the Registration Statement of which this Prospectus forms a part, limit the Issuer's business to the foregoing and place certain other restrictions on the Issuer's activities.

     Under the Indenture, the Issuer is responsible for certain administrative and accounting matters relating to the outstanding Bonds. It is intended that Resource will perform these services on behalf of the Issuer and will be paid a fee for its services relating to the administration of a Series.

                        RESOURCE MORTGAGE CAPITAL, INC.

     Resource is a self-managed real estate investment trust that purchases and securitizes residential mortgage loans and invests in mortgage-backed securities. Resource was incorporated in Virginia in December 1987. Resource's principal office is located at 4880 Cox Road, Glen Allen, Virginia 23060, telephone (804) 967-5800.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

General


     The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the Bonds is based on advice provided to the Issuer by Hunton & Williams. With respect to each series of Bonds, counsel to the Issuer will be identified in the related Prospectus Supplement. See "Certain Federal Income Tax Consequences" in the related Prospectus Supplement. The summary is based upon the provisions of the Code, the regulations promulgated thereunder, and the judicial and administrative rulings and decisions now in effect or (with respect to regulations) proposed, all of which are subject to change or possible differing interpretations. The statutory provisions, regulations, and interpretations on which this summary is based are subject to change, and such a change could apply retroactively.


     The summary does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances, nor with certain categories of investors subject to special treatment under the federal income tax laws. This summary focuses primarily upon investors who will hold Bonds as "capital assets," (generally, property held for investment) within the meaning of Section 1221 of the Code, but much of the discussion is applicable to other investors as well. The summary does not purport to address the anticipated state income tax consequences to investors of owning and disposing of the Bonds. Consequently, potential purchasers of Bonds are advised to consult their own tax advisors concerning the federal, state or local tax consequences to them of the purchase, holding, and disposition of the Bonds.

     No election will be made to treat any Series of Bonds as a real estate mortgage investment conduit ("REMIC"). There are no regulations, published rulings or judicial decisions involving the characterization for federal income tax purposes of securities with terms substantially the same as the Bonds. However, with respect to each series of Bonds, counsel to the

Issuer will advise the Issuer that, based upon the facts as they exist at the time the opinion is issued (which may precede the issuance of certain classes of Bonds for federal income tax purposes), in the firm's opinion the Bonds will be treated for federal income tax purposes as indebtedness of the Issuer, and not as an ownership interest in the Collateral, or an equity interest in the Issuer or in a separate association taxable as a corporation. That opinion will be based on existing law, but there can be no assurance that the law will not change or that contrary positions will not be taken by the Internal Revenue Service (the "Service").

     Taxable mortgage pool ("TMP") rules enacted as part of the Tax Reform Act of 1986 (the "1986 Act") treat certain arrangements that securitize real estate mortgages as taxable corporations. An entity will be characterized as a TMP if
(i) substantially all of its assets are debt obligations and more than 50 percent of such debt obligations consist of real estate mortgages or interests therein, (ii) the entity is the obligor under debt obligations with two or more maturities, and (iii) payments on the debt obligations referred to in (ii) bear a relationship to payments on the debt obligations referred to in (i). Furthermore, a group of assets held by an entity can be treated as a separate TMP if the assets are expected to produce significant cash flow that will support one or more of the entity's issues of debt obligation.

     It is likely that the Issuer or the portion of the Issuer relating to the ownership of the Mortgage Collateral and the issuance of the Bonds will satisfy the foregoing requirements and will be treated as a TMP. Such characterization would require that the Issuer be treated as a "separate" corporation and not includible with any other corporation, therefore subjecting the Issuer to corporate income tax. However, because the Issuer is also a "qualified REIT subsidiary" (as defined in Section 856(i)(2) of the Code) of Resource, which itself is a REIT, characterization of the Issuer as a TMP will result only in the shareholders of Resource being required to include in income, as "excess inclusion" income, some or all of their allocable share of the Issuer's net income that would be excess inclusion income, if any, if the Issuer were treated as a REMIC. Such characterization will not result in entity-level, corporate income taxation with respect to the Issuer. If the Issuer were to fail to continue to be treated as a qualified REIT subsidiary by reason of Resource's failure to continue to qualify as a REIT for federal income tax purposes or for any other reason, the net income of the Issuer would be subject to corporate income tax and the Issuer would not be permitted to be included on a consolidated income tax return of another corporate entity. No assurance can be given with regard to the prospective qualification of the Issuer as a qualified REIT subsidiary or of Resource as a REIT for federal income tax purposes.

     In addition, if the Service were to make and prevail upon the contention that a Class of Bonds did not constitute indebtedness for federal income tax purposes, such Bonds could be treated as equity interests in an association taxable as a corporation, which would result in the imposition of a federal income tax at the entity level. The imposition of such a tax could result in a delay or shortfall in payments on the Bonds. The Issuer may redeem a Class or Classes of Bonds at any time upon a determination by the Issuer, based upon an opinion of counsel, that a substantial risk exists that the Bonds of the Class to be redeemed will not be treated for federal income tax purposes as evidences of indebtedness. Such redemption could occur when a Bondholder could not reinvest the proceeds at an interest rate at least equal to the applicable Class Interest Rate.

     Because, in Counsel's opinion, the Bonds will be treated as evidences of indebtedness for federal income tax purposes and not as ownership interests in the Collateral, Bondholders should be aware that (i) Bonds held by a mutual savings bank or domestic building and loan association will not represent interests in "qualifying real property loans" within the meaning of Code Section 593(d)(1); (ii) Bonds held by a domestic building and loan association will not constitute "loans secured by an interest in real property," within the meaning of Code Section 7701(a)(19)(C)(v); (iii) Bonds held by a REIT will not constitute "real estate assets" or "government securities" within the meaning of Code Section 856(c)(5)(A); and (iv) income derived from the Bonds will not be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B). Bonds held by a regulated investment company (a "RIC") will not constitute "government securities" within the meaning of section 851 (b)(4)(A)(i) of the Code.

     Payments received by Bondholders on the Bonds generally should be accorded the same tax treatment under the Code as payments received on other taxable corporate bonds. Except as described below for Bonds issued with original issue discount, market discount, or premium, interest paid or accrued on a Bond will be treated as ordinary income to the Bondholder and a principal payment on a Bond will be treated as a return of capital to the extent that the Bondholder's basis in the Bond is allocable to that payment. In general, interest paid to Bondholders who report their income on the cash receipts and disbursements method should be taxable to them when received. Interest earned by Bondholders who report their income on the accrual method will be taxable when accrued, regardless of when it is actually received. The Trustee will report annually to the Internal Revenue Service and to Bondholders of record with respect to interest paid or accrued, market discount, and original issue discount, if any, accrued on the Bonds.

     One or more Classes of Bonds may be subordinated to one or more other Classes of Bonds of the same Series. In general, such subordination should not affect the federal income tax treatment of either the Subordinated or the Senior Bonds. Employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), should consult their tax advisors before purchasing any Subordinated Bond. See "ERISA Considerations" herein and in the Prospectus Supplement.

Original Issue Discount

General

     Discount Bonds, Accretion Bonds, and certain other Classes of Bonds will be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. In general such original issue discount will equal the difference between the "stated redemption price at maturity" of the Bond (generally, its principal amount) and its issue price. Original issue discount is treated as ordinary interest income, and Holders of Bonds with original issue discount generally must include the amount of original issue discount in income in advance of the receipt of the cash to which it relates.


     The amount of original issue discount required to be included in a Bondholder's income in any taxable year will be computed in accordance with
Section 1272(a)(6) of the Code, which provides rules for the accrual of original issue discount under a constant yield method for certain debt instruments, such as the Bonds, that are subject to prepayment by reason of prepayments of underlying obligations. Under Section 1272(a)(6), the amount and rate of accrual of original issue discount on a Bond generally is to be calculated based on (i) a single constant yield to maturity and (ii) the Mortgage Collateral prepayment rate and the reinvestment rate on amounts held pending distribution that were assumed in pricing the Bond (the "Pricing Prepayment Assumptions"). No regulatory guidance currently exists under Code Section 1272(a)(6). Accordingly, until the Treasury issues guidance to the contrary, the Master Servicer or other person responsible for computing the amount of original issue discount to be reported to a Bondholder each taxable year (the "Tax Administrator"), except as otherwise provided herein, expects to base its computations on Code Section 1272(a)(6) and final regulations governing the accrual of original issue discount on debt instruments that do not address directly the treatment of instruments that are subject to Code Section 1272(a)(6) (the "OID Regulations"). However, there can be no assurance that such methodology, which is described below, represents the correct manner of calculating original issue discount on the Bonds. The Tax Administrator intends to account for income on certain Bonds that provide for one or more contingent payments as described in " -- Interest Weighted Bonds and Non-VRDI Bonds" herein.


     The amount of original issue discount on a Bond equals the excess, if any, of the Bond's "stated redemption price at maturity" over its "issue price." Under the OID Regulations, a debt instrument's stated redemption price at maturity is the sum of all payments provided by the instrument other than "qualified stated interest" ( "Deemed Principal Payments"). Qualified stated interest, in general, is stated interest that is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually at (i) a single fixed rate or (ii) a variable rate that meets certain requirements set out in the OID Regulations. See " -- Variable Rate Bonds." Thus, in the case of any Bond providing for such stated interest other than an Accretion Bond, the stated redemption price at maturity generally will equal the total amount of all Deemed Principal Payments due on that Bond. Because an Accretion Bond generally does not require unconditional payments of interest at least annually, the stated redemption price at maturity of such a Bond will equal the aggregate of all payments due, whether designed as principal, accrued interest, or current interest. The issue price of a Bond generally will equal the initial price at which a substantial amount of such Bonds is sold to the public.

     Under a de minimis rule, a Bond will be considered to have no original issue discount if the amount of original issue discount is less than 0.25% of the Bond 's stated redemption price at maturity multiplied by the weighted average maturity ("WAM") of the Bond. For that purpose, the WAM of a Bond is the sum of the amounts obtained by multiplying the amount of each Deemed Principal Payment by a fraction, the numerator of which is the number of complete years from the Bond 's issue date until the payment is made, and the denominator of which is the Bond's stated redemption price at maturity. Although no Treasury regulations have been issued under the relevant provisions of the 1986 Act, it is expected that the WAM of a Bond will be computed using the Pricing Prepayment Assumptions. A Bondholder will include de minimis original issue discount in income on a pro rata basis as stated principal payments on the Bond are received or, if earlier, upon disposition of the Bond, unless the Bondholder makes an "All OID Election" (as defined below).

     Bonds of certain Series may bear interest under terms that provide for a teaser rate period, interest holiday, or other period during which the rate of interest payable on the Bonds is lower than the rate payable during the remainder of the life of the Bonds ("Teaser Bonds"). The OID Regulations provide a more expansive test under which a Teaser Bond may be considered to have a de minimis amount of original issue discount even though the amount of the original issue discount on the

Bond would be more than de minimis as determined under the regular test. The expanded test applies to a Teaser Bond only if the stated interest on such Bond would be qualified stated interest but for the fact that during one or more accrual periods its interest rate is below the rate applicable for the remainder of its term. Under the expanded test, the amount of original issue discount on a Teaser Bond that is measured against the de minimis amount of original issue discount allowable on the Bond is the greater of (i) the excess of the stated principal amount of the Bond over its issue price ("True Discount") and (ii) the amount of interest that would be necessary to be payable on the Bond in order for all stated interest to be qualified stated interest (the "Additional Interest Amount").

     The holder of a Bond generally must include in gross income the sum, for all days during his taxable year on which he holds the Bond, of the "daily portions" of the original issue discount on such Bond. In the case of an original holder of a Bond, the daily portions of original issue discount with respect to such Bond generally will be determined by allocating to each day in any accrual period the Bond's ratable portion of the excess, if any, of (i) the sum of (a) the present value of all payments under the Bond yet to be received as of the close of such period and (b) the amount of any Deemed Principal Payments received on the Bond during such period over (ii) the Bond's "adjusted issue price" at the beginning of such period. The present value of payments yet to be received on a Bond is computed by using the Pricing Prepayment Assumptions and the Bond's original yield to maturity (adjusted to take into account the length of the particular accrual period), and taking into account Deemed Principal Payments actually received on the Bond prior to the close of the accrual period. The adjusted issue price of a Bond at the beginning of the first accrual period is its issue price. The adjusted issue price at the beginning of each subsequent period is the adjusted issue price of the Bond at the beginning of the preceding period increased by the amount of original issue discount allocable to that period and decreased by the amount of any Deemed Principal Payments received during that period. Thus, an increased (or decreased) rate of prepayments received with respect to a Bond will be accompanied by a correspondingly increased (or decreased) rate of recognition of original issue discount by the holder of such Bond.

     The yield to maturity of a Bond is calculated based on (i) the Pricing Prepayment Assumptions and (ii) any contingencies not already taken into account under the Pricing Prepayment Assumptions that, considering all the facts and circumstances as of the issue date, are more likely than not to occur. Contingencies, such as the exercise of "mandatory redemptions," that are taken into account by the parties in pricing the Bond typically will be subsumed in the Pricing Prepayment Assumptions and thus will be reflected in the Bond's yield to maturity. The Tax Administrator's determination of whether a contingency relating to a Class of Bonds is more likely than not to occur is binding on each holder of a Bond of such Class unless the holder explicitly discloses on its federal income tax return that its determination of the yield and maturity of the Bond is different from that of the Tax Administrator.

     In many cases, Bonds will be subject to optional redemption before their stated maturity dates. Under the OID Regulations, the Issuer will be presumed to exercise its option to redeem for purposes of computing the accrual of original issue discount if, and only if, by using the optional redemption date as the maturity date and the optional redemption price as the stated redemption price at maturity, the yield to maturity of the Bonds is lower than it would be if the Bonds were not redeemed early. If the Issuer is presumed to exercise its option to redeem the Bonds, original issue discount on such Bonds will be calculated as if the redemption date were the maturity date and the optional redemption price were the stated redemption price at maturity. In cases in which all of the Bonds of a particular Series are issued at par or at a discount, the Issuer will not be presumed to exercise its option to redeem the Bonds because a redemption by the Issuer would not lower the yield to maturity of the Bonds. If, however, some Bonds of a particular Series are issued at a premium, the Issuer may be able to lower the yield to maturity of the Bonds by exercising its redemption option. In determining whether the Issuer will be presumed to exercise its option to redeem Bonds when one or more Classes of the Bonds is issued at a premium, the Tax Administrator will take into account all Classes of Bonds that are subject to the optional redemption to the extent that they are expected to remain outstanding as of the optional redemption date, based on the Pricing Prepayment Assumptions. If, determined on a combined weighted average basis, the Bonds of such Classes were issued at a premium, the Tax Administrator will presume that the Issuer will exercise its option. However, the OID Regulations are unclear as to how the redemption presumption rules should apply to instruments such as the Bonds, and there can be no assurance that the Service will agree with the Tax Administrator's position.

     The OID Regulations provide that a Bondholder generally may make an election (an "All OID Election") to include in gross income all stated interest, original issue discount, de minimis original issue discount, market discount (as described below under " -- Market Discount"), and de minimis market discount that accrues on the Bond (as reduced by any amortizable premium, as described below under "Amortizable Premium," or acquisition premium, as described below) under the constant yield method used to account for original issue discount. To make an All OID Election, the holder of the Bond must attach a statement to its timely filed federal income tax return for the taxable year in which the holder acquired the Bond. The statement must identify the instruments to which the election applies. An All OID Election is irrevocable unless the holder obtains the consent of the Service. If an All OID Election is made for a debt instrument with market discount, the holder is deemed to have made an election to include in income currently the market discount on all of the holder's other debt instruments with market discount, as described in " -- Market Discount" below. In addition, if an All OID Election is made for a debt instrument with amortizable premium, the holder is deemed to have made an election to amortize the premium on all of the holder's other debt instruments with amortizable premium under the constant yield method. See " -- Amortizable Premium." Bondholders should be aware that the law is unclear as to whether an All OID Election is effective for a Bond that is subject to the contingent payment rules. See " -- Interest Weighted Bonds and Non-VRDI Bonds."

     A Bond having original issue discount may be acquired in a transaction subsequent to its issuance for more than its adjusted issue price. If the subsequent holder's adjusted basis in such a Bond, immediately after its acquisition, exceeds the sum of all Deemed Principal Payments to be received on the Bond after the acquisition date, the Bond will no longer have original issue discount, and the holder may be entitled to reduce the amount of interest income recognized on the Bond by the amount of amortizable premium. See "Amortizable Premium." If the subsequent holder's adjusted basis in the Bond immediately after the acquisition exceeds the adjusted issue price of the Bond, but is less than or equal to the sum of the Deemed Principal Payments to be received under the Bond after the acquisition date, the amount of original issue discount on the Bond will be reduced by a fraction, the numerator of which is the excess of the Bond's adjusted basis immediately after its acquisition over the adjusted issue price of the Bond and the denominator of which is the excess of the sum of all Deemed Principal Payments to be received on the Bond after the acquisition date over the adjusted issue price of the Bond. For that purpose, the adjusted basis of a Bond generally is reduced by the amount of any qualified stated interest that is accrued but unpaid as of the acquisition date. Alternately, the subsequent purchaser of a Bond having original issue discount may make an All OID Election with respect to the Bond.

     If the interval between the issue date of a Current Interest Bond and the first Distribution Date (the "First Distribution Period") contains more days than the number of days of stated interest that are payable on the first Distribution Date, the effective interest rate received by the Bondholder during the first Distribution Period will be less than the Bond's stated interest rate making such Bond a Teaser Bond. If the amount of original issue discount on the Bond measured under the expanded de minimis test exceeds the de minimis amount of original issue discount allowable on the Bond, the amount by which the stated interest on the Bond exceeds the interest that would be payable on the Bond at the effective rate of interest for the First Distribution Period (the "Nonqualified Interest Amount") would be treated as part of the Bond's stated redemption price at maturity. Accordingly, the holder of a Teaser Bond may be required to recognize ordinary income arising from original issue discount attributable to the First Distribution Period in addition to any qualified stated interest that accrues in that period.


     Similarly, if the First Distribution Period is shorter than the interval between subsequent Distribution Dates, the effective rate of interest payable on a Bond during the First Distribution Period will be higher than the stated rate of interest if a Bondholder receives interest on the first Distribution Date based on a full accrual period. Unless the "Pre-Issuance Accrued Interest Rule" described below applies, such Bond (a "Rate Bubble Bond") would be issued with original issue discount unless the amount of original issue discount is de minimis. The amount of original issue discount on a Rate Bubble Bond attributable to the First Distribution Period would be the amount by which the interest payment due on the first Distribution Date exceeds the amount that would have been payable had the effective rate for that Period been equal to the stated interest rate. However, under the Pre-Issuance Accrued Interest Rule, if
(i) a portion of the initial purchase price of a Rate Bubble Bond is allocable to interest that has accrued under the terms of the Bond prior to its issue date ("Pre-Issuance Accrued Interest") and (ii) the Bond provides for a payment of stated interest on the first payment date within one year of the issue date that equals or exceeds the amount of the Pre-Issuance Accrued Interest, the Bond's issue price may be computed by subtracting from the issue price the amount of Pre-Issuance Accrued Interest. If the Bondholder opts to apply the Pre-Issuance Accrued Interest Rule, the portion of the interest received on the first Distribution Date equal to the Pre-Issuance Accrued Interest would be treated as a return of such interest and would not be treated as a payment on the Bond. Thus, where the Pre-Issuance Accrued Interest Rule applies, a Rate Bubble Bond will not have original issue discount attributable to the First Distribution Period, provided that the increased effective interest rate for that Period is attributable solely to Pre-Issuance Accrued Interest, as typically will be the case. The Tax Administrator intends to apply the Pre-Issuance Accrued Interest Rule to each Rate Bubble Bond for which it is available if the Bond 's stated interest otherwise would be qualified stated interest. If, however, the First Distribution Period of a Rate Bubble Bond is longer than subsequent Distribution Periods, the application of the Pre-Issuance Accrued Interest Rule typically will not prevent disqualification of the Bond's stated interest because its effective interest rate during the First Distribution Period typically will be less than its stated interest rate. Thus, a Bond with a long First Distribution Period typically will be a Teaser Bond, as discussed above. The Pre-Issuance

Accrued Interest Rule will not apply to any amount paid at issuance for such a Teaser Bond that is normally allocable to interest accrued under the terms of such Bond before its issue date. All amounts paid for such a Teaser Bond at issuance, regardless of how designated, will be included in the issue price of such Bond for federal income tax accounting purposes.

     It is not entirely clear how income should be accrued with respect to Bonds, the payments on which consist entirely or primarily of a specified nonvarying portion of the interest payable on one or more Mortgage Loans ("Interest Weighted Bonds"). Unless and until the Service provides contrary administrative guidance on the income tax treatment of an Interest Weighted Bond, the Tax Administrator will take the position that an Interest Weighted Bond does not bear qualified stated interest, and will account for the income thereon as described in " -- Interest Weighted Bonds and Non-VRDI Bonds" herein. Some Interest Weighted Bonds may provide for a relatively small amount of principal and for interest that can be expressed as qualified stated interest at a very high fixed rate with respect to that principal ("Superpremium Bonds"). Superpremium Bonds technically are issued with amortizable premium. However, because of their close similarity to other Interest Weighted Bonds it appears more appropriate to account for Superpremium Bonds in the same manner as for other Interest Weighted Bonds. Consequently, in the absence of further administrative guidance, the Tax Administrator intends to account for Superpremium Bonds in the same manner as other Interest Weighted Bonds. However, there can be no assurance that the Service will not assert a position contrary to that taken by the Tax Administrator, and, therefore, holders of Superpremium Bonds should consider making a protective election to amortize premium on such Bonds.

     In view of the complexities and current uncertainties as to the manner of inclusion in income of original issue discount on the Bonds, each investor should consult his own tax advisor to determine the appropriate amount and method of inclusion in income of original issue discount on the Bonds for federal income tax purposes.

Variable Rate Bonds


     A Bond may pay interest at a variable rate (a "Variable Rate Bond"). A Variable Rate Bond that qualifies as a "variable rate debt instrument" as that term is defined in the OID Regulations (a "VRDI") will be governed by the rules applicable to VRDIs in the OID Regulations, which are described below. A Variable Rate Bond qualifies as a VRDI under the OID Regulations if (i) the Bond is not issued at a premium to its noncontingent principal amount in excess of the lesser of (a) .015 multiplied by the product of such noncontingent principal amount and the WAM (as that term is defined above in the discussion of the de minimis rule) of the Bond or (b) 15 percent of such noncontingent principal amount (an "Excess Premium"); (ii) stated interest on the Bond compounds or is payable unconditionally at least annually at (a) one or more qualified floating rates, (b) a single fixed rate and one or more qualified floating rates, (c) a single "objective rate," or (d) a single fixed rate and a single objective rate that is a "qualified inverse floating rate," and (iii) the qualified floating rate or the objective rate in effect during an accrual period is set at a current value of that rate (i.e. , the value of the rate on any day occurring during the interval that begins three months prior to the first day on which that value is in effect under the Bond and ends one year following that day). However, if the Variable Rate Bond provides for any contingent payments (which do not include qualified stated interest), the Tax Administrator intends to account for the income thereon as described in " -- Interest Weighted Bonds and Non-VRDI Bonds" herein.


     Under the OID Regulations, a rate is a qualified floating rate if variations in the rate reasonably can be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the debt instrument is denominated. A qualified floating rate may measure contemporaneous variations in borrowing costs for the issuer of the debt instrument or for issuers in general. A multiple of a qualified floating rate is considered a qualified floating rate only if the rate is equal to either (a) the product of a qualified floating rate and a fixed multiple that is greater than zero but not more than 1.35 or (b) the product of a qualified floating rate and a fixed multiple that is greater than zero but not more than 1.35, increased or decreased by a fixed rate. If a Bond provides for two or more qualified floating rates that reasonably can be expected to have approximately the same values throughout the term of the Bond, the qualified floating rates together will constitute a single qualified floating rate. Two or more qualified floating rates conclusively will be presumed to have approximately the same values throughout the term of a Bond, if the values of all such rates on the issue date of the Bond are within 25 basis points of each other.

     A variable rate will be considered a qualified floating rate if it is subject to a restriction or restrictions on the maximum stated interest rate (a "Cap"), a restriction or restrictions on the minimum stated interest rate (a "Floor"), a restriction or restrictions on the amount of increase or decrease in the stated interest rate (a "Governor"), or other similar restriction only if:
(a) the Cap, Floor, or Governor is fixed throughout the term of the related Bond or (b) the Cap, Floor, Governor, or similar restriction is not reasonably expected, as of the issue date, to cause the yield on the Bond to be significantly less or significantly more than the expected yield on the Bond determined without such Cap, Floor, Governor, or similar restriction, as the case may be. Although the OID Regulations are unclear, it appears that a VRDI, the principal rate on which is subject to a Cap, Floor, or Governor that itself is a qualified floating rate, bears interest at an objective rate.


     Under the OID Regulations, an objective rate is a rate (other than a qualified floating rate) that (i) is determined using a single fixed formula,
(ii) is based on objective financial or economic information, and (iii) is not based on information that either is within the control of the issuer (or a related party) or is unique to the circumstances of the issuer (or related party), such as dividends, profits, or the value of the issuer's (or related party's) stock. That definition would include a rate that is based on changes in a general inflation index. In addition, a rate would not fail to be an objective rate merely because it is based on the credit quality of the issuer.


     Under the OID Regulations if interest on a Variable Rate Bond is stated at a fixed rate for an initial period of less than one year followed by a variable rate that is either a qualified floating rate or an objective rate for a subsequent period, and the value of the variable rate on the issue date is intended to approximate the fixed rate, the fixed rate and the variable rate together constitute a single qualified floating rate or objective rate. A variable rate conclusively will be presumed to approximate an initial fixed rate if the value of the variable rate on the issue date does not differ from the value of the fixed rate by more than 25 basis points.


     Under the OID Regulations, all interest payable on a Variable Rate Bond that qualifies as a VRDI and provides for stated interest unconditionally payable in cash or property at least annually at a single qualified floating rate or a single objective rate (a "Single Rate VRDI Bond") is treated as qualified stated interest. The amount and accrual of OID on a Single Rate VRDI Bond is determined, in general, by converting such Bond into a hypothetical fixed rate bond and applying the rules applicable to fixed rate bonds described under "Original Issue Discount" above to such hypothetical fixed rate bond. Qualified stated interest or original issue discount allocable to an accrual period with respect to a Single Rate VRDI Bond also must be increased (or decreased) if the interest actually accrued or paid during such accrual period exceeds (or is less than) the interest assumed to be accrued or paid during such accrual period under the related hypothetical fixed rate bond.


     Except as provided below, the amount and accrual of OID on a Variable Rate Bond that qualifies as a VRDI but is not a Single Rate VRDI Bond (a "Multiple Rate VRDI Bond") is determined by converting such Bond into a hypothetical equivalent fixed rate bond that has terms that are identical to those provided under the Multiple Rate VRDI Bond, except that such hypothetical equivalent fixed rate bond will provide for fixed rate substitutes in lieu of the qualified floating rates or objective rates provided for under the Multiple Rate VRDI Bond. A Multiple Rate VRDI Bond that provides for a qualified floating rate or rates or a qualified inverse floating rate is converted to a hypothetical equivalent fixed rate bond by assuming that each qualified floating rate or the qualified inverse floating rate will remain at its value as of the issue date. A Multiple Rate VRDI Bond that provides for an objective rate or rates is converted to a hypothetical equivalent fixed rate bond by assuming that each objective rate will equal a fixed rate that reflects the yield that reasonably is expected for the Multiple Rate VRDI Bond. Qualified stated interest or original issue discount allocable to an accrual period with respect to a Multiple Rate VRDI Bond must be increased (or decreased) if the interest actually accrued or paid during such accrual period exceeds (or is less than) the interest assumed to be accrued or paid during such accrual period under the hypothetical equivalent fixed rate bond.


     Under the OID Regulations, the amount and accrual of OID on a Multiple Rate VRDI Bond that provides for stated interest at either one or more qualified floating rates or at a qualified inverse floating rate and in addition provides for stated interest at a single fixed rate (other than an initial fixed rate that is intended to approximate the subsequent variable rate) is determined using the method described above for all other Multiple Rate VRDI Bonds except that prior to its conversion to a hypothetical equivalent fixed rate bond, such Multiple Rate VRDI Bond is treated as if it provided for a qualified floating rate (or a qualified inverse floating rate), rather than the fixed rate. The qualified floating rate (or qualified inverse floating rate) replacing the fixed rate must be such that the fair market value of the Multiple Rate VRDI Bond as of its issue date would be approximately the same as the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate (or qualified inverse floating rate), rather than the fixed rate.


     Bonds of certain Series may provide for interest based on a weighted average of the interest rates on some or all of the Mortgage Loans securing such Bonds ("Weighted Average Bonds"). Under the OID Regulations, it appears that Weighted Average Bonds secured by Mortgage Loans that are exclusively ARM Loans bear interest at an "objective rate" provided the ARM Loans themselves bear interest at qualified floating rates. However, under the OID Regulations, weighted Average Bonds secured by Mortgage Loans that do not bear interest at qualified floating rates ("Non-Objective Weighted Average Bonds" or NOWA Bonds") do not bear interest at an objective or a qualified floating rate and, consequently, do not qualify as VRDIs. Accordingly, unless and until the Service provides contrary administrative guidance on the income tax treatment of NOWA Bonds, the Tax Administrator intends to treat such Bonds as debt obligations that provide for one or more contingent payments, and will account for the income thereon as described in " -- Interest Weighted Bonds and Non-VRDI Bonds" herein.

     Bonds of certain Series may provide for the payment of interest at a rate determined as the difference between two interest rate parameters, one of which is a variable rate and the other of which is a fixed rate or a different variable rate ("Inverse Floater Bonds"). Under the OID Regulations, Inverse Floater Bonds generally bear interest at objective rates because their rates either constitute "qualified inverse floating rates" under those Regulations or, although not qualified floating rates themselves, are based on one or more qualified floating rates. Consequently, if such Bonds are not issued at an Excess Premium and their interest rates otherwise meet the test for qualified stated interest, the income on such Bonds will be accounted for under the rules applicable to VRDIs described above. However, an Inverse Floater Bond may have an interest rate parameter equal to the weighted average of the interest rates on some or all of the underlying Mortgage Loans in a case where one or more of those rates is a fixed rate or otherwise may not qualify as a VRDI. Unless and until the Service provides contrary administrative guidance on the income tax treatment of such Inverse Floater Bonds, the Tax Administrator intends to treat such Bonds as debt obligations that provide for one or more contingent payments, and will account for the income thereon as described in " -- Interest Weighted Bonds and Non-VRDI Bonds" herein.

Anti-Abuse Rule

     Concerned that taxpayers might be able to structure debt instruments or transactions, or to apply the bright-line or mechanical rules of the OID Regulations in a way that produces unreasonable tax results, the Treasury issued proposed and temporary regulations containing an anti-abuse rule on the same date as the issuance of the OID Regulations. The proposed and temporary regulations provide that if a principal purpose in structuring a debt instrument, engaging in a transaction, or applying the OID Regulations is to achieve a result that is unreasonable in light of the purposes of the applicable statutes, the Service can apply or depart from the OID Regulations as necessary or appropriate to achieve a reasonable result. A result is not considered unreasonable under the proposed and temporary regulations, however, in the absence of a substantial effect on the present value of a taxpayer's tax liability.

Interest Weighted Bonds and Non-VRDI Bonds

     The treatment of a NOWA Bond, a Variable Rate Bond that is issued at an Excess Premium, or any other Variable Rate Bond that does not qualify as a VRDI (each a "Non-VRDI Bond") or an Interest Weighted Bond is unclear under current law. The OID Regulations are ambiguous as to whether interest payments (other than qualified stated interest) on a Non-VRDI Bond or an Interest Weighted Bond are considered to be contingent payments subject to special original issue discount rules described in the next paragraph or whether such payments should be treated as Deemed Principal Payments subject to the regular original issue discount rules described in "Original Issue Discount" above. Moreover, to the extent that the contingent payment rules are applicable, their impact on instruments that are subject to Section 1272(a)(6) of the Code is unclear.


     The OID Regulations contain provisions (the "Contingent Payment Regulations") that address the federal income tax treatment of debt obligations with one or more contingent payments ("Contingent Payment Obligations"). Under the Contingent Payment Regulations, any variable rate debt instrument that is not a VRDI is classified as a Contingent Payment Obligation. However, the Contingent Payment Regulations, by their terms, do not apply to debt instruments that are subject to Section 1272(a)(6) of the Code. In the absence of further guidance, the Tax Administrator will account for Non-VRDI Bonds, Interest Weighted Bonds, and any other Bonds that are Contingent Payment Obligations in accordance with Code Section 1272(a)(6). Income will be accrued on such Bonds based on a constant yield that is derived from a projected payment schedule as of the Closing Date. The project payment schedule will take into account the Pricing Payment Assumptions and the interest payments that are expected to be made based on the value of any relevant indices on the issue date. To the extent that actual payments differ from projected payments for a particular taxable year, appropriate adjustments to interest income and expense accruals will be made for that year. In the case of a Weighted Average Bond, the projected payment schedule will be derived based on the assumption that the principal balances of the Mortgage Loans that collateralize the Bond pay down pro rata.



     The method described in the foregoing paragraph for accounting for Interest Weighted Bonds, Non-VRDI Bonds, and any other Bonds that are Contingent Payment Obligations is consistent with Code section 1272(a)(6) and the legislative history thereto. Because of the uncertainty with respect to the treatment of such Bonds under the OID Regulations, however, there can be no assurance that the Service will not assert successfully that a method less favorable to Bondholders will apply. In view of the complexities and the current uncertainties as to income inclusions with respect to Non-VRDI Bonds, Interest Weighted Bonds and other Bonds that are Contingent Payment Obligations, each investor should consult his own tax advisor to determine the appropriate amount and method of income inclusion on such Bonds for federal income tax purposes.

Market Discount

     A subsequent purchaser of a Bond at a discount from its outstanding principal amount (or, in the case of a Bond having original issue discount, its "adjustable issue price") will acquire such Bond with market discount. The purchaser generally will be required to recognize the market discount (in addition to any original issue discount remaining with respect to the Bond) as ordinary income. A person who purchases a Bond at a price lower than the Bond's outstanding principal amount but higher than its adjusted issue price does not acquire the Bond with market discount, but will be required to report original issue discount, appropriately adjusted to reflect the excess of the price paid over the adjusted issue price. See "Original Issue Discount." A Bond will not be considered to have market discount if the amount of such market discount is de minimis, i.e., less than the product of (i) 0.25% of the remaining principal amount (or, in the case of a Bond having original issue discount, the adjusted issue price of such Bond), multiplied by (ii) the WAM of the Bond (determined as for original issue discount) remaining after the date of purchase. Regardless of whether the subsequent purchaser of a Bond with more than a de minimis amount of market discount is a cash-basis or accrual-basis taxpayer, market discount generally will be taken into income as principal payments (including, in the case of a Bond having original issue discount any Deemed Principal Payments) are received, in an amount equal to the lesser of (i) the amount of the principal payment received or (ii) the amount of market discount that has "accrued" (as described below), but that has not yet been included in income. The purchaser may make a special election, which generally applies to all market discount instruments held or acquired by the purchaser in the taxable year of election or thereafter, to recognize market discount currently on an uncapped accrual basis (the "Current Recognition Election"). In addition, the purchaser may make an All OID Election with respect to a Bond purchased with market discount. See
" -- Original Issue Discount."

     Until the Treasury promulgates applicable regulations, the purchaser of a Bond with market discount generally may elect to accrue the market discount either: (i) on the basis of a constant interest rate; (ii) in the case of a Bond not issued with original issue discount, in the ratio of stated interest payable in the relevant period to the total stated interest remaining to be paid from the beginning of such period; or (iii) in the case of a Bond issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the total remaining original issue discount at the beginning of such period. Regardless of which computation method is elected, the Pricing Prepayment Assumptions must be used to calculate the accrual of market discount.

     A Bondholder who has acquired any Bond with market discount generally will be required to treat a portion of any gain on a sale or exchange of the Bond as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial principal payments were received. Moreover, such Bondholder generally must defer interest deductions attributable to any indebtedness incurred or continued to purchase or carry the Bond to the extent they exceed income on the Bond. Any such deferred interest expense, in general, is allowed as a deduction not later than the year in which the related market discount income is recognized. If a Bondholder makes a Current Recognition Election or an All OID Election, the interest deferral rule will not apply. Under the Proposed Contingent Payment Regulations, a secondary market purchaser of a Non-VRDI Bond or an Interest Weighted Bond at discount generally would continue to accrue interest and determine adjustments on such Bond based on the original projected payment schedule devised by the issuer of such Bond. See " -- Original Issue Discount -- Interest Weighted Bonds and Non-VRDI Bonds" herein. The holder of such a Bond would be required, however, to allocate the difference between the adjusted issue price of the Bond and its basis in the Bond as positive adjustments to the accruals or projected payments on the Bond over the remaining term of the Bond in a manner that is reasonable (e.g., based on a constant yield to maturity).

     Treasury regulations implementing the market discount rules have not yet been issued, and uncertainty exists with respect to many aspects of those rules. For example, the treatment of a Bond subject to redemption at the option of the Issuer that is acquired at a market discount is unclear. It appears likely, however, that the market discount rules applicable in such a case would be similar to the rules pertaining to original issue discount. Due to the substantial lack of regulatory guidance with respect to the market discount rules, it is unclear how those rules will affect any secondary market that develops for a given Class of Bonds. Prospective investors should consult their own tax advisors regarding the application of the market discount rules to the Bonds.

Amortizable Premium

     A purchaser of a Bond who purchases the Bond at a premium over the total of its Deemed Principal Payments may elect to amortize such premium under a constant yield method that reflects compounding based on the interval between payments on the Bonds. The legislative history of the 1986 Act indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a Bond will be calculated using the Pricing Prepayment Assumptions. Under the Code, except as otherwise provided in Treasury regulations, amortized premium generally would be treated as an offset to interest income on a Bond and not as a separate deduction item. If a holder makes an election to amortize premium on a Bond, such election will apply to all taxable debt instruments (including all Bonds) held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such holder, and will be irrevocable without the consent of the Service. Purchasers who pay a premium for the Bonds should consult their tax advisors regarding the election to amortize premium and the method to be employed.


     Amortizable premium on a Bond that is subject to redemption at the option of the Seller generally must be amortized as if the optional redemption price and date were the Bond's principal amount and maturity date if doing so would result in a smaller amount of premium amortization during the period ending with the optional redemption date. Thus, a Bondholder would not be able to amortize any premium on a Bond that is subject to optional redemption at a price equal to or greater than the Bondholder's acquisition price unless and until the redemption option expires. In cases where premium must be amortized on the basis of the price and date of an optional redemption, the Bond will be treated as having matured on the redemption date for the redemption price and then having been reissued on that date for that price. Any premium remaining on the Bond at the time of the deemed reissuance will be amortized on the basis of (i) the original principal amount and maturity date or (ii) the price and date of any succeeding optional redemption, under the principles described above.


     Under the Contingent Payment Regulations, a secondary market purchaser of a Non-VRDI Bond on an Interest Weighted Bond at a premium generally would continue to accrue interest and determine adjustments on such Bond based on the original projected payment schedule devised by the issuer of such Bond. See " -- Original Issue Discount -- Interest Weighted Bonds and Non-VRDI Bonds" herein. The holder of such a Bond would allocate the difference between its basis in the Bond and the adjusted issue price of the Bond as negative adjustments to the accruals or projected payments on the Bond over the remaining term of the Bond in a manner that is reasonable (e.g., based on a constant yield to maturity).


Gain or Loss on Disposition

     If a Bond is sold, the Bondholder will recognize gain or loss equal to the difference between the amount realized on the sale and his adjusted basis in the Bond. The adjusted basis of a Bond generally will equal the cost of the Bond to the Bondholder, increased by any original issue discount or market discount previously includible in the Bondholder's gross income with respect to the Bond and reduced by the portion of the basis of the Bond allocable to payments on the Bond (other than qualified stated interest) previously received by the Bondholder and by any amortized premium. Similarly, a Bondholder who receives a scheduled or prepaid principal payment with respect to a Bond will recognize gain or loss equal to the difference between the amount of the payment and the allocable portion of his adjusted basis in the Bond. Except to the extent that the market discount rules apply and except as provided below, any gain or loss on the sale or other disposition of a Bond generally will be capital gain or loss. Such gain or loss will be long-term gain or loss if the Bond is held as a capital asset for more than 12 months.

     If the holder of a Bond is a bank, thrift, or similar institution described in Section 582 of the Code, any gain or loss on the sale or exchange of the Bond will be treated as ordinary income or loss. In the case of other types of holders, gain from the disposition of a Bond that otherwise would be capital gain will be treated as ordinary income to the extent that the amount actually includible in income with respect to the Bond by the Bondholder during his holding period is less than the amount that would have been includible in income if the yield on that Bond during the holding period had been 110% of a specified U.S. Treasury borrowing rate as of the date that the Bondholder acquired the Bond. Although the legislative history to the 1986 Act indicates that the portion of the gain from disposition of a Bond that will be recharacterized as ordinary income is limited to the amount of original issue discount (if any) on the Bond that was not previously includible in income, the applicable Code provision contains no such limitation.

     A portion of any gain from the sale of a Bond that might otherwise be capital gain may be treated as ordinary income to the extent that such Bond is held as part of a "conversion transaction" within the meaning of Selection 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in Bonds or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable federal rate" (which rate is computed and published monthly by the Service) at the time the taxpayer entered into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income from the transaction.

Miscellaneous Tax Aspects

     Backup Withholding. A Bond may, under certain circumstances, be subject to "backup withholding" at the rate of 31% with respect to "reportable payments," which include interest payments and principal payments to the extent accrued original issue discount as well as distributions of proceeds from a sale of Bonds. This withholding generally applies if the Bondholder of a Bond (i) fails to furnish the Trustee with its taxpayer identification number ("TIN"); (ii) furnishes the Trustee or the Issuer an incorrect TIN; (iii) fails to report properly interest, dividends or other "reportable payments" as defined in the Code; or (iv) under certain circumstances, fails to provide the Trustee or the Issuer or such Bondholder's securities broker with a certified statement, signed under penalty of perjury, that the TIN is its correct number and that the Bondholder is not subject to backup withholding. Backup withholding will not apply, however, with respect to certain payments made to Bondholders, including payments to certain exempt recipients (such as exempt organizations) and to certain Nonresidents (as defined below) complying with requisite certification procedures. Bondholders of the Bonds should consult their tax advisors as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

     The Trustee will report to the Bondholders and to the Internal Revenue Service each calendar year the amount of any "reportable payments" during such year and the amount of tax withheld, if any, with respect to payments on the Bonds within a reasonable time after the end of each calendar year.

     Foreign Bondholders. Under the Code, interest and original issue discount income (including accrued interest or original issue discount recognized on sale or exchange) paid or accrued with respect to Bonds held by Bondholders who are nonresident alien individuals, foreign corporations, foreign partnerships or certain foreign estates and trusts ("Nonresidents") or Bondholders holding on behalf of a Nonresident generally will be treated as "portfolio interest" and therefore will not be subject to any United States tax provided that (i) such interest is not effectively connected with a trade or business in the United States of the Bondholder and (ii) the Issuer (or other person who would otherwise be required to withhold tax from such payments) is provided with an appropriate statement that the beneficial owner of a Bond is a Nonresident. Interest (including original issue discount) paid on Bonds to Bondholders who are foreign persons will not be subject to withholding if such interest is effectively connected with a United States business conducted by the Bondholder. Such interest (including original issue discount) will, however, generally be subject to the regular United States income tax.

     DUE TO THE COMPLEXITY OF THE FEDERAL INCOME TAX RULES APPLICABLE TO BONDHOLDERS AND THE CONSIDERABLE UNCERTAINTY THAT EXISTS WITH RESPECT TO MANY ASPECTS OF THOSE RULES, POTENTIAL INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF THE BONDS.

                            STATE TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Certain Federal Income Tax Consequences," potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the Bonds. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisors with respect to the various state tax consequences of an investment in the Bonds.

                              ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain requirements on those pension, profit sharing, and other employee benefit plans to which it applies ("Plans") and on those persons who are fiduciaries or parties in "interest" with respect to such Plans. In considering an investment of the assets of a Plan in Bond, a fiduciary should consider, among other things, (i) the purposes, requirements, and liquidity needs of such Plan; (ii) the definition of Plan assets under ERISA and the applicable U.S. Department of Labor ("DOL") regulations; (iii) whether the investment satisfies the diversification requirements of Section 404(a)(1)(C) of ERISA; (iv) whether such an investment is appropriate for the Plan and prudent, considering the nature of the investment and the fact that no market in which such fiduciary can sell or otherwise dispose of Offered Bonds is expected to arise. The prudence of a particular investment must be determined by the responsible fiduciary (usually the trustee or investment manager) with respect to each Plan taking into account all of the facts and circumstances of the investment.

     Sections 406 and 407 of ERISA and Section 4975 of the Code prohibit certain transactions that involve (i) a Plan and any party in interest under ERISA or "disqualified person" under the Code with respect to the Plan and (ii) Plan assets. A violation of those prohibited transaction rules may generate other disqualified persons. Consequently, a Plan contemplating an investment in the Bonds should consider whether the Issuer, any other person associated with the issuance and administration of the Bonds, or any affiliate of the foregoing is or might become a party in interest or a disqualified person with respect to the Plan. In addition, a Plan should consider whether other persons who are parties in interest or disqualified persons might acquire ownership rights in the Issuer or its assets by virtue of the "Look-Through Rule" described below, or otherwise. In either case, the acquisition or holding of Bonds by or on behalf of the Plan could be considered to give rise to an indirect prohibited transaction under ERISA and the Code in the nature of an extension of credit by the Plan. Conversely, if a party in interest or disqualified person with respect to a Plan acquires or holds Bonds while the Plan is deemed to own ownership rights in the Issuer or its assets by virtue of the "Look-Through Rule" described below, an indirect prohibited transaction also could arise. However, certain exemptions to the prohibited transaction rules could be applicable to the situations described in this paragraph, depending on the type and circumstances of the Plan fiduciary making the decision to acquire the Bond (including a Bond recharacterized as an ownership interest in the Issuer or its assets). Those exemptions potentially include Prohibited Transaction Class Exemption ("PTCE") 90-1, regarding investments by insurance company pooled separate accounts, PTCE 91-38, regarding investments by bank collective investment funds, and PTCE 84-14, regarding transactions effected by a "qualified professional asset manager."

     If a Plan were deemed to have acquired indirectly ownership rights in the Issuer or its assets, certain transactions involving the operations of the Issuer might be deemed to be prohibited transactions under ERISA and the Code. Regulations of the DOL set forth in 29 C.F.R. 2510.3-101 (the "Plan Asset Regulations") define "plan assets" to include not only securities held by a Plan but also the underlying assets of the Issuer of any equity securities (the "Look-Through Rule") unless one or more exceptions specified in the regulations are satisfied. The Plan Asset Regulations define an equity security as a security other than a security that is treated as debt for state law purposes and that has no substantial equity features. Consequently, to the extent a Class of Bonds is treated as debt for purposes of the Plan Asset Regulations, the Look-through Rule should not apply to a Plan's purchase or holding of Bonds of that Class. If a Class of Bonds is treated as equity for those purposes (a "Recharacterized Class"), however, the Look-Through Rule would apply unless one or more exceptions specified in the Plan Asset Regulations is satisfied.

     Under the Plan Asset Regulations, two exceptions might be available to a Recharacterized Class of Bonds. The first (the "Publicly Offered Exception") is available to a Recharacterized Class of Bonds that is registered under the Securities Exchange Act of 1934, as amended, freely transferable, and held by more than 100 unrelated investors. The second is available if, immediately after the most recent acquisition of a Bond of a Recharacterized Class, benefit plan investors (which include government plans and individual retirement accounts) do not own 25% or more of the value of any Class of Recharacterized Bonds (the "Insignificant Participation Exception"). Prospective Plan investors should be aware that even if the Look-Through Rule does not apply to a Recharacterized Class as a result of the applicability of the Publicly Offered Exception or the Insignificant Participation Exception, the purchase of Bonds of such Class nonetheless could constitute a prohibited transaction if the Underwriter and certain of its affiliates were considered parties in interest or disqualified persons, such as where the Underwriter is a fiduciary or other service provider for a Plan. PTCE 75-1 generally exempts purchases by a Plan from an underwriter who is a party in interest or disqualified person, if, among other things, the underwriter is not acting as a fiduciary for the Plan in such circumstances. Such a Plan considering the purchase of Bonds should exercise caution with respect to such purchase and consult with its counsel regarding the availability of relief under PTCE 75-1.

     Due to the complexity of the rules and penalties under ERISA and the Code applicable to Plans, potential Plan investors should consult their advisors and counsel regarding (i) the characterization of each Class of Bonds as debt or equity for ERISA purposes and (ii) the application of the Publicly Offered Exception, the Insignificant Participation Exception or other available exemptions from the prohibited transaction rules of ERISA and the Code. Potential investors also should be aware that ERISA requires that the assets of a Plan be valued at their fair market value as of the close of the plan year and that the Issuer does not plan to provide any valuations to Bondholders.

                                LEGAL INVESTMENT

     As set forth in the related Prospectus Supplement, one or more Classes of Offered Bonds of any Series may constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") so long as they are secured by first liens on residential properties and are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization and, as such, will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including, but not limited to, state-chartered savings banks, commercial banks, savings and loan associations and insurance companies, as well as trustees and state government employee retirement systems) created pursuant to or existing, under the laws of the United States or of any State (including the District of Columbia and Puerto
Rico) whose authorized investments are subject to State regulation to the same extent that under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Bonds of a Series that are secured by second liens on residential properties will not be treated as "mortgage related securities" under SMMEA, regardless of the rating assigned such Bonds.

     Under SMMEA, if a State enacted legislation prior to October 4, 1991 specifically limiting the legal investment authority of any such entities with respect to "mortgage related securities," the Bonds will constitute legal investments for entities subject to such legislation only to the extent provided in such legislation. Several states have enacted legislation overriding SMMEA.

     SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in any securities, or require the sale or other disposition of any securities, so long as such contractual commitment was made or such securities acquired prior to the enactment of such legislation.

     SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with mortgage related securities without limitations as to the percentage of their assets represented thereby; federal credit unions may invest in mortgage related securities, and national banks may purchase mortgage related securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. Bonds that do not constitute "mortgage related securities" under SMMEA will require registration, qualification or an exemption under applicable state securities laws and may not be "legal investments" to the same extent as "mortgage related securities" under SMMEA.

     There may be restrictions on the ability of certain investors, including depository institutions, either to purchase certain types of the Bonds or to purchase Bonds representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the Bonds constitute legal investments for such investors.

                                USE OF PROCEEDS

     The Issuer will apply all or substantially all of the net proceeds from the sale of each Series offered hereby and by the related Prospectus Supplement to purchase the Mortgage Loans, to repay indebtedness that has been incurred to obtain funds to acquire the Mortgage Loans, to establish the Reserve Fund, if any, for the Series and to pay costs of structuring and issuing the Bonds.

                              PLAN OF DISTRIBUTION

     The Issuer may sell the Bonds offered hereby either directly or through one or more underwriters or underwriting syndicates or through designated agents. The Issuer also may sell the Bonds initially to an affiliate, and such affiliate may sell the Bonds, from time to time, either directly or through one or more underwriters, underwriting syndicates or through designated agents. The Bonds of a Series may be acquired by underwriters for their own account and may be resold from time to time in one or more transactions, at a fixed public offering price or prices, which may change, or at varying prices determined at the time of sale. The Issuer also may authorize, from time to time, underwriters acting as agents to offer and sell the Bonds upon the terms and conditions set forth in the related Prospectus Supplement.

     The related Prospectus Supplement or Supplements for each Series will set forth the terms of the offering of such Series and of each Class of Bonds within such Series, including the name or names of the underwriters, the proceeds to and their use by the Issuer, and either the initial public offering price, the discounts and commissions to the underwriters and any discounts or concessions allowed or reallowed to certain dealers, or the method by which the price at which the underwriters will sell the Bonds will be determined. If Bonds of a Series are offered other than through underwriters, the related Prospectus Supplement will contain information regarding the nature of such offering and any agreements to be entered into between the Issuer and purchasers of Bonds of such Series.

     Underwriters, dealers and agents may be entitled, under agreements entered into with the Issuer, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act of 1933. Certain of the underwriters and their affiliates may engage in transactions with, and perform services for, the Issuer or its affiliates.

     The place and time of delivery for the Bonds of a Series in respect of which this Prospectus is delivered will be set forth in the related Prospectus Supplement.

                                 LEGAL MATTERS

     Certain legal matters in connection with the Bonds offered hereby will be passed upon for the Issuer by Hunton & Williams, Richmond, Virginia, and for the underwriters by the firm specified in the related Prospectus Supplement.

                             FINANCIAL INFORMATION

     Resource is not obligated with respect to the Bonds. Accordingly, the Issuer has determined that financial statements of Resource are not material to the offering made hereby. Any prospective purchaser who desires to review financial information concerning the Issuer, however, will be provided with a copy of the most recent financial statements of the Issuer upon request.

                                    GLOSSARY

     There follows an abbreviated definition of certain capitalized terms used in this Prospectus. The Indenture, the Master Servicing Agreement, the Prospectus Supplement or the Servicing Agreement may contain a more complete definition of certain of the terms defined herein and reference should be made to the Indenture, the Master Servicing Agreement, the Prospectus Supplement and the Servicing Agreement for a more complete definition of all such terms.

     "Accounting Date" means with respect to each Payment Date the last day of the month preceding the month in which such Payment Date occurs on such other date as may be specified in the related Prospectus Supplement.

     "Accretion Class" or "Accretion Bonds" means a Class of Bonds comprised of Accretion Bonds upon which interest is accrued and is compounded and added to the principal thereof periodically, but which is not entitled to payments of principal or interest until a specified date or specified Classes of the same Series have been paid in full.

     "Additional Mortgage Collateral" means any Mortgage Loans or other Mortgage Collateral added to the Trust Estate for a Series of Bonds (other than a substitute Mortgage Loan) after the initial closing for the Series of Bonds.

     "Advance" means as to any Mortgage Loan, any P&I Advance, T&I Advance or Property Protection Advance made by a Servicer or a Special Servicer or, upon the default by a Servicer on its obligation to make such an Advance, by the Master Servicer or such other party as may be specified in the related Prospectus Supplement.

     "Affiliate" means any person or entity controlling, controlled by or under common control with a specified entity. "Control" means the power to direct the management and policies of a person or entity, directly or indirectly, whether through ownership of voting securities, by contract or otherwise. "Controlling" and "Controlled" will have meanings correlative to the foregoing.

     "Bonds" means the Issuer's Collateralized Mortgage Bonds issued pursuant to the Indenture.

     "Bondholder" or "Holder" means the person in whose name a Bond is registered in the Bond Register for the related Series.

     "Book-Entry Bonds" means a Class or Classes of Bonds that are initially issued in book-entry form through a depository.

     "Borrower" means the individual or individuals obligated to repay a Mortgage Loan. (The Borrower may be the beneficiary or beneficiaries of an Illinois land trust when the Mortgaged Premises are located in Illinois.)

     "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banking institutions in the city in which the corporate trust office of the Trustee is then located, or in the city or cities in which the offices of the Master Servicer are then located, are authorized or obligated by law or executive order to be closed.

     "Class" means, collectively, all of the Bonds bearing the same designation.

     "Class Interest Rate" means with respect to any Class of Bonds the annual rate, which may be a variable rate, at which interest accrues on the Bonds of such Class, as specified in the related Prospectus Supplement.

     "Closing Date" means the date on which a Series of Bonds is issued as set forth in the Prospectus Supplement.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Collateral" means the Mortgage Loans, other mortgage collateral, and any funds and Insurance Policies pledged to secure a Series.

     "Collateral Proceeds Account" means the account created and maintained by the Trustee for each Series of Bonds.

     "Collateral Value" means, unless otherwise specified in the related Prospectus Supplement, with respect to a Mortgage Loan (or REO to the extent of a Foreclosure of a Mortgage Loan), an amount generally equal to (i) the Scheduled Principal Balance of such Mortgage Loan (or related REO) or (ii) as specified in the related Prospectus Supplement, the Scheduled Principal Balance of such Mortgage Loan multiplied by a fraction, the numerator of which is the Net Rate of the Mortgage Loan and the denominator of which is the Collateral Value Discount Rate (the "Interest Method").

     "Collateral Value Discount Rate" means the percentage rate that, multiplied by the required payments on the Mortgage Loans securing the Bonds, will assure the availability of sufficient funds to pay on the Bonds.

     "Compound Value" means with respect to any Payment Date for an Accretion Class, the original principal amount of such Class of Bonds, plus all interest accrued and added to the principal thereof through the Accounting Date preceding the Payment Date, compounded at the interest rate for such Class of Bonds, and with respect to any calculation on a date other than a Payment Date, the Compound Value as of the immediately preceding Accounting Date or (if prior to the first Payment Date) the original principal amount of such Accretion Class of Bonds. The principal amount of any Accretion Bond at any time will be equal to its Compound Value. The Compound Value of an Accretion Bond will be reduced by any payments of principal on such Bond.

     "Condemnation Award" means any awards, payments, proceeds or damages received pursuant to any action or proceeding relating to any condemnation or other taking, whether direct or indirect, of the Mortgaged Premises or for conveyances in lieu of condemnation.

     "Converted Mortgage Loans" means a Mortgage Loan that, pursuant to the terms of the related Note, has converted from an adjustable to a fixed Note Rate or from one fixed Note Rate to a lower fixed Note Rate.

     "Current Interest Class" or "Current Interest Bond" means any Class of Bonds that bear interest at the Class Interest Rate, other than Accretion Bonds or Principal-Only Bonds.

     "Curtailment" means any partial prepayment of principal permitted under the terms of a Note on a Mortgage Loan that otherwise is current.

     "Custodial P&I Account" means the account established by each Servicer into which the Servicer deposits collections of principal and interest on the Mortgage Loans.

     "Custodial Taxes and Insurance (T&I) Account" means an account maintained by a Servicer specifically for the deposit and payment of required escrows.

     "Cut-off Date" means the date specified in the Prospectus Supplement and used as a basis for identifying which payments of principal of and interest due on the Mortgage Loans are for the benefit of the Bondholders.

     "Delinquency" means when all or part of the Borrower's Monthly Payment is not paid on or before the Due Date.

     "Discount Class" or "Discount Bonds" means any Class comprised of Bonds that have a purchase price less than the Parity Price.

     "Due Date" means the day of each month on which the Borrower's Monthly Payment is due as stated in the Note.

     "Due Period" means with respect to any Payment Date, the period commencing on the second day of the calendar month preceding the calendar month in which such Payment Date occurs and continuing through the first day of the calendar month in which such Payment Date occurs.

     "Eligible Investments" means those investments permitted under the Indenture and acceptable to the Rating Agencies.

     "Event of Default" means an event of default under the Indenture as described under "The Indenture -- Events of Default."

     "FHLMC" means Federal Home Loan Mortgage Corporation.

     "Flood Insurance (Flood Insurance Policy)" means an Insurance Policy insuring against flood damage to a Mortgaged Premises, required for Mortgaged Premises located in "flood hazard" areas identified by the Secretary of HUD or the Director of the Federal Emergency Management Agency.

     "FNMA" means Federal National Mortgage Association.

     "Foreclosure" means a proceeding pursuant to which a Security Instrument is satisfied or released by foreclosure (whether by power of sale or judicial proceeding), deed in lieu of foreclosure or any other comparable means.

     "Hazard Insurance (Hazard Insurance Policy)" means replacement value insurance coverage insuring against loss or damage from fire and other perils in an amount not less than the greater of (i) the Unpaid Principal Balance of the Mortgage Loan and (ii) 100% of the actual replacement value of the improvements, annually adjusted, exclusive of foundations and excavations, naming the Issuer, its successors and assigns as a loss payee, together with all riders and endorsements thereto. Such coverage will include an inflation guard endorsement and an agreed amount endorsement that suspends the applicability of any co-insurance clause.

     "HUD" means the United States Department of Housing and Urban Development.

     "Indenture" means the indenture between the Issuer and the Trustee, pursuant to which a Series of Bonds is issued, as such indenture may be supplemented or amended from time to time by a Series Supplement.

     "Insurance Policy" or "Insurance Policies" means any insurance for a Mortgage Loan required by the terms of the Mortgage Loan and the Servicing Agreement, including Primary Mortgage Insurance, Hazard Insurance, Flood Insurance, and Title Insurance.

     "Insurance Proceeds" means proceeds payable from an Insurance Policy or a Pool Insurance Policy.

     "Issuer" means MERIT Securities Corporation, a Virginia corporation.

     "Liquidation" means (i) application of a payment to a Mortgage Loan that results in the release of the lien of the Security Instrument on any Mortgaged Premises, whether through foreclosure, condemnation, prepayment in full or otherwise or, with respect to REO, an REO Disposition or (ii) the sale of any defaulted Mortgage Loan.

     "Liquidation Proceeds" means the amount received by the Servicer or Special Servicer in connection with any Liquidation of a Mortgage Loan.

     "Losses" means and includes for any Prepayment Period (i) any Realized Losses on a defaulted Mortgage Loan and (ii) any reduction by a bankruptcy court of either the Unpaid Principal Balance or Note Rate of a Mortgage Loan subject to a bankruptcy proceeding.

     "Master Servicer" means Resource or the entity specified in the Prospectus Supplement for a Series that will administer and supervise the performance by the Servicers of their duties and responsibilities under Servicing Agreements in respect to Mortgage Loans securing a Series.

     "Master Servicer Custodial Account" means a trust account established by the Master Servicer into which the Servicer remits by wire transfer the Servicer Remittance in respect of the Mortgage Loans.

     "Master Servicer Remittance Date" means the date specified in the Master Servicing Agreement by which the Master Servicer must remit funds in the Master Servicer Custodial Account to the Collateral Proceeds Account for a Series.

     "Monthly Payment" means with respect to any Mortgage Loan, the total monthly payment due in the applicable month under the terms of the Note (i.e., the sum of the Scheduled Payment, and the monthly escrow deposit to the Custodial Taxes and Insurance Account).

     "Mortgage Collateral" means the Mortgage Loans and certain other assets evidencing interests in loans secured by residential property securing a Series or any REO.

     "Mortgage Insurer" means any insurance company or other entity that provides a Primary Mortgage Insurance Policy.

     "Mortgage Loan" means the one- to four-family residential mortgage loans evidenced by the Notes and Security Instruments that the Issuer has pledged to the Trustee as Collateral for a Series of Bonds.

     "Mortgage Loan Documents" means the original Note, the original Security Instrument, the original assignment of the Security Instrument and any original intervening assignments, the original Title Insurance Policy and the appraisal report made at the time the Mortgage Loan was originated, and all other documents held by the custodian or the Servicer.

     "Mortgage Pool" means the group of Mortgage Loans securing a Series of Bonds.

     "Mortgaged Premises" means land and improvements thereon subject to the lien of a Security Instrument.

     "Net Rate" means, with respect to any Mortgage Loan, the Note Rate thereon minus applicable servicing and administration fees, expressed as a percentage of the applicable Mortgage Loan.

     "Non-Recoverable Advance" means any portion of an Advance previously made or proposed to be made by the Servicer, Special Servicer or Master Servicer that has not been previously reimbursed, which in the good faith judgment of the Special Servicer or the Master Servicer (in the case of the Servicer and the Master Servicer) will not, or in the case of a proposed P&I Advance, would not ultimately be recoverable from future payments by the Borrower, Insurance Proceeds, Condemnation Awards, Liquidation Proceeds or collections related to the REO, with respect to the Mortgaged Premises for which the Advance was made or is proposed to be made, or in the case of a proposed T&I Advance or Property Protection

Advance, would not be ultimately recoverable from future cash flows on the Mortgage Loans pledged as collateral for a Series of Bonds.

     "Note" means a manually executed written instrument evidencing the Borrower's promise to repay a stated sum of money, plus interest, to the noteholder by a specific date according to a schedule of principal and interest payments.

     "Note Rate" means, with respect to a Mortgage Loan, the interest rate payable by the Borrower on the Mortgage Loan according to the terms of the Note.

     "Offered Bonds" means the Bonds actually offered pursuant to a Prospectus Supplement appended to this Prospectus.

     "Original Mortgage Collateral" means Mortgage Collateral initially pledged to the Trustee to secure a Series of Bonds.

     "Originator" means a savings and loan association, savings bank, commercial bank, credit union, insurance company, or similar institution or an HUD approved mortgagee that originates a Mortgage Loan.

     "Parity Price" is the price at which a Class has a yield to maturity that is equal to its coupon, after giving effect to any payment delay.

     "Participant" means Resource or an affiliate thereof.

     "Payment Date" means as to a Series, the date specified in the related Prospectus Supplement for payment on the Bonds of such Series.

     "P&I Advance" means an advance of principal and interest (net of servicing fees) by the Servicer or the Special Servicer (or, upon a default by such party, by the Master Servicer or such other party specified in the related Prospectus Supplement) on a Mortgage Loan subject to a Delinquency.

     "Pool Insurer" means any insurance company or other person that provides a Pool Insurance Policy for a Series.

     "Pool Insurance Policy" means an insurance policy to cover any loss (subject to certain limitations) by reason of default by the Borrowers of the Mortgage Loans securing a Series to the extent not covered by any Primary Mortgage Insurance Policy.

     "Premium Class" or "Premium Bonds" means any Class comprised of Bonds that have a purchase price greater than or equal to the Parity Price.

     "Prepayment Period" means, as to any Payment Date, the time period used to identify prepayments or other unscheduled payments of principal or interest received with respect to Mortgage Collateral that will be used to pay Bondholders on such Payment Date.

     "Primary Mortgage Insurance Policy" means an insurance policy covering a Mortgage Loan securing a Series against loss of the insured portion of the Unpaid Principal Balance of the covered Mortgage Loan together with accrued and unpaid interest thereon.

     "Principal Distribution Amount" means, with respect to a current Payment Date for a Series of Bonds, the amount, if any, by which (i) the aggregate Collateral Value of the Mortgage Loans securing the Series as of the most recent Payment Date (or, in regard to the first Payment Date, as of the Cut-off Date for such Series) exceeds (ii) the aggregate Collateral Value of the Mortgage Loans securing the Series as of the current Payment Date, unless otherwise specified in the Prospectus Supplement.

     "Principal-Only Class" or "Principal-Only Bonds" means a Class of Bonds that does not pay or accrue interest.

     "Property Protection Advance" means an Advance made by a Servicer or the Special Servicer in connection with the protection of a Mortgaged Premises, including, without limitation, expenses related to Foreclosure proceedings and Servicing Fees.

     "Rating Agency(ies)" means, for any Class of Bonds, any nationally recognized statistical rating agency, or its successor, that on the Closing Date rated such Class of the Bonds at the request of the Issuer. If such agency or a successor is no longer in existence, "Rating Agency" will be such nationally recognized statistical rating agency, or other comparable Person, designated by the Issuer, notice of which designation will be given to the Trustee and the Master Servicer. References herein to any rating category of a Rating Agency will mean such rating category without regard to any plus or minus or numerical designation.

     "Realized Loss" means, with respect to each defaulted Mortgage Loan or REO as to which a Liquidation has been made, an amount equal to the sum of (a) the Unpaid Principal Balance of the Mortgage Loan as of the date of such Liquidation, (b) interest at the applicable Note Rate, from the date as to which interest was last paid through the end of the calendar month in which the Liquidation occurred, on the Unpaid Principal Balance of such Mortgage Loan outstanding during each Due Period in which accrued interest was not paid, (c) any Property Protection Advances and Advances for taxes, assessments and comparable items and insurance premiums, as required by the Servicing Agreement or Special Servicing Agreement and (d) any other expenses (including any servicing related fees) related to the Liquidation of the Mortgage Loan or REO, minus the sum of (i) any funds received in connection with the Liquidation of the related Mortgage Loan or REO prior to or during the month in which such Liquidation occurred, (ii) and any Insurance Proceeds received with respect to such Mortgage Loan or REO.

     "With respect to a Mortgage Loan subject to a loan modification, the Realized Loss is an amount equal to the sum of (a) the Unpaid Principal Balance of the Mortgage Loan as of the date of such modification, (b) interest at the applicable Note Rate, from the date as to which interest was last paid through the end of the calendar month in which the modification occurred, on the Unpaid Principal Balance of such Mortgage Loan outstanding during each Due Period in which accrued interest was not paid, (c) any Property Protection Advances and Advances for taxes, assessments and comparable items and insurance premiums, as required by the Servicing Agreement, the Master Servicing Agreement or the Special Servicing Agreement and (d) any other expenses (including any servicing related fees) related to the modification of the Mortgage Loan, minus the product of (x) the ratio of the Scheduled Payment (net of the dollar equivalent of all ongoing servicing related fees on the first Due Date) on the modified Mortgage Loan divided by the Scheduled Payment (net of the dollar equivalent of all servicing related fees on such Due Date) on the prior Mortgage Loan, and (y) the Unpaid Principal Balance of the modified Mortgage Loan.

     "Remittance Date" means, the date specified in the related Servicing Agreement by which the funds in the Custodial P&I Account must be remitted to the Master Servicer Custodial Account, which in no case will be later in any month than the Master Servicer Remittance Date.

     "REO" or "REO Properties" means Mortgaged Premises acquired by Foreclosure or by deed-in-lieu of foreclosure.

     "REO Disposition" means the receipt by the Servicer in connection with an REO of Insurance Proceeds, Condemnation Awards and other payments and recoveries that the Servicer recovers from the sale or other final disposition thereof.

     "Reserve Fund" means, unless otherwise provided in the Prospectus Supplement, any fund in the Trust Estate other than the Collateral Proceeds Account.

     "Resource" means Resource Mortgage Capital, Inc., a Virginia corporation.

     "Scheduled Payment" means with respect to any Mortgage Loan, the scheduled monthly payment of principal and interest at the Note Rate due in the applicable month under the terms of the Note.

     "Scheduled Principal Balance" means with respect to each Mortgage Loan (or related REO) as of a determination date, the scheduled principal balance thereof as of the Cut-off Date, increased by the amount of negative amortization, if any, with respect thereto, and reduced by (a) the principal portion of all Scheduled Payments due on or before such determination date, whether paid by the Borrower or advanced by a Servicer or other party, (b) all amounts allocable to unscheduled principal payments received on or before the last day of the Prepayment Period preceding such date of determination, and (c) without duplication, the amounts of any Realized Loss that has occurred with respect to such Mortgage Loan.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Security Instrument" means a written instrument creating a valid lien on the Mortgaged Premises, including any riders thereto. A Security Instrument may be in a form of a mortgage, deed of trust, deed to secure debt or security deed.

     "Senior Bonds" or "Senior Class" means any Class of Bonds of a Series, designated as such in the Prospectus Supplement, that is entitled to preferential priority rights, as to a Subordinated Class of Bonds, to payment of principal and interest from the proceeds of the Mortgage Loans and other assets securing such Series.

     "Series" means a group of Bonds issued pursuant to a separate Series Supplement.

     "Series Supplement" means an indenture that is supplemental to the Indenture and that authorizes a particular Series.

     "Servicer Remittance" means a Servicer's aggregate payment due each month to the Master Servicer Custodial Account for Mortgage Loans that have been pledged as security for a Series of Bonds, which, unless otherwise specified in the Prospectus Supplement for a Series of Bonds, is equal to (A) the sum of the following:

          (i) all payments of principal and interest with respect to the Mortgage Loans and any REO (including net Liquidation and Insurance Proceeds) collected during the related Due Period and deposited in the Custodial P&I Account;

          (ii) any Advance by the Servicer that represents principal of or interest on a defaulted Mortgage Loan with respect to such Payment Date; and

           (iii) any Scheduled Payments due during, but collected prior to, the related Due Period; less (B) the sum of the following:

          (i) all amounts due the Servicer as the servicing fee, including late charges, assumption fees, prepayment premiums and similar charges and fees (but not default interest);

          (ii) any Scheduled Payments collected but due on a date subsequent to the related Due Period; and

          (iii) all amounts required to reimburse the Servicer for any Non-Recoverable Advances.

     "Servicer(s)" means the entity or entities identified in the related Prospectus Supplement that perform the servicing functions with respect to Mortgage Loans included in the Trust Estate for a Series.

     "Special Servicer" means the entity, as may be specified in the Prospectus Supplement for a Series, that will service, make certain decisions and take various actions with respect to delinquent or defaulted Mortgage Loans (or related REO) pledged as security for a Series pursuant to the terms of a Special Servicing Agreement between the Servicer or Master Servicer and the Special Servicer.

     "Stated Maturity Date" means, with respect to any Class of Bonds of a Series, the date specified in such Bond of such Class as the fixed date on which the final installment of the principal of such Bond is due and payable.

     "Subordinated Bonds" or "Subordinated Class" means any Class of Bonds of a Series as to which the right to receive payment of principal and interest from the proceeds of the Mortgage Loans and other assets securing such Series is subordinate to the priority rights of Bondholders of a Senior Class of Bonds of such Series to the extent specified in the related Prospectus Supplement.

     "Substitute Mortgage Collateral" means an item of Mortgage Collateral pledged to the Trustee to secure a Series of Bonds in substitution for an item of defective Original Mortgage Collateral.

     "Substitute Mortgage Loan" means a Mortgage Loan pledged to secure a Series of Bonds in substitution of a defaulted Mortgage Loan or REO securing a Series of Bonds.

     "Super-Premium Bond" means any Class comprised of Bonds that have a purchase price significantly greater than the Parity Price as discussed under "Certain Federal Income Tax Consequences" herein.

     "Surplus" means amounts in the Collateral Proceeds Account in excess of the amount required to pay principal of and interest on the Bonds of a Series and certain expenses.

     "T&I Advance" means an Advance by the Servicer or the Special Servicer of escrow amounts for tax and insurance payments with respect to any Mortgage Loan subject to a Delinquency.

     "Title Insurance" or "Title Insurance Policy" means an American Land Title Association (ALTA) mortgage loan title policy form 1970, or other form of Title Insurance Policy acceptable to the Issuer, including all riders and endorsements thereto.

     "Trustee" means the bank, trust company or other fiduciary named in the Prospectus Supplement for each Series of Bonds as the trustee under the Indenture pursuant to which such Series is issued.

     "Trust Estate" means, with respect to each Series of Bonds, all right, title and interest in and to the Collateral pledged or assigned to the Trustee for such Series of Bonds pursuant to the Indenture for that Series.

     "Unpaid Principal Balance" means with respect to any Mortgage Loan, the outstanding principal balance payable by the Borrower under the terms of the Note.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

                                    (Seller)

Item 14.    Other Expenses of Issuance and Distribution.

     The following table sets forth the estimated expenses in connection with the offering of $2,000,000,000 of the Collateralized Mortgage Bonds being registered under this Registration Statement, other than underwriting discounts and commission:

    SEC Registration..............................$606,061
    Printing and Engraving.........................400,000
    Legal Fees and Expenses......................1,400,000
    Accounting Fees and Expenses...................600,000
    Trustee Fees and Expenses......................300,000
    Blue Sky Fees and Expenses......................20,000
    Rating Agency Fees.............................600,000
    Miscellaneous................................1,280,000

                   TOTAL.........................$5,206,061

Item 15.    Indemnification of Directors and Officers.

            The Virginia Stock Corporation Act (the "Virginia Act") permits, and the Company's Bylaws require, indemnification of the Company's directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933. Under Section 13.1-697 of the Virginia Act, a Virginia corporation generally may indemnify its officers and directors in civil or criminal actions if they acted in good faith and believed their conduct to be in the best interests of the corporation and, in the case of criminal actions, had no reasonable cause to believe that the conduct was unlawful. The Virginia Act also permits a corporation to require, and the Company's Bylaws do require, indemnification of officers and directors with respect to any action except in the case of willful misconduct or knowing violation of the criminal law. In addition, the Virginia Act limits the damages that may be assessed against a director or officer of the Company in a shareholder or derivative proceeding to the greater of (a) $100,000 or (b) the amount of cash compensation received by him from the Company in the twelve months immediately preceding the act or omission giving rise to liability. Since the directors and officers of the Company will not be compensated, the maximum amount for which they may be held liable is $100,000. This limit on liability will not apply in the event of willful misconduct or a knowing violation of the criminal law or of federal or state securities laws.

    Reference is made to the Underwriting Agreement Standard Provisions filed as an exhibit hereto for provisions relating to the indemnification of directors, officers and controlling persons of the Company against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

Item 16.    Exhibits.

            1.1      Underwriting Agreement Standard Provisions,
                           dated August 1994(1)

            1.2      Underwriting Agreement Standard Provisions,
                           dated April 1995(5)

            1.3      Underwriting Agreement Standard Provisions,
                           dated July 1995(7)

            3.1      Amended and Restated Articles of Incorporation
                           of Registrant, effective April 19, 1995(5)

            3.2      By-Laws of Registrant(1)

            4.1      Indenture between Registrant and Trustee,
                           dated as of August 1, 1994(1)

            4.2      Form of Supplemental Indenture between
                           Registrant and Trustee(1)

            4.3      Indenture between Registrant and Trustee,
                           dated as of November 1, 1994(3)

            4.4      Series 1 Indenture Supplement,
                           dated as of November 1, 1994,
                           by and between Registrant and Trustee (3)

            4.5      Series 2 Indenture Supplement,
                           dated as of February 1, 1995,
                           by and between Registrant and Trustee(4)

            4.6      Series 3 Indenture Supplement,
                           dated as of March 1, 1995,
                           by and between Registrant and Trustee(5)

            4.7      Series 4 Indenture Supplement,
                           dated as of June 1, 1995,
                           by and between Registrant and Trustee(6)

            4.8      Series 5 Indenture Supplement, dated as of
                           October 1, 1995, by and between
                           Registrant and Trustee(8)

            4.9      Series 6 Indenture Supplement, dated as of
                           February 1, 1996, by and between
                           Registrant and Trustee(9)

            4.10     Series 7 Indenture Supplement, dated as of
                           May 1, 1996, by and between
                           Registrant and Trustee(10)

            4.11     Series 8 Indenture Supplement, dated as of
                           September 1, 1996, by and between
                           Registrant and Trustee(11)

            5.1      Opinion of Hunton & Williams........................

            8.1      Tax Opinion of Hunton & Williams re: Debt

                           Securities....................................

            23.1     Consent of Hunton & Williams is contained in their
                           opinions filed as Exhibits 5.1 and 8.1

            25.1     Form T-1............................................

            99.1     Standard Provisions to Servicing Agreement(1)

            99.2     Form of Servicing Agreement(1)

            99.3     Standard Terms to Master Servicing Agreement,
                           dated as of August 1, 1994(1)

            99.4     Form of Master Servicing Agreement(1)

            99.5     Form of Prospectus Supplement for Bonds
                           secured by adjustable-rate mortgage loans(7)

            99.6     Form of Financial Guaranty Assurance Policy(1)

            99.7     Form of GEMICO Mortgage Pool Insurance Policy(1)

            99.8     Form of PMI Mortgage Insurance Co. Pool Insurance Policy(1)

            99.9     Form of Prospectus Supplement for Bonds
                           secured by fixed-rate mortgage loans(7)

            99.10    Copy of Series 2 Bond Insurance Policy issued
                           by Financial Guaranty Insurance Company(4)

            99.11    Saxon Mortgage Funding Corporation Servicing
                           Guide for Credit Sensitive Loans,
                           dated February 1, 1995(4)

            99.12    Copy of Series 3 Financial Guaranty Insurance
                           Policy issued by Financial Security
                           Assurance Inc.(5)

            99.13    Copy of Series 4 Financial Guaranty Insurance
                           Policy issued by Financial Security
                           Assurance Inc.(6)

            99.14    Standard Terms to Master Servicing Agreement,
                           dated as of June 1, 1995(6)

            99.15    Copy of Series 5 Financial Guaranty Insurance
                           Policy issued by MBIA Insurance Corporation(8)

            99.16    Copy of Series 6 Financial Guaranty Insurance
                           Policy issued by MBIA Insurance Corporation(9)

            99.17    Copy of Series 7 Financial Guaranty Insurance
                           Policy issued by MBIA Insurance Corporation(10)

            99.18    Copy of Series 8 Financial Guaranty Insurance
                           Policy issued by Financial Security
                           Assurance Inc.(11)

----------------------
(1) Incorporated herein by reference to Exhibit to the Registrant's Registration Statement on Form S-3 (No. 33-83524) filed August 31, 1994.

(2) Incorporated herein by reference to Exhibit to the Registrant's Pre-Effective Amendment No. 1 to Registration Statement on Form S-3 (No. 33-83524) filed October 6, 1994.

(3) Incorporated herein by reference to Exhibit to the Registrant's Current Report on Form 8-K (File No. 03992), filed December 19, 1994.

(4) Incorporated herein by reference to Exhibit to the Registrant's Current Report on Form 8-K (File No. 03992), filed March 8, 1995.

(5) Incorporated herein by reference to Exhibit to the Registrant's Current Report on Form 8-K (File No. 03992), filed April 21, 1995.

(6) Incorporated herein by reference to Exhibit to the Registrant's Current Report on Form 8-K (File No. 03992), filed July 10, 1995.

(7) Incorporated herein by reference to Exhibit to the Registrant's Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (No. 33-83524) filed August 4, 1995.

(8) Incorporated herein by reference to Exhibit to the Registrant's Current Report on Form 8-K (File No. 03992), filed November 15, 1995.

(9) Incorporated herein by reference to Exhibit to the Registrant's Current Report on Form 8-K (File No. 03992), filed March 21, 1996.

(10) Incorporated herein by reference to Exhibit to the Registrant's Current Report on Form 8-K (File No. 03992), filed June 19, 1996.

(11) Incorporated herein by reference to Exhibit to the Registrant's Current Report on Form 8-K (File No. 03992), filed October 9, 1996.

Item 17.  Undertakings.

    (a)     The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                     (ii) To reflect in the Prospectus any facts or events
            arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                     (iii) To include any material information with respect to
            the plan of distribution not previously disclosed in the Registration Statement or any material change of such information in the Registration Statement; provided, however, that paragraphs
            (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in the post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
            Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are included by reference in the Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Henrico, Commonwealth of Virginia, on November 5, 1996.

                            MERIT SECURITIES CORPORATION

                            By:  /s/  Thomas H. Potts

                                      Thomas H. Potts
                                      Chairman of the Board
                                      and President

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Principal Executive Officer:

/s/   Thomas H. Potts
---------------------------------
      Thomas H. Potts
      Chairman of the Board
      and President                                        November 5, 1996

Principal Financial and Accounting Officer:

/s/   Lynn K. Geurin
---------------------------------
      Lynn K. Geurin
      Treasurer and Chief
      Financial Officer                                    November 5, 1996

Majority of the Board of Directors:
      Thomas H. Potts, J. Thomas O'Brien, Jr.,

      John C. Stevenson, Jr.

By:   /s/  Thomas H. Potts
----------------------------------
           Thomas H. Potts                                 November 5, 1996

By:   /s/  J. Thomas O'Brien, Jr.
----------------------------------
           J. Thomas O'Brien, Jr.                          November 5, 1996

By:   /s/  John C. Stevenson, Jr.
----------------------------------
           John C. Stevenson, Jr.                          November 5, 1996

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------




                                    EXHIBITS

                                       TO

                                    FORM S-3

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933

                               ------------------




                          MERIT Securities Corporation

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                                 November, 1996

                                INDEX TO EXHIBITS

Number            Description                                         Page

1.1               Underwriting Agreement Standard Provisions,
                       dated August 1994(1)

1.2               Underwriting Agreement Standard Provisions,
                       dated April 1995(5)

1.3               Underwriting Agreement Standard Provisions,
                       dated July 1995(7)

3.1               Amended and Restated Articles of Incorporation
                       of Registrant, effective April 19, 1995(5)

3.2               Bylaws of Registrant(1)

4.1               Indenture between Registrant and Trustee,
                       dated as of August 1, 1994(1)

4.2               Form of Supplemental Indenture between
                       Registrant and Trustee(1)

4.3               Indenture between Registrant and Trustee,
                       dated as of November 1, 1994(3)

4.4               Series 1 Indenture Supplement, dated as of
                       November 1, 1994, by and between
                       Registrant and Trustee(3)

4.5               Series 2 Indenture Supplement, dated as of
                       February 1, 1995, by and between
                       Registrant and Trustee(4)

4.6               Series 3 Indenture Supplement, dated as of
                       March 1, 1995, by and between
                       Registrant and Trustee(5)

4.7               Series 4 Indenture Supplement, dated as of
                       June 1, 1995, by and between
                       Registrant and Trustee(6)

4.8               Series 5 Indenture Supplement, dated as of
                       October 1, 1995, by and between
                       Registrant and Trustee(8)

4.9               Series 6 Indenture Supplement, dated as of
                       February 1, 1996, by and between
                       Registrant and Trustee(9)

4.10              Series 7 Indenture Supplement, dated as of
                       May 1, 1996, by and between
                       Registrant and Trustee(10)

4.11              Series 8 Indenture Supplement, dated as of
                       September 1, 1996, by and between
                       Registrant and Trustee(11)

5.1               Opinion of Hunton & Williams................................

8.1               Tax Opinion of Hunton & Williams re: Debt
                       Securities.............................................

23.1              Consent of Hunton & Williams is contained in their
                       opinions filed as Exhibits 5.1 and 8.1

25.1              Form T-1....................................................

99.1              Standard Provisions to Servicing Agreement(1)

99.2              Form of Servicing Agreement(1)

99.3              Standard Terms to Master Servicing Agreement
                       dated as of August 1, 1994(1)

99.4              Form of Master Servicing Agreement(1)

99.5              Form of Prospectus Supplement for Bonds
                       secured by adjustable-rate mortgage loans(7)

99.6              Form of Financial Guaranty Assurance Policy(1)

99.7              Form of GEMICO Mortgage Pool Insurance Policy(1)

99.8              Form of PMI Mortgage Insurance Co. Pool Insurance Policy(1)

99.9              Form of Prospectus Supplement for Bonds
                       secured by fixed-rate mortgage loans(7)

99.10             Copy of Series 2 Bond Insurance Policy
                       issued by Financial Guaranty Insurance Company(4)

99.11             Saxon Mortgage Funding Corporation Servicing
                       Guide for Credit Sensitive Loans, dated
                       February 1, 1995(4)

99.12             Copy of Series 3 Financial Guaranty Insurance
                       Policy issued by Financial Security
                       Assurance Inc.(5)

99.13             Copy of Series 4 Financial Guaranty Insurance
                       Policy issued by Financial Security
                       Assurance Inc.(6)

99.14             Standard Terms to Master Servicing Agreement,
                       dated as of June 1, 1995(6)

99.15             Copy of Series 5 Financial Guaranty Insurance
                       Policy issued by MBIA Insurance Corporation(8)

99.16             Copy of Series 6 Financial Guaranty Insurance
                       Policy issued by MBIA Insurance Corporation(9)

99.17             Copy of Series 7 Financial Guaranty Insurance
                       Policy issued by MBIA Insurance Corporation(10)

99.18             Copy of Series 8 Financial Guaranty Insurance
                       Policy issued by Financial Security Assurance Inc.(11)

----------------
(1) Incorporated herein by reference to Exhibit to the Registrant's Registration Statement on Form S-3 (No. 33-83524), filed August 31, 1994.

(2) Incorporated herein by reference to Exhibit to the Registrant's Pre-Effective Amendment No. 1 to Registration Statement on Form S-3 (No. 33-83524), filed October 6, 1994.

(3) Incorporated herein by reference to Exhibit to the Registrant's Current Report on Form 8-K (File No. 03992), filed December 19, 1994.

(4) Incorporated herein by reference to Exhibit to the Registrant's Current Report on Form 8-K (File No. 03992), filed March 8, 1995.

(5) Incorporated herein by reference to Exhibit to the Registrant's Current Report on Form 8-K (File No. 03992), filed April 21, 1995.

(6) Incorporated herein by reference to Exhibit to the Registrant's Current Report on Form 8-K (File No. 03992), filed July 10, 1995.

(7) Incorporated herein by reference to Exhibit to the Registrant's Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (No. 33-83524), filed August 4, 1995.

(8) Incorporated herein by reference to Exhibit to the Registrant's Current Report on Form 8-K (File No. 03992), filed November 15, 1995.

(9) Incorporated herein by reference to Exhibit to the Registrant's Current Report on Form 8-K (File No. 03992), filed March 21, 1996.

(10) Incorporated herein by reference to Exhibit to the Registrant's Current Report on Form 8-K (File No. 03992), filed June 19, 1996.

(11) Incorporated herein by reference to Exhibit to the Registrant's Current Report on Form 8-K (File No. 03992), filed October 9, 1996.